EXECUTION COPY

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            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  Depositor



                          FIRST UNION NATIONAL BANK,
                                   Servicer


                            LENNAR PARTNERS, INC.,
                               Special Servicer



                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   Trustee



                       POOLING AND SERVICING AGREEMENT

                        Dated as of December 11, 1997


                                $1,465,990,190

                Commercial Mortgage Pass-Through Certificates

                                Series 1997-C2


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                              TABLE OF CONTENTS


                                  ARTICLE I

                                 DEFINITIONS

SECTION 1.01.     Defined Terms  .  .  .  .  .  .  .  .  .  .  .  .  .  .    5
SECTION 1.02.     Certain Calculations .  .  .  .  .  .  .  .  .  .  .  .   60
SECTION 1.03.     Loan Identification Convention .  .  . .  .  .  .  .  .   62
SECTION 1.04.     Construction Loan Servicing Account Convention  .  .  .   62

                                  ARTICLE II

                             CONVEYANCE OF LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES



SECTION 2.01.     Conveyance of Loans  .  .  .  .  .  .  .  .  .  .  .  .   63
SECTION 2.02.     Acceptance by Trustee  .  .  .  .  .  .  .  .   .  .  .   65
SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller's Repurchase of Loans for Defects in Mortgage Files and Breaches of Representations and Warranties. . . . . . . . . . . . . . . . 67
SECTION 2.04.     Execution of Certificates  .  .  .  .  .  .  .  .  .  .   69

                                 ARTICLE III

                              ADMINISTRATION AND
                         SERVICING OF THE TRUST FUND

SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Loans . . . . 70
SECTION 3.02.     Collection of Loan Payments  .  .  .  .  .  .  .  .  .  . 72
SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts . . . . . . . . . . . . . 73
SECTION 3.04. The Certificate Account, Distribution Accounts, Excess Interest Distribution Account and Yield Protection Payment Account . . . . . . . . . . . . . . . . . 75
SECTION 3.05. Permitted Withdrawals from the Certificate Account and the Distribution Accounts . . . . . . . . . . . . 78
SECTION 3.06. Investment of Funds in the Certificate Account, Servicing Accounts, Cash Collateral Accounts, the Excess Interest Distribution Account, the Yield Protection Payment Account, the Interest Reserve Account and the REO Account . . . 82
SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage . . . . . . . . . . . . . . 85
SECTION 3.08. Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions. . . . . 89
SECTION 3.09.     Realization upon Defaulted Loans .  .  .  .  .  .  .  .   94
SECTION 3.10.     Trustee to Cooperate; Release of Mortgage Files  .  .     97
SECTION 3.11.     Servicing Compensation .  .  .  .  .  .  .  .  .  .  .    98
SECTION 3.12.     Reports to the Trustee; Certificate Account Statements.  103
SECTION 3.13.     Annual Statement as to Compliance  .  .  .  .  .   .  .  106
SECTION 3.14.     Reports by Independent Public Accountants  .  .  . .  .  107
SECTION 3.15.     Access to Certain Information  .  .  .  .  .  .  . .  .  107
SECTION 3.16.     Title to REO Property; REO Account .  .  .  .  .   .  .  108
SECTION 3.17.     Management of REO Property .  .  .  .  .  .  .  .  .  .  109
SECTION 3.18.     Sale of Defaulted Loans and REO Properties .  .  . .  .  111
SECTION 3.19. Additional Obligations of the Servicer and Special Servicer; Inspections; Appraisals . . . . . . . . . . . 113
SECTION 3.20.     Modifications, Waivers, Amendments and Consents .  .  .  116
SECTION 3.21. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report . . . . . . . 120
SECTION 3.22.     Sub-Servicing Agreements.  .  .  .  .  .  .  .  .  .  .  124
SECTION 3.23.     Representations and Warranties of the Servicer  .  .  .  126
SECTION 3.24.     Representations and Warranties of the Special Servicer.  128
SECTION 3.25.     Construction Loans .  .  .  .  .  .  .  .  .  .  .    .  130
SECTION 3.26.     RESERVED .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  141
SECTION 3.27.     Limitation on Liability of the Directing
                  Certificateholder .  .  .  .  .  .  .  .  .  .  .  .   141
SECTION 3.28.     Reports to the Securities and Exchange Commission; Available
                 Information  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  142
SECTION 3.29.     Lock-Box Accounts and Servicing Accounts .  .  ..  .  .  144
SECTION 3.30.     Interest Reserve Account .  .  .  .  .  .  .  . .  .  .  145
SECTION 3.31.     Limitations on and Authorizations of the Servicer and
                 Special Servicer with Respect to Certain Loans . .  .  .  145
SECTION 3.32.     REMIC Administration .  .  .  .  .  .  .  .  .  .  .  .  148

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.     Distributions  .  .  .  .  .  .  .  .  .  .  .  .  .  .  152
SECTION 4.02.     Statements to Certificateholders; Reports by Trustee; Other
                 Information Available to the Holders and Others  .  .  .  160
SECTION 4.03.     P&I Advances; Yield Protection Payment Advances    .  .  165
SECTION 4.04.     Allocation of Collateral Support Deficit .  .  .   .  .  168
SECTION 4.05.     Appraisal Reductions .  .  .  .  .  .  .  .  .  .  .  .  169
SECTION 4.06.     Certificate Deferred Interest  .  .  .  .  .  .    .  .  170
SECTION 4.07.     Grantor Trust Reporting  .  .  .  .  .  .    .  .  .  .  170

                                  ARTICLE V

                               THE CERTIFICATES

SECTION 5.01.     The Certificates .  .  .  .  .  .  .  .  .   .  .  .  .  172
SECTION 5.02.     Registration of Transfer and Exchange of Certificates .  174
SECTION 5.03.     Book-Entry Certificates  .  .  .  .  .  .  .  .  .    .  181
SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates  .  .  183
SECTION 5.05.     Persons Deemed Owners  .  .  .  .  .  .  .  .   .  .  .  184

                                  ARTICLE VI

                              THE DEPOSITOR, THE
                      SERVICER AND THE SPECIAL SERVICER

SECTION 6.01.     Liability of the Depositor, the Servicer and the Special
                 Servicer .  .  .  .  .  .  .  .  .  .  .  .  .   .  .  .  185
SECTION 6.02.     Merger, Consolidation or Conversion of the Depositor, the
                 Servicer or the Special Servicer .  .  .  .  .   .  .  .  185
SECTION 6.03.     Limitation on Liability of the Depositor,
                 the Servicer, the Special Servicer and Others  . .  .  .  185
SECTION 6.04.     Depositor, Servicer and Special Servicer Not to Resign.  187
SECTION 6.05.     Rights of the Depositor in Respect of the Servicer and the
                 Special Servicer .  .  .  .  .  .  .  .  .  .  .    .  .  188


                                 ARTICLE VII

                                   DEFAULT

SECTION 7.01.     Events of Default; Servicer and Special Servicer
                   Termination.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  189
SECTION 7.02.     Trustee to Act; Appointment of Successor .   .  .  .  .  192
SECTION 7.03.     Notification to Certificateholders .  .  .   .  .  .  .  193
SECTION 7.04.     Waiver of Events of Default  .  .  .  .  .   .  .  .  .  193
SECTION 7.05.     Trustee Advances .  .  .  .  .  .  .  .  .   .  .  .  .  194


                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

SECTION 8.01.     Duties of Trustee  .  .  .  .  .  .  .  .  . .  .  .  .  195
SECTION 8.02.     Certain Matters Affecting the Trustee  .  .  .  .  .  .  196
SECTION 8.03.     Trustee Not Liable for Validity or Sufficiency of
                 Certificates or Loans  .  .  .  .  .  .  .  . .  .  .  .  198
SECTION 8.04.     Trustee May Own Certificates .  .  .  .  .  .  .   .  .  198
SECTION 8.05.     Fees and Expenses of Trustee; Indemnification of Trustee 199
SECTION 8.06.     Eligibility Requirements for Trustee .  .  .  .    .  .  199
SECTION 8.07.     Resignation and Removal of the Trustee .  .  .  .  .  .  200
SECTION 8.08.     Successor Trustee  .  .  .  .  .  .  .  .  .  .    .  .  201
SECTION 8.09.     Merger or Consolidation of Trustee .  .  .  .  .   .  .  202
SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee  .  .   .  202
SECTION 8.11.     Appointment of Custodians  .  .  .  .  .  .  .  .  .  .  203
SECTION 8.12.     Access to Certain Information  .  .  .  .  .  .  .    .  203
SECTION 8.13.     Representations and Warranties of the Trustee  .  .   .  206


                                  ARTICLE IX

                      TERMINATION; PURCHASE OF ARD LOANS

SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Loans  208
SECTION 9.02.     Additional Termination Requirements .  .  .  .  .  .  .  210
SECTION 9.03.     Purchase of ARD Loans.  .  .  .  .  .  .  .  .  .  .  .  211


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

SECTION 10.01.    Amendment  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   212
SECTION 10.02.    Recordation of Agreement; Counterparts .  .  .  .  .  .  214
SECTION 10.03.    Limitation on Rights of Certificateholders .  .  . .  .  214
SECTION 10.04.    Governing Law  .  .  .  .  .  .  .  .  .  .  .  .  .  .  215
SECTION 10.05.    Notices  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  216
SECTION 10.06.    Severability of Provisions .  .  .  .  .  .  .  .  .  .  216
SECTION 10.07.    Grant of a Security Interest .  .  .  .  .  .  .  .   .  217
SECTION 10.08.    Successors and Assigns; Beneficiaries  .  .  .  .  .  .  217
SECTION 10.09.    Article and Section Headings .  .  .  .  .  .  .  .   .  217
SECTION 10.10.    Notices  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  217


                                   EXHIBITS

Exhibit A-1      Form of Class A Certificate
Exhibit A-2      (RESERVED)
Exhibit A-3      Form of Class A-X Certificate
Exhibit A-4      Form of Fixed Rate Mezzanine Certificate
Exhibit A-5      Form of Adjustable Rate Certificate
Exhibit A-6      Form of Class V-1 Certificate
Exhibit A-7      Form of Residual Certificate
Exhibit B        Mortgage Loan Schedule
Exhibit C        Form of Investment Representation Letter
Exhibit D-1      Form of Transfer Affidavit
Exhibit D-2      Form of Transferor Letter
Exhibit E        (RESERVED)
Exhibit F        Form of Request for Release
Exhibit G        (RESERVED)
Exhibit H        (RESERVED)
Exhibit I-1      Form of Comparative Financial Status Report
Exhibit I-2      Form of Delinquent Loan Status Report
Exhibit I-3      Form of Historical Loan Modification Report
Exhibit I-4      Form of Historical Loss Estimate Report
Exhibit I-5      Form of REO Status Report
Exhibit I-6      Form of Servicer Watch List
Exhibit I-7      Form of Operating Statement Analysis Report
Exhibit J        (RESERVED)
Exhibit K        Form of Lost Note Affidavit
Exhibit L        Yield Protection Payment Percentages for Class A-X
                 Certificates
Exhibit M        Form of Draw Request from CVS Interim Servicing
                 Agreement
Exhibit N        Form of Construction Loan Accounting Reports Pursuant to
                 Section 3.25(u)


    This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of December 11, 1997, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

                            PRELIMINARY STATEMENT:

    The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of 185 multifamily and commercial mortgage loans (the "Loans"). As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

    The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each class of certificates comprising the interests in the Upper-Tier REMIC created hereunder:


                               UPPER-TIER REMIC


                                        Original
                                   Certificate Balance
                                 (or, in the case of the
                                          Class                 Initial
                                    A-X Certificates,        Ratings/(1)/
    Class                               Original             Fitch/Moody's
 Designation  Pass-Through Rate     Notional Balance)            /S&P
 -----------  -----------------     -----------------            ----

Class A-1           6.40%            $  151,212,000           AAA/Aaa/AAA
Class A-2           6.52%            $  322,346,000           AAA/Aaa/AAA
Class A-3           6.55%            $  523,315,000           AAA/AAa/AAA
Class A-X            (2)           $ 1,465,990,190(3)         AAA/Aaa/NR
Class B             6.72%            $    95,289,000           AA/Aa2/NR
Class C             6.85%            $   80,630,000             A/A2/NR
Class D             7.27%            $   95,289,000          BBB-/Baa2/NR
Class E             7.46%            $   25,655,000           NR/Baa3/NR
Class F              (4)             $   73,299,000            BB/NR/NR
Class G              (4)             $   14,660,000            BB-/NR/NR
Class H              (4)             $   29,320,000             B/B2/NR
Class I              (4)             $   14,660,000            B-/B3/NR
Class J              (4)              $  40,315,190            NR/NR/NR
Class R            None(5)               None(5)                  NA


_______________

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2) The Class A-X Pass-Through Rate, as defined herein.
(3) Original Notional Balance.   The Class A-X Certificates will not have a
    Certificate Balance and will not be entitled to receive distributions of principal.
(4) The Pass-Through Rates on the Class F, Class G, Class H, Class I and Class J Certificates will equal the lesser of 7.46% and the Weighted Average Net Mortgage Rate.
(5) The Class R Certificates will not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions
    of Prepayment Premiums or Yield Maintenance Charges.   Any Available
    Distribution Amount remaining in the Upper-Tier Distribution Account, after all required distributions under this Agreement have been made to each other Class of Certificates, will be distributed to the Holders of the Class R Certificates.

    The Class A-1, Class A-2, Class A-3, Class A-X, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class I, and Class J Certificates (in each case, excluding the right to receive Yield Protection Payments) will evidence "regular interests" in the Upper-Tier REMIC created
hereunder.   The sole Class of "residual interests" in the Upper-Tier REMIC
created hereunder will be evidenced by the Class R Certificates.   The
Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI and Class LJ Uncertificated Interests (in each case, excluding the right to receive Yield Protection Payments) will
evidence "regular interests" in the Lower-Tier REMIC created hereunder.   The
sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

    The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests:

                               LOWER-TIER REMIC


      Class            Interest Rate        Original Lower-Tier Principal
      -----            -------------        -----------------------------

Class LA-1                  (1)                      $151,212,000
Class LA-2                  (1)                      $322,346,000
Class LA-3                  (1)                      $523,315,000
Class LB                    (1)                      $ 95,289,000
Class LC                    (1)                      $ 80,630,000
Class LD                    (1)                      $ 95,289,000
Class LE                    (1)                      $ 25,655,000
Class LF                    (1)                      $ 73,299,000
Class LG                    (1)                      $ 14,660,000
Class LH                    (1)                      $ 29,320,000
Class LI                    (1)                      $ 14,660,000
Class LJ                    (1)                      $ 40,315,190
Class LR                  None(2)                      None(2)

----------------------
(1) The interest rate of each of the indicated classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.
(2) The Class LR Certificates do not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums, Yield Maintenance Charges or
        Yield Protection Payments.   Any Available Distribution Amount
        remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

    The parties intend that (i) the portion of the Trust Fund representing Excess Interest, the Excess Interest Distribution Account, Yield Protection Payments and the Yield Protection Payment Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code, (ii) the Class V-1 Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account and (iii) the Class A-X Certificates and any other Class of Regular Certificates that receives payment of an Additional Collateral Prepayment Amount will represent undivided beneficial interests in the portion of the Trust Fund consisting of Yield Protection Payments and the Yield Protection Payment Account.

    As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,465,990,190.

    In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer and the Trustee agree as follows:


                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

    SECTION 1.01.     Defined Terms.
                      -------------

    Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

    "Accrued Certificate Interest Amount":  With respect to each
Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X Certificates, on the Notional Balance thereof) immediately prior to
such Distribution Date, commencing in the month of the Closing Date.   The
Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

    "Accountant's Statement":  As defined in Section 3.14.

    "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulation section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

    "Actual/360 Loans": The Loans indicated by the term "Act/360" under the column heading "Interest Calc." in the Mortgage Loan Schedule.

    "Additional Collateral": With respect to each Additional Collateral Loan, a cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

    "Additional Collateral Loan": Any one of the Loans designated as Loan Nos. 8, 11 and 15 in the Mortgage Loan Schedule.

    "Additional Collateral Prepayment Amount": As to any Distribution Date and any Additional Collateral Loan, the amount of the related Additional Collateral paid as a Principal Prepayment on such Additional Collateral Loan during the related Due Period in connection with the related Borrower's failure to satisfy the conditions relating to the payment of such Additional Collateral to such Borrower (other than by reason of an event of default under such Additional Collateral Loan).

    "Advance":  Any P&I Advance or Servicing Advance.

    "Adverse REMIC Event":  As defined in Section 3.32.

    "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified
Person.   For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agent":  As defined in Section 5.02(d)(i)(A).

    "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

    "Allocated Loan Amount": With respect to each Mortgaged Property, the portion of the principal amount of the related Loan allocated to such Mortgaged Property in the applicable Mortgage or Loan Agreement.

    "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.13 hereof and an annual report of an Independent accountant required pursuant to Section 3.14 hereof.

    "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

    "Appraisal": An appraisal prepared in accordance with 12 C.F.R. Section225.64 by an Appraiser selected by the Servicer or Special Servicer, as applicable.

    "Appraisal Reduction": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer equal to the excess, if any, of (a) the Stated Principal Balance of such Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property as determined (a) by one or more Appraisals with respect to any Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (b) by an Appraisal (or an update of a prior Appraisal) or an internal valuation performed by the Special Servicer with respect to any Loan with an outstanding principal balance less than $2,000,000 over
(ii) the sum of (x) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (y) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Loan and (z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed).

    Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Loan or the related REO Property will be reduced to zero as of the date such Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

    "Appraisal Reduction Amount": With respect to any Distribution Date and any Loan for which an Appraisal Reduction has been calculated, an amount equal to the product of (i) the Reduction Rate for such Distribution Date and
(ii) the Appraisal Reduction with respect to such Loan.

    "Appraisal Reduction Event":  With respect to any Loan, the earliest of
(i) the third anniversary of the date on which the first extension of the Maturity Date of such Loan becomes effective as a result of a modification of such Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the aggregate amount of Monthly Payments on the Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) 60 days after a Mortgagor declares bankruptcy or has become the subject of a decree or order for a bankruptcy proceeding (other than the bankruptcy proceedings with respect to the Mortgagor under Loan No. 29 or the Mortgagor under Loan No. 46 during the period in which each of them is involved in the bankruptcy proceedings to which they were subject on the Cut-off Date) that shall have remained in force undischarged or unstayed, and (vi) immediately after a Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur
          --------  -------
at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

    "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Loan.

    "Appraiser": An Independent nationally recognized MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

    "ARD Loan":  A Loan that is designated as such on the Mortgage Loan
Schedule.

    "Asset Status Report":  As defined in Section 3.21(e).

    "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Mortgagor, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

    "Assumed Scheduled Payment": For any Due Period and with respect to any Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Loan, and (b) interest on the Stated Principal Balance of such Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate).

    "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

    "Available Distribution Amount":      With respect to any Distribution
Date, an amount equal to the sum (without duplication) of:

    (a) the aggregate amount received on the Loans (and any related REO Properties) and on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the close of business on the Business Day preceding the related Servicer Remittance Date (including funds released from the Interest Reserve Account for distribution on such Distribution Date), exclusive of the following amounts:

    (i) all Monthly Payments collected but due on a Due Date following the end of the related Due Period;

     (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds and other unscheduled recoveries received or deemed received subsequent to the related Determination Date;

    (iii) all amounts in the Certificate Account that are payable or reimbursable to any Person from such account pursuant to clauses
             (ii) through (xvii), inclusive, of Section 3.05(a);

     (iv) all amounts in the Lower-Tier Distribution Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (iv), inclusive, of Section 3.05(b);

    (v) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

     (vi) all amounts deposited in the Certificate Account or the Lower-Tier Distribution Account, as the case may be, in error;

    (vii) any net interest or net investment income on funds on deposit in the Certificate Account, the Excess Interest Distribution Account, the Yield Protection Payment Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

   (viii) with respect to those Loans that are Actual/360 Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or any January in a year immediately preceding a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Loans as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rates to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.30; and

     (ix)    Excess Interest.

    (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Loans from the REO Account to the Certificate Account for such Distribution Date pursuant to
Section 3.16(c); and

    (c) the aggregate amount of any P&I Advances made in respect of the Loans by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (net of the related Trustee Fee with respect to any such Loans as to which such P&I Advances are made).

    "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

    "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

    "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

    "Bankruptcy Event:  As defined in Section 3.08(a)(v)(G).

    "Base Interest Fraction":  With respect to any Principal Prepayment on any Loan and with respect to any of the Class A, Class B, Class C, Class D and Class E Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
(ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that under no circumstances shall the
                      --------  -------
Base Interest Fraction be greater than one, and provided further that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall equal zero.

    "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

    "Borrower": With respect to any Loan, any obligor or obligors on any related Note or Notes.

    "Breach":  As defined in Section 2.03(b).

    "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Florida, New York, Minnesota, Maryland or North Carolina are authorized or obligated by law or executive order to remain closed.

    "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the Mortgage
Loan Seller's interest in the Loans.   Any Cash Collateral Account shall be
beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

    "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

    "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Certificate": Any one of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

    "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall be entitled "First Union National Bank, in trust for Norwest Bank Minnesota, National Association, as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 1997-C2, Certificate Account".   Any such account or
accounts shall be an Eligible Account and shall be part of the Lower-Tier
REMIC.

    "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(a)(iii)).

    "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

    "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for
                                           --------  -------
the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the
Special Servicer, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; provided, however, the Servicer and Special Servicer shall be
           --------  -------
entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and provided further,
                                                       -------- -------
however, that such restrictions will not apply to the exercise of the Special
-------
Servicer's rights as a member of the Controlling Class.   The Trustee shall be
entitled to request and conclusively rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided,
                                                                   --------
however, that the parties hereto shall be required to recognize as a "Holder"
-------
or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

    "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

    "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

    "Change Order":  As defined in Section 3.25(h).

    "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical)
Class designation.

    "Class A Certificate":  Any Class A-1, Class A-2 or Class A-3
Certificate.

    "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

    "Class A-1 Pass-Through Rate":      6.40% per annum.

    "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.


    "Class A-2 Pass-Through Rate":      6.52% per annum.

    "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-1 hereto.

    "Class A-3 Pass-Through Rate":      6.55% per annum.

    "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-3 hereto.

    "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the principal balance of each class of Uncertificated Lower-Tier Interests immediately prior to such Distribution Date and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such principal balances.

    "Class A-X Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

    "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-4 hereto.

    "Class B Pass-Through Rate":     6.72% per annum.

    "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

    "Class C Pass-Through Rate":      6.85% per annum.

    "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-4 hereto.

    "Class D Pass-Through Rate":      7.27% per annum.

    "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-4 hereto.

    "Class E Pass-Through Rate":  7.46% per annum.

    "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-5 hereto.

    "Class F Pass-Through Rate":  As to any Distribution Date, a per annum
rate equal to the lesser of (i)   7.46% per annum and (ii) the Weighted
Average Net Mortgage Rate for such Distribution Date.

    "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-5 hereto.

    "Class G Pass-Through Rate":  As to any Distribution Date, a per annum
rate equal to the lesser of (i)   7.46% per annum and (ii) the Weighted
Average Net Mortgage Rate for such Distribution Date.

    "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-5 hereto.

    "Class H Pass-Through Rate":  As to any Distribution Date, a per annum
rate equal to the lesser of (i)   7.46% per annum and (ii) the Weighted
Average Net Mortgage Rate for such Distribution Date.

    "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-5 hereto.

    "Class I Pass-Through Rate":  As to any Distribution Date, a per annum
rate equal to the lesser of (i)   7.46% per annum and (ii) the Weighted
Average Net Mortgage Rate for such Distribution Date.

    "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-5 hereto.

    "Class J Pass-Through Rate":  As to any Distribution Date, a per annum
rate equal to the lesser of (i)   7.46% per annum and (ii) the Weighted
Average Net Mortgage Rate for such Distribution Date.

    "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LA-3 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LI Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

    "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-7 hereto.

    "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-7 hereto.

    "Class V-1 Certificate":  A Certificate designated as "Class V-1" on the
face thereof, in the form of Exhibit A-6 hereto.   The V-1 Certificates have
no Pass-Through Rate, Certificate Balance or notional balance.

    "Closing Date":  December 19, 1997.

    "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

    "Collateral Support Deficit":  As defined in Section 4.04.

    "Commission":  The Securities and Exchange Commission.

    "Comparative Financial Status Report": A report substantially containing the information described in Exhibit I-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Loan based on the most current financial information received as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year to date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off
Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller.

    "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

        Class LA-1 Component:    The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class A-1
                                 Pass-Through Rate.

        Class LA-2 Component:    The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class A-2
                                 Pass-Through Rate.

        Class LA-3 Component:    The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class A-3
                                 Pass-Through Rate.

        Class LB Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class B
                                 Pass-Through Rate.

        Class LC Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class C
                                 Pass-Through Rate.

        Class LD Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class D
                                 Pass-Through Rate.

        Class LE Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class E
                                 Pass-Through Rate.

        Class LF Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class F
                                 Pass-Through Rate for such Distribution
                                 Date.

        Class LG Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class G
                                 Pass-Through Rate for such Distribution
                                 Date.

        Class LH Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class H
                                 Pass-Through Rate for such Distribution
                                 Date.

        Class LI Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class I
                                 Pass-Through Rate for such Distribution
                                 Date.

        Class LJ Component:      The amount, if any, by which the Weighted
                                 Average Net Mortgage Rate for such
                                 Distribution Date exceeds the Class J
                                 Pass-Through Rate for such Distribution
                                 Date.

    "Construction Borrower": With respect to any Construction Loan, the obligor on the related Note.

    "Construction Budget":   With respect to any Construction Loan, that
portion of the budget for the construction of the CVS Improvements on the related Mortgaged Property that is allocated to the construction of the CVS Store to be built as part of such CVS Improvements and specifically not including any land acquisition costs, site improvement costs, Loan closing costs, soft costs or the Construction Loan Interest Reserve.

    "Construction Developer": With respect to any Construction Loan, the developer chosen by the related Construction Borrower or by CVS to develop and construct CVS Improvements on the Mortgaged Property securing such Construction Loan.

    "Construction Funding Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(r).

    "Construction Lender": With respect to any Construction Loan, the original lender making such Construction Loan to a Construction Borrower or, if applicable, the Trustee, on behalf of the Trust Fund, as assignee of such lender's interest in such Construction Loan.

    "Construction Loan": Any one of Loan Nos. 122, 127, 133, 135, 141, 142, 145, 148, 149, 155, 156, 158, 160, 161, 162, 164, 168 or 169.

    "Construction Loan Excess Funds": As defined in Section 3.25(k).

    "Construction Loan Interest Reserve": With respect to any Construction Loan, the funds designated by the Construction Lender for allocation to the related Construction Loan Interest Reserve Sub-Account and intended for the purpose of funding the required debt service set forth in the related CSFB Construction Loan Agreement and Note for the period commencing with the closing of such Construction Loan and ending on (and including) the Due Date immediately succeeding the related Date of Rent Commencement.

    "Construction Loan Interest Reserve Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(q).

    "Construction Loan Lease": With respect to any Construction Loan, the related "Lease" (as defined in the related CSFB Construction Loan Agreement).

    "Construction Loan Phase": With respect to any Construction Loan, the period between (a) the closing of such Construction Loan and (b) the earlier of (i) the Substantial Completion of construction of the CVS Improvements on the Mortgaged Property securing such Construction Loan and (ii) the related Date of Rent Commencement.

    "Construction Loan Processing Fees": With respect to any Construction Loan, all commercially reasonable amounts received from the Construction Borrower for processing a loan modification, extension, assumption, demand, beneficiary statement, UCC filings, insurance claim or other loan service transaction, but not including any prepayment premiums.

    "Construction Loan Servicing Account": The account created and maintained by the Servicer pursuant to Section 3.25(m).

    "Construction Loan Servicing Fee": With respect to the Permanent Loan Phase of each Construction Loan, an annual fee of $750.00, payable monthly at $62.50.

    "Construction Loan Status Report": Any of the reports required to be prepared and/or delivered by the Servicer pursuant to Section 3.25(u).

    "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then
outstanding).   For purposes of determining, at any time, which Class is the
Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Loans as to which Liquidation Proceeds or other final payment has
not yet been received.   As of the Closing Date, the Controlling Class will be
the Class J Certificates.

    "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

    "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2 (telecopy number (410) 884-2360).

    "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan) and as to which Loan the Special Servicer has returned servicing to the Servicer pursuant to Section 3.21(a) (provided that no additional Servicing Transfer Event was foreseeable in the reasonable judgment of the Special Servicer).

    "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Loan.

    "Credit Support Crossover Date": The Distribution Date on which (i) the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero and (ii) the Certificate Balance of at least one Class of Class A-1 Certificates is greater than zero.

    "Crossed Loan": Any Loan which is cross-defaulted and cross-collateralized with any other Loan.

    "CSFB Construction Loan Agreement": With respect to each Construction Loan, that certain loan agreement by and between the Mortgage Loan Seller and the related Construction Borrower, pursuant to which such Construction Loan was made.

    "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or the Mortgage Loan Seller or an Affiliate of either of them.

    "Cut-off Date": December 11, 1997.

    "Cut-off Date Principal Balance": With respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

    "CVS": CVS Corporation, a Delaware corporation, and its successors and assigns.

    "CVS Improvements": The building and improvements constructed on a Mortgaged Property securing a Construction Loan.

    "CVS Interim Servicing Agreement": The interim servicing agreement dated July 17, 1997, between Credit Suisse First Boston Mortgage Capital LLC and GE Capital Loan Services, Inc. (formerly known as GE Capital Asset Management Corporation), as interim servicer.

    "CVS Project Manager": With respect to any Construction Loan, the person designated by CVS as having approval authority for the Project Plans and Specifications, budgets, Draw Requests and Change Orders relating to such Construction Loan.

    "CVS Store": With respect to any Construction Loan, the CVS drug store constructed on the related Mortgaged Property.

    "Date of Rent Commencement": With respect to any Construction Loan, the date identified as such in the related Construction Loan Lease.

    "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period; provided, however, that with respect to the Loans which initially
             --------  -------
pay interest only, the related Monthly Payment will be calculated (for purposes of this definition only) to include principal (based upon a 25-year amortization schedule) and interest payments from origination.

    "Default Interest": With respect to any Loan, interest accrued on such Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

    "Default Rate": With respect to each Loan, the per annum rate at which interest accrues on such Loan following any event of default on such Loan, including a default in the payment of a Monthly Payment or a Balloon Payment, as such rate is set forth on the Mortgage Loan Schedule.

    "Defaulted Loan": A Loan that is at least sixty days delinquent in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, such delinquency to be determined in either case without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note; provided, however, no Monthly Payment
                                     --------  -------
(other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

    "Defaulting Party":  As defined in Section 7.01(b).

    "Defect":  As defined in Section 2.02(e).

    "Deficient Valuation": With respect to any Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

    "Definitive Certificate":  As defined in Section 5.01(a).

    "Delinquent Loan Status Report": A report substantially containing the information described in Exhibit I-2 attached hereto, setting forth, among other things, a list of those Loans that, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, or current but Specially Serviced Loans or that were in foreclosure but
were not REO Loans.   The Servicer shall not include on the Delinquent Loan
Status Report any Loan that has not been delinquent at least one month after the related Due Date unless such Loan is a Specially Serviced Loan.

    "Denomination":  As defined in Section 5.01(a).

    "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

    "Depository":  The Depository Trust Company, or any successor Depository
hereafter named.   The nominee of the initial Depository for purposes of
registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act.

    "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

    "Depository Rules":  As defined in Section 5.02(b).

    "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the immediately succeeding Business Day.

    "Directing Certificateholder": The Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such
                             --------  -------
selection, or (ii) until a Directing Certificateholder is so selected or
(iii) upon receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

    "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee
                                        --------  -------
(or the Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property.

    "Discount Rate": The rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, plus, if required under the related Loan, the number of basis points set forth in the related Note to be added to the discount rate calculable pursuant to such Note when calculating the related yield maintenance charge.

    "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in
Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person.   The terms
"United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

    "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

    "Distribution Date": The 17th day of any month, or if such 17th day is not a Business Day, the immediately succeeding Business Day, commencing in January 1998; provided, however, that no Distribution Date shall fall on a
              --------  -------
date that is fewer than four Business Days after the related Determination
Date.

    "Distribution Date Statement":  As defined in Section 4.02(a).

    "Draw Request": A request by or on behalf of a Construction Borrower for funds pursuant to Section 3.25(e).

    "Due Date": With respect to (i) any Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan had been scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan had been scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments).

    "Due Period": With respect to each Distribution Date, the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the Determination Date of the month in which such Distribution Date occurs.

    "ECC Loan":  As defined in Section 3.09(i).

    "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term unsecured debt obligations of which are rated at least "AA-" by Fitch (if rated by Fitch (or, if not rated by Fitch, such other account or accounts with respect to which Fitch shall have confirmed in writing that the then-current rating assigned to any Class of Certificates that is currently being rated by Fitch will not be qualified, downgraded or withdrawn by reason thereof)), "AA-" by S&P and "Aa3", by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "A-1" from S&P, "P-1" by Moody's and "F-1+" from Fitch (if rated by Fitch (or, if not rated by Fitch, such other account or accounts with respect to which Fitch shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by Fitch will not be qualified, downgraded or withdrawn by reason thereof)) if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. Section 9.10(b) or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will
not be qualified, downgraded or withdrawn by reason thereof.   Eligible
Accounts may bear interest.   No Eligible Account shall be evidenced by a
certificate of deposit, passbook or other similar instrument.

    "Eligible Investor": A Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A.

    "Enhancement Policy Escrow Account":  As defined in Section
4.03(f)(iii).

    "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loan as to which the related Mortgaged Property is a non-multifamily property.

    "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Prohibited Holder":  As defined in Section 5.02(d).

    "Escrow Payment": Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

    "Event of Default":  One or more of the events described in
Section 7.01(a).

    "Excess Interest": With respect to each of the ARD Loans, interest accrued on such Loan and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

    "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(c), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, Excess Interest Distribution Account" and which shall be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

    "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

    "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

    "Exchange Act Report": A monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Servicer Watch List, or report pursuant to Section 4.02(b) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

    "FDIC":  Federal Deposit Insurance Corporation or any successor.

    "FHLMC":  Federal Home Loan Mortgage Corporation or any successor.

    "Final Disbursement": With respect to any Construction Loan, the final disbursement of funds for the construction of the related CVS Improvements pursuant to the Final Draw Request for such Construction Loan.

    "Final Draw Request": With respect to any Construction Loan, the Draw Request made in conjunction with the Substantial Completion of the related CVS Improvements.

    "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Loan or REO Property (other than a Loan or REO Property, as the case may be, that was purchased (i) by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement, (ii) by the Servicer or the Special Servicer pursuant to Section 3.18(b), (iii) by the Holder of 100% of the Percentage Interests in the Class LR Certificates pursuant to Section 9.03 or (iv) by the Mortgage Loan Seller, the holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01), that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

    "Fitch":  Fitch IBCA, Inc., and its successors in interest.

    "FNMA":  Federal National Mortgage Association or any successor thereto.

    "GECLS Sub-Servicing Agreement": The Sub-Servicing Agreement dated as of December 11, 1997 between the Servicer and GE Capital Loan Services, Inc.

    "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

    "Historical Loan Modification Report": With respect to each Servicer Remittance Date, a report containing all or substantially all the content described in Exhibit I-3 attached hereto and setting forth, among other things, those Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

    "Historical Loss Estimate Report": With respect to each Servicer Remittance Date, a report substantially containing the information described in Exhibit I-4 attached hereto and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds collected for the related Due Period and, separately stated, historically and
(ii) the amount of realized losses occurring on the Loans during such Due Period, set forth on a Loan-by-Loan basis.

    "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail
                              --------  -------
to be Independent of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of debt or equity securities issued by the Depositor, the Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

    "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

    "Initial Disbursement Advance": With respect to each Construction Loan, the disbursement from the Construction Lender, at the closing of such Construction Loan, of funds designated for allocation to the related Construction Loan Interest Reserve Sub-Account and the related Construction Funding Sub-Account, such funds to be held on behalf of the related Borrower.

    "Initial Purchaser": Credit Suisse First Boston Corporation, as initial purchaser of Private Certificates.

    "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

    "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

    "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day
of the month in which such Distribution Date occurs.   Each Interest Accrual
Period shall be deemed for purposes of this definition to consist of 30 days.

    "Interest Reserve Account": The account created and maintained by the Servicer pursuant to Section 3.30, which shall be entitled "First Union National Bank, in trust for Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, Interest Reserve Account" and which shall be an Eligible Account.

    "Interest Reserve Remittance Amount": With respect to any Servicer Remittance Date and any Construction Loan for which such Servicer Remittance Date is prior to the second Due Date following the Date of Rent Commencement under the related Construction Loan Lease, the lesser of (i) the amount on deposit in the related Construction Loan Interest Reserve Sub-Account on the related Determination Date and (ii) the amount required by the related Loan Documents to be applied during the related Due Period as payment on such Construction Loan.

    "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

    "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

    "Investment Account":  As defined in Section 3.06(a).

    "Investment Representation Letter":  As defined in Section 5.02(b).

    "IRS Ruling":  As defined in Section 3.09(i).

    "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

    "Late Collections": With respect to any Loan, all amounts received thereon during any Due Period, whether as payments, Insurance and
Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously
received.   With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (without regard to any acceleration of amounts due under the predecessor Loan by reason of default)
on a Due Date in a previous Due Period and not previously received.   The term
"Late Collections" shall specifically exclude Penalty Charges.

    "Liquidation Event": With respect to any Loan, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan; (iii) the repurchase of such Loan by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b); (v) the purchase of any ARD Loan by the Holder of 100% of the Percentage Interests in the Class LR Certificates pursuant to Section 9.03 or (vi) the purchase of such Loan by the Mortgage Loan Seller, the Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01.

    "Liquidation Fee":  A fee payable to the Special Servicer with respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan, as the case may be; provided, however, that no Liquidation Fee
                                   --------  -------
shall be payable with respect to clauses (iii) (but only as it relates to a sale to the Servicer or Special Servicer), (iv), (v) and (vi) of the definition of Liquidation Proceeds.

    "Liquidation Fee Rate":  as defined in Section 3.11.

    "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received or paid by the Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor; (ii) the realization upon any deficiency judgment obtained against a Mortgagor;
(iii) the purchase of a Defaulted Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b) or any other sale thereof pursuant to
Section 3.18(c); (iv) the repurchase of a Loan by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement; (v) the purchase of such Loan by the Holder of 100% of the Percentage Interests in the Class LR Certificates pursuant to Section 9.03; or (vi) the purchase of all Loans by the Mortgage Loan Seller, Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to
Section 9.01.

    "Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust


Fund, including any Loan which becomes a Specially Serviced Loan.   As used
herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

    "Loan Agreement": With respect to any Loan, the loan agreement, if any, between the Originator and the Borrower, pursuant to which such Loan was made.

    "Loan Documents": With respect to each Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from Mortgage), the Security Agreement, any letters of credit relating to the Additional Collateral Loans, any UCC financing statements, the title insurance policy, all surveys, all insurance policies, any environmental liabilities agreements, any escrow agreements for improvements, any guaranties related to such Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all modification, consolidation and extension agreements, if any.

    "Loan Servicing Remittance Amount": With respect to any Servicer Remittance Date, the sum of the amounts on deposit in the related Loan Servicing Sub-Accounts on the related Determination Date after giving effect to (a) any required or permitted withdrawals from the Construction Loan Servicing Account pursuant to clauses (ii), (iii) and (iv) of Section 3.25(n) and (b) the book-entry transfers, from the related Construction Loan Interest Reserve Sub-Accounts, of funds in the amount of the aggregate of the Interest Reserve Remittance Amounts for such Servicer Remittance Date.

    "Loan Servicing Sub-Account": With respect to any Construction Loan, the sub-account created pursuant to Section 3.25(s).

    "Loan-to-Value Ratio": With respect to any Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Loan at the time of determination and the denominator of which is the Original Value of the related Mortgaged Property.

    "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

    "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the Originator or the Mortgage Loan Seller and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

    "Lower-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, Lower-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

    "Lower-Tier Distribution Amount":  As defined in Section 4.01(b).

    "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and
(ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

    "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, and the Lower-Tier Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC.

    "MAI":  Member of the Appraisal Institute.

    "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

    "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Properties.

    "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan by reason of default thereunder, (ii) any grace period permitted by the related Note, or
(iii) any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

    "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in the Prospectus Supplement.

    "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity that has been pledged pursuant to such Mezzanine Loan.

    "Mezzanine Loan Collateral Transferee:  As defined in Section
3.08(a)(v)(C).

    "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

    "MGM Plaza Borrower":  The Borrower under Loan No.  1.

    "MGM Preferred Equity Interest": The preferred equity interest, at any time, of the Mortgage Loan Seller (or any transferee or assignee) in the MGM Plaza Borrower.

    "MGM Subordinate Note": The promissory note evidencing the non-recourse subordinate loan of $43,400,000 made to the MGM Plaza Borrower on October 17, 1997 by the Mortgage Loan Seller and secured primarily by a second lien on the Mortgaged Property securing Loan No. 1.

    "Monthly Interest Distributable Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.02 or 8.05 and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.02 or 8.05.

    "Monthly Payment": With respect to any Loan, the scheduled monthly payment of principal and/or interest on such Loan, excluding any Balloon Payment, which is payable by a Mortgagor under the related Note and applicable law, without regard to any acceleration of principal of such Loan by reason of default thereunder or any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20.

    "Moody's": Moody's Investors Service, Inc., and its successors in interest.

    "Mortgage": With respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

    "Mortgage Deferred Interest": With respect to (i) Loan No. 67, the amount of accrued unpaid interest that, in accordance with the terms of the related Note, "negatively amortizes" during the period set forth in such Note and is added to the Stated Principal Balance of such Note on each Due Date and (ii) with respect to any Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the related Mortgage Rate and with respect to which the amount of interest that accrues at a rate equal to the amount of such reduction is capitalized, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related Mortgage Interest Accrual Period set forth in the related Note at such Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date (where, for purposes of this clause (b) only, the Mortgage Rate used to calculate such Monthly Payment or Assumed Scheduled Payment is assumed to have been reduced to reflect such modification).

    "Mortgage File": With respect to any Loan, collectively the following documents:

          (i) the original Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Loan to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form:
    "Pay to the order of Norwest Bank Minnesota, National Association, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, without recourse, representation or warranty, express or implied";

         (ii) a duplicate original Mortgage or, if such Mortgage has been returned by the related recording office, an original or a copy of a certified copy thereof from the applicable recording office and originals (or original or copies of certified copies from the applicable recording office) of any assignments thereof showing a complete chain of assignment from the related Originator to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

        (iii) an original (or a copy if the original has been sent by the Servicer for recordation) assignment of the Mortgage, in recordable form, from the Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2";

         (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the originator of the Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, from the Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered Holders of Credit Suisse
    First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2";

         (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the originator of the Loan to the Mortgage Loan Seller;

        (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, from the Mortgage Loan Seller to "Norwest Bank Minnesota, National Association, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2";

       (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

         (ix) the original lender's title insurance policy or a copy thereof effective as of the date of the recordation of the Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, a written commitment or interim binder, dated as of the date the related Loan was funded;

          (x) certified copies of the original or copy of any guaranty of the obligations of the Mortgagor under the Loan;

         (xi) certified copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

        (xii) the original power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was not signed by the Mortgagor;

       (xiii) with respect to any debt of a Borrower permitted under the related Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any;

        (xiv) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

         (xv)  any Loan Agreement;

        (xvi)  the original Lease Enhancement Policy, if any;

       (xvii) letters of credit, if any, relating to the Additional Collateral Loans;

      (xviii) if such Loan is a Construction Loan, (a) an itemization of all amounts funded therefrom at the closing thereof and (b) a disbursement report with regard to such amounts and the allocation thereof to the various Sub-Accounts for such Construction Loan; and

        (xix) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided, however, that whenever the term "Mortgage File" is used to refer to
--------  -------
documents actually received by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

    "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

    "Mortgage Loan Purchase Agreement": The agreement between the Depositor and the Mortgage Loan Seller, dated as of December 11, 1997, relating to the transfer of all of the Mortgage Loan Seller's right, title and interest in and to the Loans.

    "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Loan:

          (i) the loan number (as specified in Annex A to the Prospectus Supplement);

         (ii)  the Mortgagor's name and property name;

        (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iv)  the Mortgage Rate in effect at the Cut-off Date;

          (v)  the Net Mortgage Rate in effect at the Cut-off Date;

         (vi)  the original principal balance;

        (vii)  the Cut-off Date Principal Balance;

       (viii) the (a) original term to stated maturity, (b) remaining term to stated maturity, (c) Maturity Date and (d) with respect to each ARD Loan, the Anticipated Repayment Date;

         (ix)  the original and remaining amortization terms;

          (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (xi)  the Original Value of the related Mortgaged Property;

        (xii)  the Loan-to-Value Ratio at the Cut-off Date;

       (xiii)  the Loan interest accrual method;

        (xiv)  the Underwritten Debt Service Coverage Ratio;

         (xv)  the applicable Primary Servicing Fee Rate;

        (xvi)  Due Date;

       (xvii)  whether such loan is an ARD Loan;

      (xviii) whether the Loan provides for the establishment of a Lock-Box Account as of the Cut-off Date and, if so, the type of Lock-Box Account;

        (xix)  whether the Loan is subject to defeasance;

         (xx)  whether such Loan incorporates a ground lease; and

        (xxi)  the property type.

    Such Mortgage Loan Schedule shall also set forth the aggregate of the
amounts described under clause (vii) above for all of the Loans.   Such list
may be in the form of more than one list, collectively setting forth all of the information required.

    "Mortgage Loan Seller": Credit Suisse First Boston Mortgage Capital LLC, a limited liability company and its successors in interest.

    "Mortgage Pass-Through Rate":  With respect to any Loan that provides for calculations of interest based on a 360-day year composed of twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net
Mortgage Rate thereof.   With respect to any Loan that provides for
calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or
(b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the product of the Net Mortgage Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

    "Mortgage Rate": With respect to: (i) any Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Note and applicable law; (ii) any Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if
the predecessor Loan had remained outstanding.   The Mortgage Rate for
purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be (i) in the case of Loan No. 67, the rate at which interest accrues on the related Loan (regardless of the current pay rate), as set forth in or calculable from the related Mortgage Note and (ii) in the case of any Loan whose interest rate is reduced the Mortgage Rate of such Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out.

    "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

    "Mortgagor": The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note.

    "Net Investment Earnings": With respect to any of the Certificate Account, the Excess Interest Distribution Account, the Yield Protection Payment Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account, the Construction Loan Servicing Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06 (or, in the case of the Construction Loan Servicing Account, Section 3.25).

    "Net Investment Loss": With respect to any of the Certificate Account, the Excess Interest Distribution Account, the Yield Protection Payment Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account, the Construction Loan Servicing Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06 (or, in the case of the Construction Loan Servicing Account, Section 3.25) exceeds the aggregate of all interest and other income realized during such period on such funds.

    "Net Mortgage Pass-Through Rate": With respect to any Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate, plus, for Loan Nos. 3, 35, 41, 42, 43, 48, 62, 78, 103 and 116, the related Servicing Fee Reimbursement Rate; provided, however,
                                                       --------  -------
that if Loan No. 35, 41, 42, 43 or 78 is defeased, the Servicing Fee Reimbursement Rate will not be applied when calculating such rate.

    "Net Mortgage Rate":  With respect to any Interest Accrual Period and any Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, plus, for Loan Nos. 3, 35, 41, 42, 43, 48, 62, 78, 103 and 116, the related Primary
Servicing Fee Reimbursement Rate; provided, however, that if Loan No. 35, 41,
                                  --------  -------
42, 43 or 78 is defeased, the Primary Servicing Fee Reimbursement Rate will not be applied when calculating such rate.

    "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period and capital expenditure reserves, other than (i) non-cash items such as depreciation,
(ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan.

    "New CVS Store": Any CVS Store substituted for a CVS Store pursuant to CVS's right to make such substitutions in the event that a CVS Store is not completed before any applicable Outside Completion Date.

    "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

    "Nonrecoverable Advance":  Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

    "Nonrecoverable P&I Advance":  Any P&I Advance previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such
Loan or REO Loan.   The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and
(iii) to the Depositor and the Servicer, in the case of the Trustee.   The
Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a
Servicing Advance).   The Trustee shall be entitled to conclusively rely on
the Servicer's determination that a P&I Advance is nonrecoverable. The Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

    "Nonrecoverable Servicing Advance":  Any Servicing Advance previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment of the Servicer, the Special Servicer or the Trustee, as the
case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on
or in respect of such Loan or REO Property.   The determination by the
Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor
and the Servicer, in the case of the Trustee.   The Officer's Certificate
shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a
Servicing Advance).   The Trustee will be entitled to conclusively rely on the
Servicer's determination that a Servicing Advance is nonrecoverable. The Servicer shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

    "Non-Registered Certificate": Unless and until registered under the Securities Act, any Certificate other than a Public Certificate.

    "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

    "Norwest Bank Minnesota, National Association": Norwest Bank Minnesota, a national banking association, or any corporation or other entity into which it may be merged, consolidated or converted, or any corporation or other entity resulting from any merger, consolidation or conversion to which it shall be a party, or any corporation or other entity succeeding to its business.

    "Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

    "Notional Balance": For any date of determination, an amount equal to the sum of the Certificate Balances of the Classes of Regular Certificates (other than the Class A-X Certificates) as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution
Date) or, in the case of the first Distribution Date, the Cut-off Date.

    "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

    "Operating Statement Analysis": With respect to each Loan and REO Property, a report substantially containing the information described in
Exhibit I-7 attached hereto.

    "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Servicer or the Special Servicer pursuant to
Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

    "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

    "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

    "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

    "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Loan.

    "Originator":  Any institution which originated a Loan.

    "OTS":  The Office of Thrift Supervision or any successor thereto.

    "Outside Completion Date": The latest date upon which a CVS Store must be completed before CVS is permitted to substitute a New CVS Store as collateral in respect of a Construction Loan, as set forth in the related Loan Documents, subject to the extension rights set forth therein.

    "Owner":  As defined in Section 3.08(a)(v)(C).

    "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

    "Pass-Through Rate": As to each Class of Certificates, the rate set forth in the table below:

        Class A-1:   Class A-1 Pass-Through Rate
        Class A-2:   Class A-2 Pass-Through Rate
        Class A-3:   Class A-3 Pass-Through Rate
        Class A-X:   Class A-X Pass-Through Rate
        Class B:     Class B Pass-Through Rate
        Class C:     Class C Pass-Through Rate
        Class D:     Class D Pass-Through Rate
        Class E:     Class E Pass-Through Rate
        Class F:     Class F Pass-Through Rate
        Class G:     Class G Pass-Through Rate
        Class H:     Class H Pass-Through Rate
        Class I:     Class I Pass-Through Rate
        Class J:     Class J Pass-Through Rate

    "Penalty Charges": With respect to any Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium or Yield Maintenance Charge.

    "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the
related Class.   With respect to any Regular Certificate, the percentage
interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V-1 or Residual Certificate, the percentage interest is set forth on the face thereof.

    "Permanent Loan Phase": With respect to any Construction Loan, the period between (i) the earlier of (a) the Substantial Completion of the CVS Improvements on the Mortgaged Property securing such Construction Loan and
(b) the Date of Rent Commencement under the related Construction Loan Lease and (ii) the earlier of (a) the Maturity Date of such Construction Loan and
(b) the date such Construction Loan is repaid in full.

    "Permitted Institutional Transferee": With respect to any Mezzanine Loan, any proposed transferee thereof that is (i) an affiliate of the Underwriter; (ii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (other than a broker/dealer) or an institution substantially similar to any of the foregoing, in each case under this clause (ii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and being experienced in making commercial real estate loans; or (iii) any entity wholly owned by any one or more institutions meeting the criteria in
clause (ii).   The Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clause (ii) of the immediately preceding sentence, the most recent financial statements of such transferee.

    "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, the obligations maturing one year or less after the date of issuance and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

         (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch or would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

        (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

         (iv) debt obligations maturing in one year or less bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings from S&P and Fitch at least equal to "AA-" and from Moody's at least equal to the minimum maturity-based ratings described below or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation
    --------  -------
    will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch;

         (vi) units of investment funds that maintain a constant net asset value, money market funds, rated "AAAm" by S&P, "Aaa" by Moody's and in the highest category by Fitch; and

        (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to
    Section 860G(a)(6) of the Code;

provided, however, that in each case, the minimum maturity-based ratings by
--------  -------
Moody's for investments are: (i) if the investment matures within one month, "A2" or "P-1"; (ii) if the investment matures more than one month later but within three months, "A1" and "P-1"; (iii) if the investment matures more than three months but within six months, "Aa3" and "P-1"; and (iv) if the investment matures more than six months later, "Aaa" and "P-1"; and provided,
                                                                    --------
further, however,  that in each case, if the investment is rated by S&P,
-------  -------
(a) it shall not have  an "r" highlighter affixed to its rating from S&P,
(b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (c) it shall have a maturity less than or equal to one year and (d) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted
    --------  -------  -------
Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no
                                    --------  -------  -------
amount beneficially owned by either the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in imposition of a tax on such
Upper-Tier REMIC or Lower-Tier REMIC.   Permitted Investments that are
subject to prepayment or call may not be purchased at a price in excess of par.

    "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Mortgage Loan Seller, any Permitted Institutional Transferee or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's
then-current ratings on the Certificates.   With respect to Loan No.  2,
Capital Trust, any Affiliate thereof or any Person described in the immediately preceding sentence.

    "Permitted MGM Securityholder": Any of the following: (i) the Mortgage Loan Seller, (ii) any Permitted Institutional Transferee, (iii) the trust fund established pursuant to the Trust Agreement dated as of December 31, 1997 between the Mortgage Loan Seller, as depositor, and Norwest Bank Minnesota, National Association, as trustee (but only so long as (a) the Underwriter, any Affiliate of the Underwriter, or any officer of the Underwriter or such Affiliate is the beneficial owner of more than 50% of the Class B certificates issued pursuant to such Trust Agreement and (b) Capital Trust or the Underwriter or any entity affiliated or sponsored by either of them is the beneficial owner of more than 50% of the Class A certificates issued pursuant to such Trust Agreement) or (iv) any other proposed transferee of the MGM Subordinate Note or MGM Preferred Equity Interest (or, in either case, an interest therein) with respect to which each Rating Agency has confirmed in writing that the holding by such Person of the MGM Subordinate Note or MGM Preferred Equity Interest (or, in either case, such interest) would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

    "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "P&I Advance": As to any Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

    "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

    "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

    "Plan":  As defined in Section 5.02(c).

    "Pool Loan":  A Loan secured by more than one Mortgaged Property.

    "Prepayment Assumption": With respect to all Loans other than the ARD Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their
respective maturity dates) are so made.   With respect to all ARD Loans, the
assumption that the ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

    "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

    "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus, as applicable, the related Primary Servicing Fee Reimbursement Rate and/or the Servicing Fee Reimbursement Rate) for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

    "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date.

    "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

    "Primary Servicing Fee": With respect to each Loan for which there is a Primary Servicing Fee Rate set forth in the Mortgage Loan Schedule, the fee payable to the related Seller-Servicer under the Seller-Servicer Agreement or to the Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

    "Primary Servicing Fee Rate": With respect to each Loan, the per annum rate set forth on the Mortgage Loan Schedule with respect thereto.

    "Primary Servicing Fee Reimbursement Amount":  With respect to any of
Loan Nos. 3, 35, 41, 42, 43, 48, 62, 78, 103 and 116 and any related Mortgage Interest Accrual Period, the product of the related Primary Servicing Fee Reimbursement Rate and the Stated Principal Balance of such Loan for such Mortgage Interest Accrual Period (or portion thereof, as applicable).

    "Primary Servicing Fee Reimbursement Rate": With respect to Loan Nos. 3, 35, 41, 42, 43, 48, 62, 78, 103 and 116, 0.05% per annum.

    "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Loans with respect to such Distribution Date.

    "Principal Prepayment": Any payment of principal made by the Mortgagor on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

    "Private Certificate": Any Class F, Class G, Class H, Class I or Class J Certificate.

    "Project Budget": With respect to any Construction Loan, the Project Budget as defined in the related CSFB Construction Loan Agreement.

    "Project Plans and Specifications": With respect to any Construction Loan, the construction plan and specifications for the CVS Improvements to be constructed on the related Mortgaged Property.

    "Prospectus": The Prospectus dated December 12, 1997, as supplemented by the Prospectus Supplement.

    "Prospectus Supplement": The Prospectus Supplement dated December 12, 1997, relating to the offering of the Public Certificates.

    "Public Certificate": Any Class A-1, Class A-2, Class A-3, Class A-X, Class B, Class C, Class D or Class E Certificate.

    "Punch List Items": With respect to any Construction Loan, those details of construction, decoration and mechanical and electrical adjustment that in the aggregate are minor in character and do not materially interfere with the related Tenant's use or enjoyment of the related CVS Improvements.

    "Purchase Price": With respect to any Loan to be purchased by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement, by the Servicer or the Special Servicer pursuant to
Section 3.18(b), or by the Mortgage Loan Seller, the holders of a majority of the Percentage Interests in the Controlling Class or the Servicer pursuant to
Section 9.01 or to be otherwise sold pursuant to Section 3.18(c), a price equal to the sum of the following:

          (i) the outstanding principal balance of such Loan as of the date of purchase;

         (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase;

        (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Servicing Fees, Primary Servicing Fees and Special Servicing Fees allocable to such Loan; and

         (iv) if such Loan is being purchased by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

    "Qualified Institutional Buyer":  As defined in Section 5.02(b).

    "Qualified Insurer": (i) With respect to any Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A2" by Moody's, "A" by S&P and "A" by Fitch if then rated by Fitch, and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch if then rated by Fitch, "A" by S&P and "Baa3" by Moody's, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

    "Rated Final Distribution Date": As to each Class of Certificates, January 17, 2035.

    "Rating Agency":  Each of Fitch, Moody's and S&P or their successors in
interest.   If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to
exist.   Notice of such designation shall be given to the Trustee and the
Servicer, and the specific ratings of Fitch, Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

    "Realmark Borrower": With respect to any Realmark Loan, the Borrower or Borrowers on any related Note or Notes.

    "Realmark Loan":  Any one of Loan Nos.  68, 77, 85, 90, 104, 113, 123,
128, 129, 139, 150, 152 and 177.

    "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

    "Reduction Rate": A rate per annum equal to the average of the Pass-Through Rates of each Class to which an Appraisal Reduction has been allocated (in accordance with Section 4.05 hereof), weighted on the basis of the amount of Appraisal Reductions allocated to such Class.

    "Registrar Office":  As defined in Section 5.02(a).

    "Regular Certificate":  Any Public Certificate or Private Certificate.

    "Regular Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

    "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

    "Related Certificates" and "Related Uncertificated Lower-Tier Interest":
For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:


                                Related Uncertificated
Related Certificates            Lower-Tier Interest
--------------------            -------------------

Class A-1 Certificate           Class LA-1 Uncertificated Interest
Class A-2 Certificate           Class LA-2 Uncertificated Interest
Class A-3 Certificate           Class LA-3 Uncertificated Interest
Class B Certificate             Class LB Uncertificated Interest
Class C Certificate             Class LC Uncertificated Interest
Class D Certificate             Class LD Uncertificated Interest
Class E Certificate             Class LE Uncertificated Interest
Class F Certificate             Class LF Uncertificated Interest
Class G Certificate             Class LG Uncertificated Interest
Class H Certificate             Class LH Uncertificated Interest
Class I Certificate             Class LI Uncertificated Interest
Class J Certificate             Class LJ Uncertificated Interest


    "Remaining Principal Distributable Amount": As to any Distribution Date and a given Class of Regular Certificates other than the Class A-X Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of such amounts on such Distribution Date to all Classes senior to such given Class.

    "REMIC":  A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

    "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

    "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

    "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for Norwest Bank Minnesota, National Association, as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2, REO Account." Any such account or accounts shall be an Eligible Account.

    "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

    "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

    "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

    "REO Extension":  As defined in Section 3.16(a).

    "REO Loan":  The Loan deemed to be outstanding with respect to each REO
Property.   Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (i) remains part of the Trust Fund, (ii) provides for Assumed Scheduled Payments on each Due Date therefor and (iii) otherwise has the same terms and conditions as its predecessor Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to
the default on such predecessor Loan).   Each REO Loan shall be deemed to have
an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO
Loan.   All amounts payable or reimbursable to the Servicer, the Special
Servicer or the Trustee, as applicable, in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or
Section 4.03(d), shall continue to be payable or reimbursable to the Servicer
or the Trustee in respect of an REO Loan.   Collections in respect of each REO
Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Primary
             -----
Servicing Fees and Servicing Fees and related interest due the Servicer or the Trustee, as applicable; second, as a recovery of accrued and unpaid
                             ------
interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal
                                           -----
of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer, as a
------
recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges, Prepayment
Premiums and Penalty Charges.

    "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the Mortgage Interest Accrual Period with respect to the related Loan immediately preceding such Due Date.

    "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

    "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

    "REO Status Report": A report substantially containing the information described in Exhibit I-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property,
(ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

    "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

    "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

    "Responsible Officer": When used with respect to the initial Trustee and Certificate Registrar, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee or Certificate Registrar, as applicable, having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee or Certificate Registrar, as applicable, any officer or assistant officer in the corporate trust department of the Trustee or Certificate Registrar, as applicable, or any other officer of the Trustee or Certificate Registrar, as applicable, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Certificate Registrar, as applicable, because of such officer's knowledge of and familiarity with the particular subject.

    "Retainage Funds": With respect to each Construction Loan, the amount identified as the "Retainage" in the related CSFB Construction Loan Agreement.

    "Revised Rate": With respect to the Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Loan, as calculated and as set forth in the related Loan.

    "S&P": Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

    "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

    "Securities Act":  The Securities Act of 1933, as amended.

    "Seller-Servicer": Any of Continental Wingate Associates, Inc., Heartland Bank, National Consumer Cooperative Bank, ARCS Commercial Mortgage Co. and L.P. Bloomfield Servicing Company, L.L.C.

    "Seller-Servicer Agreement": The Sub-Servicing Agreement dated as of December 11, 1997, as amended as of such date, by and between the Servicer and each of the Seller-Servicers.

    "Servicer": First Union National Bank and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

    "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

    "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Trustee may from time to time agree.

    "Servicer Watch List": A report substantially containing the information described in Exhibit I-6 attached hereto, setting forth, among other things, a description of (i) any Loan that, as of the Determination Date immediately preceding the preparation of such report, is in jeopardy of becoming a Specially Serviced Loan and (ii) any Construction Loan as provided in Section 4.02(b).

    "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

    "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer in connection with the servicing and administering of (a) a Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in
Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through
(iv) of the definition of "Liquidation Proceeds", (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property, (vi) any Appraisal, and (vii) any "forced placed" insurance policy purchased.

    "Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

    "Servicing Fee Rate": With respect to each Loan, Specially Serviced Loan, and REO Loan, a rate equal to 0.03% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

    "Servicing Fee Reimbursement Amount": With respect to any of Loan Nos. 3, 35, 41, 42, 43, 48, 62, 78, 103 and 116 and any related Mortgage Interest Accrual Period, the product of the related Servicing Fee Reimbursement Rate and the Stated Principal Balance of such Loan for such Mortgage Interest Accrual Period (or portion thereof, as applicable).

    "Servicing Fee Reimbursement Rate": With respect to Loan No. 3, 0.02% per annum; with respect to each of Loan Nos. 35, 41, 42, 43, 48, 62, 78, 103 and 116, 0.03% per annum;.

    "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

    "Servicing Standard":  As defined in Section 3.01(a).

    "Servicing Transfer Event": With respect to any Loan, the occurrence of any of the following events:

          (i) a payment default shall have occurred on such Loan at its maturity date; or

         (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

        (iii) the Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

          (v) the related Mortgagor shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

       (viii) any other default has occurred which has materially and adversely affected the value of the related Loan and has continued unremedied for the applicable grace period specified in the related Mortgage.

         (ix) The occurrence of a Credit Lease Enhancement Policy Termination Event (as defined in Section 3.31(e)).

    "Significant Loan": Any Loan (i) whose principal balance is $20,000,000 or more or (ii) that is (a) a Loan, (b) a Loan that is part of a group of Crossed Loans or (c) a Loan that is part of a group of Loans made to affiliated Borrowers, which Loan (in the case of clause (a)) or group of Loans (in the case of clause (b) or clause (c)) represents 5% or more of the aggregate outstanding principal balances of all of the Loans.

    "Similar Law":  As defined in Section 5.02(c).

    "Special Servicer": Lennar Partners, Inc., a Florida corporation, or any successor special servicer appointed as herein provided.

    "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

    "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed.

    "Specially Serviced Loan":  As defined in Section 3.01(a).

    "Startup Day":  The Closing Date.

    "State Tax Laws": The laws of the states of Florida, New York and North Carolina as well as any state the applicability of which to the Trust Fund or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

    "Stated Principal Balance":  With respect to any Loan (other than an REO
Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Loan on or before the end of the immediately preceding Due Period, minus (z) the sum of:

          (i) the principal portion of each Monthly Payment due on such Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or Trustee, as applicable, and distributed to Certificateholders on or before such date of determination;

         (ii) all Principal Prepayments received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

        (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

         (iv) any reduction in the outstanding principal balance of such Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

    With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the related REO Acquisition Date, minus (y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to the predecessor Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

         (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

    A Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

    "Sub-Account": With respect to any Construction Loan, any one of the sub-accounts of the Construction Loan Servicing Account established for such Construction Loan pursuant to Section 3.25.

    "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I or Class J Certificate.

    "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

    "Sub-Servicing Agreement": The subservicing agreement between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22.

    "Substantial Completion": With respect to any Construction Loan, the date by which (i) all work required by the Project Plans and Specifications for such Construction Loan (except for (x) Tenant improvements, Punch List Items and minor items that can be fully completed without materially interfering with the use of the CVS Improvements and (y) other items that because of the season, weather or nature of the items are not practical to complete at the time) has been completed and (ii) the related Tenant has taken occupancy of the CVS Improvements and commenced operation of a retail drug store thereon.

    "Successor Manager": As defined in Section 3.19(b).

    "Tax Returns":  The federal income tax return on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, and Form 1041 for the portions of the Trust Fund intended to be treated as a grantor trust for federal income tax purposes pursuant to Section 407 of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

    "Tenant": With respect to any Construction Loan, the tenant under the related Construction Loan Lease.

    "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

    "Transfer Affidavit":  As defined in Section 5.02(d).

    "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

    "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

    "Transferor Letter":  As defined in Section 5.02(d).

    "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated
Repayment Date).   In the event the Release is no longer published, the
Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

    "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Yield Protection Payment Account, the Interest Reserve Account and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement.

    "Trustee": Norwest Bank Minnesota, National Association, a national banking association, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

    "Trustee Exception Report":  As defined in Section 2.02(e).

    "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

    "Trustee Fee Rate": A rate equal to 0.0015% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

    "UCC": The Uniform Commercial Code, as enacted in each applicable state.

    "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

    "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LA-3, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI and Class LJ Uncertificated Interests.

    "Uncovered Prepayment Interest Shortfall Amount":  As to any
Distribution Date, the amount by which (i) the sum of the Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate reduction in the Servicer's compensation for such Distribution Date pursuant to the last paragraph of Section 3.11(a).

    "Underwritten Debt Service Coverage Ratio": With respect to any Loan, the ratio of (i) Underwritten Net Cash Flow produced by the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the twelve-month period immediately following the Cut-off Date.

    "Underwritten Net Cash Flow": With respect to any Loan, the estimated annual revenue derived from the use and operation of the related Mortgaged Property, less estimated annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), fixed expenses (such as insurance and real estate taxes) and replacement reserves and any other reserves or deduction from revenue taken into account in connection with the origination of such Loan.

    "Underwriter":  Credit Suisse First Boston Corporation.

    "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

    "Upper-Tier Distribution Account": The segregated account or accounts created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, Upper-Tier Distribution Account". Any such account or accounts shall be an Eligible Account.

    "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

    "U.S.  Person":  A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have
authority to control all substantial decisions of the trust.   Notwithstanding
the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

    "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately
preceding such date of determination.   None of the Class V-1, Class R or
Class LR Certificates will be entitled to any Voting Rights.   For purposes of
determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such
Class.   Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

    "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Loans, weighted by the Stated Principal Balances thereof.

    "Withheld Amounts": As defined in Section 3.30(a).

    "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

    "Workout Fee Rate":  as defined in Section 3.11(b).

    "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan.

    "Yield Protection Payment": As to any Distribution Date identified on Exhibit L hereto and all Additional Collateral Prepayment Amounts prepaid in the Due Period preceding such Distribution Date, the sum of (i) two percent of the sum of such Additional Collateral Prepayment Amounts (such amount, the "Regular Yield Protection Payment Amount") and (ii) the product of the sum of such Additional Collateral Prepayment Amounts and the percentage set forth on Exhibit L hereto with respect to such Distribution Date (such product, the "Class A-X Yield Protection Payment Amount"). Yield Protection Payments are assets of the Trust Fund, but shall not be assets of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

    "Yield Protection Payment Account":  The trust account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04(d), which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-C2, Yield Protection Payment Account" and which
shall be an Eligible Account.   The Yield Protection Payment Account shall not
be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

    "Yield Protection Payment Advance":  As defined in Section 4.03(g).

    "Yield Rate": With respect to any Loan, the yield rate set forth in the related Loan documents.

    SECTION 1.02.     Certain Calculations.
                      --------------------

    (a) Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

          (i) All calculations of interest with respect to the Loans (other than the Actual/360 Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and Advances provided for herein shall be made as set forth in such Loan with respect to the calculation of interest accruing at the related Mortgage Rate.

         (ii) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating
                 --------  -------
    distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and
    (ii) all other Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan.

        (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b) (except that no such increase in Certificate Balance pursuant to this clause (c) shall count for the purposes of determining Voting Rights or the identity of the Controlling Class).

    (b) With respect to any Loan requiring the payment of a Yield
Maintenance Charge in connection with a Principal Prepayment on such Loan, the Servicer shall, in accordance with the Servicing Standard (to the extent consistent with the related Loan Documents), calculate such Yield Maintenance Charge as an amount equal to the greater of (i) the amount, if any, by which
(A) the present value, as of the related Prepayment Date, of the scheduled payments of principal and interest remaining on such Loan from such Prepayment Date through the related Maturity Date (or, if such Loan is an ARD Loan, through the related Anticipated Repayment Date (including an amount equal to the outstanding principal balance of such Loan on the earlier of such Maturity Date or Anticipated Repayment Date, as applicable) exceeds (B) the amount of such Principal Prepayment and (ii) the Yield Maintenance Charge
set forth in the related Loan Documents.   The present value of the scheduled
payments of principal and interest referred to in the preceding sentence shall be determined by discounting such payments at the Discount Rate.

    SECTION 1.03.     Loan Identification Convention.
                      -------------------------------

    Loans shall be identified in this Agreement by reference to their respective loan numbers, as set forth under the column heading "Loan No." in Annex A to the Prospectus Supplement.

    SECTION 1.04.     Construction Loan Servicing Account Convention.
                      ----------------------------------------------

    Funds on deposit in the Construction Loan Servicing Account and allocated to a given Construction Loan and a given Sub-Account shall be referred to herein as being on deposit in such Sub-Account.


                              (End of Article I)



                                  ARTICLE II

                             CONVEYANCE OF LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES
                      ---------------------------------

    SECTION 2.01.     Conveyance of Loans.
                      -------------------

    (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust
Fund.   Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and
Principal Prepayments paid on or before the Cut-off Date).   The transfer of
the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

    (b) In connection with the Depositor's assignment pursuant to subsection
(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Servicer), on or before the Closing Date, the Mortgage File for
each Loan so assigned.   If the Mortgage Loan Seller cannot deliver, or cause
to be delivered as to any Loan, the original Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit in the form attached as Exhibit K hereto, certifying that the original thereof has been lost or destroyed.

    If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian and the Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or a Custodian within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that the Mortgage Loan Seller is, as certified in writing to the Trustee prior to each such 45-day extension, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

    If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses
(ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby and to the Servicer on or before the Closing Date.

    Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this
Section 2.01(b). Notwithstanding the foregoing, in the event that the Mortgage Loan Seller fails to deliver a UCC-2 or UCC-3 on or before the Closing Date as required above solely because the related UCC-1 has not been returned to the Mortgage Loan Seller by the applicable filing office, the Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC-1 to the Servicer (with a copy to the Trustee) upon its return.

    (c) The Servicer shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date and (b) 45 days from receipt of documents in recordable form) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (ii), (iii), (iv), (v) and (vii) of the definition of "Mortgage File" and each UCC-2 or UCC-3 referred to in clause
(xi) of the definition of "Mortgage File."  Each such assignment shall reflect that it should be returned by the public recording office to the Servicer following recording, and each such UCC-2 or UCC-3 shall reflect that
the file copy thereof should be returned to the Trustee following filing.   If
any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Servicer shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Servicer shall upon receipt thereof cause the same to be duly
recorded or filed, as appropriate.   Within 30 days following request
therefor, the Depositor shall reimburse or cause to reimburse the Servicer for all of its cost and expenses incurred in performing its obligation under this Section 2.01(c).

    (d) All documents and records in the Depositor's or the Mortgage Loan Seller's possession relating to the Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer within 30 days of the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

    (e) In connection with the Depositor's assignment pursuant to subsection
(a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

    (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, the Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of the Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer at the direction of the Servicer) for deposit into Servicing Accounts.

    SECTION 2.02.     Acceptance by Trustee.
                      ---------------------

    (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the documents specified in clauses (i)-(v), (viii), (ix), (xi),
(xii) and (xiii) of the definition of "Mortgage File" with respect to each Loan, of a fully executed original counterpart of the Mortgage Loan Purchase Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

    (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) -
(v), (viii), (ix), (xi), (xii) and (xiii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to relate to such Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(i), (iv), (vi), (viii)(a) and (viii)(c) of the definition of "Mortgage Loan Schedule" is correct.

    (c) The Trustee or a Custodian on its behalf shall review each of the Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (other than any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) - (v), (viii),
(ix), (xi), (xii) and (xiii) of the definition of "Mortgage File" are in its possession, (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File", insofar as an unrecorded original thereof had been delivered or caused to be delivered by the Mortgage Loan Seller or a copy of such recorded original certified by the applicable public recording office to be true and complete, (iii) all Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and appear to relate to such Loan and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (iv), (vi), (viii)(a) and (viii)(c) of the definition of "Mortgage Loan Schedule" is correct.

    (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (x), (xiv), (xv), (xvi), (xvii) and (xviii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person or

(ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

    (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File not to have been properly executed or, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller (and in no event later than 90 days after the Closing Date), by providing a written report (the "Trustee Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect.

    SECTION 2.03.     Representations, Warranties and Covenants of the
                      ------------------------------------------------
Depositor; Mortgage Loan Seller's Repurchase of Loans for Defects in Mortgage
-----------------------------------------------------------------------------
Files and Breaches of Representations and Warranties.
----------------------------------------------------

    (a) The Depositor hereby represents and warrants that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement;

         (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

         (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

          (v) The Depositor is the lawful owner of the Loans with the full right to transfer the Loans to the Trust Fund and upon the assignment of the Loans to the Trust, the Loans will be validly transferred to the Trust; and

         (vi) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein.

    (b) If any Certificateholder, the Servicer, the Special Servicer or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Loan by the Mortgage Loan Seller pursuant to, the Mortgage Loan Purchase Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller and shall request that the Mortgage Loan Seller, not later than the earlier of 90 days from the Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement. Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If the affected Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

    (c) In connection with any repurchase of a Loan contemplated by this
Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner as provided in Section 7 of the Mortgage Loan Purchase Agreement.

    (d) Section 7 of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 2 of such Mortgage Loan Purchase Agreement.

    (e) If the Mortgage Loan Seller defaults on its obligations to repurchase any Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the Servicer and
the Special Servicer of such default.   The Trustee shall enforce the
obligations of the Mortgage Loan Seller under Section 7 of the Mortgage Loan
Purchase Agreement.   Such enforcement, including, without limitation, the
legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner
of the affected Loan(s).   The Trustee shall be reimbursed for the reasonable
costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the Mortgage Loan Seller; second, pursuant to
Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to
Section 3.05(a)(viii) out of general collections on the Loans on deposit in the Certificate Account.

    SECTION 2.04.     Execution of Certificates.
                      -------------------------

    Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all
other assets included in the Trust Fund.   Concurrently with such assignment
and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and, pursuant to the written request of the Depositor executed by an officer of the Depositor, the execution, authentication and delivery of the Class LR and Class V-1 Certificates to or upon the order of the Depositor, in exchange for the Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that, pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                             (End of Article II)


                                 ARTICLE III

                              ADMINISTRATION AND
                         SERVICING OF THE TRUST FUND
                         ---------------------------

    SECTION 3.01.     Servicer to Act as Servicer; Special Servicer to Act as
                      -------------------------------------------------------
Special Servicer; Administration of the Loans.
---------------------------------------------

    (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Loans (and, with respect to the Special Servicer, any REO Properties) it is obligated to service pursuant to this Agreement on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, and, to the extent consistent with the foregoing, the terms of the respective Loans or Specially Serviced Loans, and, to the extent consistent with the foregoing, in accordance with the terms of this Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional multifamily or commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the respective Loans or Specially Serviced Loans, and, to the extent not inconsistent with the foregoing, the terms of this Agreement, as applicable, and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Loans or Specially Serviced Loans, as applicable, and the best interests of the Trust Fund and the Certificateholders, as determined by the Servicer or Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (i) any relationship that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (iii) the Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; and (v) without regard to the Servicer's or the Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties (the foregoing, collectively referred to as the "Servicing Standard").

    Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Loans as to which a Servicing Transfer Event has occurred and is continuing (each such Loan, a "Specially Serviced Loan"), (ii) any REO Properties and (iii) any Construction Loans to the extent provided in Section 3.25, regardless of whether any Servicing Transfer Event has occurred, provided, however,
                                                   --------  -------
that the Servicer shall continue to make all calculations, and prepare, or cause to be prepared by the Special Servicer and delivered to the Trustee, all reports to the Trustee required hereunder with respect to the Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loan and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall
                     --------  -------  -------
not be liable for failure to comply with such duties  insofar as such failure results from a failure of the Special Servicer to  provide
sufficient information to the Servicer to comply with such duties.    Each
Loan that becomes a Specially Serviced Loan shall continue as such until
satisfaction of the conditions specified in Section 3.21(a).   Without
limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Loans which are not Specially
Serviced Loans; provided, however, that the Special Servicer shall make
                --------  -------
the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged
Properties with respect to Specially Serviced Loans in  accordance with
Section 3.12.

    (b) Subject only to the Servicing Standard and the terms of this
Agreement and of the respective Loans, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration
which it may deem necessary or desirable.   Without limiting the generality of
the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to
Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or
full release or discharge, and all other comparable instruments.   Subject to
Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held
                  --------  -------
liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

    (c) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

    SECTION 3.02.     Collection of Loan Payments.
                      ---------------------------

    (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including,
without limitation, the Servicing Standard).   Consistent with the foregoing,
the Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan it is obligated to service hereunder.

    (b) All amounts collected on any Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists under such Loan and such Loan permits application in the order and priority determined by the lender) and, in the absence of such express provisions shall be applied (after reimbursement to the Servicer, any Seller-Servicer and/or the Trustee for any related Servicing Fees, Primary Servicing Fees and Trustee's Fees and the application to any Primary Servicing Fee Reimbursement Amount or Servicing Fee Reimbursement Amount, P&I Advances, Servicing Advances and interest on Advances from such Loan): first, as a recovery
                                                   -----
of accrued and unpaid interest on such Loan at the related Mortgage Rate (less portions thereof payable to the Servicer, Special Servicer, Trustee or, if applicable, the related Seller-Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second,
                                                                ------
as a recovery of principal due under such Loan; and third, to the payment
                                                    -----
of Prepayment Premiums and Yield Maintenance Charges.    Notwithstanding the
terms of any Loan, the Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan, except to the extent that (i) all reserves then required to be funded pursuant to the terms of such Loan have been so funded, (ii) all payments of principal and interest then due on such Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related
Lock-Box Agreement.   In no event shall any collections on any ARD Loan be
allocated to the payment of Excess Interest until all amounts due, or to
become due, under such ARD Loan have been paid in full.   Amounts collected
on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

    (c) In the event that the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Servicer or Special Servicer, as applicable, shall promptly notify the Trustee thereof in writing.

    SECTION 3.03.     Collection of Taxes, Assessments and Similar Items;
                      --------------------------------------------------
Servicing Accounts.
------------------

    (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the
related Loan Documents.   Servicing Accounts shall be Eligible Accounts.
Funds on deposit in the Servicing Accounts may be invested in Permitted
Investments in accordance with the provisions of Section 3.06.   Withdrawals
of amounts so deposited from a Servicing Account may be made only to:
(i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Servicer;
(v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with
Section 9.01; and (vii) pay the Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts for any period from any Distribution Date to the immediately succeeding P&I Advance
Date) and provided that the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Loan.

    (b) The Special Servicer, in the case of REO Loans and Specially
Serviced Loans, and the Servicer, in the case of all other Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of Insurance
Policy premiums and any ground rents payable in respect thereof.   The Special
Servicer, in the case of REO Loans and Specially Serviced Loans, and the Servicer, in the case of all other Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, or the Servicer shall make a Servicing Advance prior to the applicable penalty or termination date (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of Specially Serviced Loans and REO Loans) as
allowed under the terms of the related Loan.   To the extent that a Loan does
not require a Mortgagor to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Loans and REO Loans, and the Servicer, in the case of all other Loans, shall require that payments in respect of such items be made by the Mortgagor at the time they first become due.

    (c) In accordance with the Servicing Standard and for all Loans, the Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon,
(ii) ground rents (if applicable), (iii) premiums on Insurance Policies, (iv) operating, leasing, managing and liquidation expenses for REO Properties and
(v) environmental inspections and remediations, if any, in each instance if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, so long as the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided, however, that with
                                               --------  -------
respect to the payment of taxes and assessments, the Servicer shall not be required to make any such advance until the earlier of (i) five Business
Days after the Servicer has received confirmation that such item has not been paid and (ii) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.

     The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice before the date on which the Servicer is required to make any Servicing Advance with respect to a given Loan or REO Property; provided, however, that only two Business Days' notice shall be
          --------  -------
required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing
Advances required to make tax or insurance  payments).   In addition, the
Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would
constitute a Nonrecoverable Servicing Advance.   Any request by the Special
Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be
entitled  to conclusively rely on such determination.   On the fourth
Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced
Loan or REO Loan is a Nonrecoverable Servicing Advance.   The Servicer shall
be entitled to conclusively rely on such a determination.

    All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related
Loans, notwithstanding that the terms of such Loans so permit.   If the
Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Servicer, Special Servicer or Depositor, the Trustee shall make such Servicing Advance pursuant to Section 7.05.

    (d) In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to clauses (iv) or (v) of Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a)(ii), each of the
Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not
including, the date of reimbursement.   The Servicer shall reimburse itself or
the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account.

    (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is
required to be established or completed.   To the extent any repairs, capital
improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or
completed.   To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer (with respect to Loans that are not Specially Serviced Loans) shall determine whether the related Mortgagor has failed to perform its obligations under the related Loan and report any such failure to the Special Servicer within a reasonable time after the later of June 30, 1998 and the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

    SECTION 3.04.     The Certificate Account, Distribution Accounts, Excess
                      ------------------------------------------------------
Interest Distribution Account and Yield Protection Payment Account.
------------------------------------------------------------------

    (a) The Servicer shall establish and maintain, or cause to be established and maintained, the Certificate Account, in which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on the Loans due and payable on or before the Cut-off
Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto (in each case other than with respect to payments and collections relating to the Construction Loans, which payments and collections are to be deposited into the Construction Loan Servicing Account pursuant to Section 3.25(m)):

          (i) all payments on account of principal, including Principal Prepayments, on the Loans;

         (ii) all payments on account of interest on the Loans, net of the Servicing Fees and Primary Servicing Fees (in each case net of any amount utilized to offset Prepayment Interest Shortfalls), Penalty Charges (net of any amount thereof utilized to offset interest on Advances), Prepayment Premiums, Excess Interest, Yield Maintenance Charges, Servicing Fee Reimbursement Amounts and Primary Servicing Fee Reimbursement Amounts;

        (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Loan or REO Property (other than Liquidation Proceeds that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

         (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

          (v) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

         (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

        (vii) any amounts required to be deposited by the Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to the Servicer to cover Prepayment Interest Shortfalls;

       (viii) any Prepayment Interest Excess to which the Servicer is not entitled as provided in Section 3.11(a); and

         (ix) the Loan Servicing Remittance Amount withdrawn from the Construction Loan Servicing Account pursuant to Section 3.25(n)(i).

    The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for mortgagor checks returned for insufficient funds or other amounts that the Servicer or Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be
deposited by the Servicer in the Certificate Account.   If the Servicer shall
deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account.

    Upon receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit within one (1) Business Day such amounts to the Servicer for deposit into the Certificate
Account in accordance with the second preceding paragraph.   Any amounts
received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Servicer for deposit into the Certificate Account pursuant to Section 3.16(c).

    (b) The Trustee shall establish and maintain the Distribution Accounts in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Accounts in accordance with
the terms of this Agreement.   The Servicer shall deliver to the Trustee each
month on or before the P&I Advance Date therein, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv), (a)(v), (a)(vi) and (c) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account.

    The Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account:

          (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Servicer's obligations hereunder, Section 7.05);

         (ii) any Liquidation Proceeds paid by the Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to
    Section 9.01);

        (iii)  any Yield Maintenance Charges or Prepayment Premiums; and

         (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

    The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

    On each Distribution Date, the Trustee shall deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

    (c) Prior to the Servicer Remittance Date relating to any Due Period in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class V-1 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, the Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related
Due Period.   On each Distribution Date, the Trustee shall withdraw the Excess
Interest from the Excess Interest Distribution Account for distribution
pursuant to Section 4.01(f).   Following the distribution of Excess Interest
to Holders of the Class V-1 Certificates on the first Distribution Date after which there are no longer any Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

    (d) Prior to the Servicer Remittance Date relating to any Due Period in which an Additional Collateral Prepayment Amount is prepaid, the Trustee shall establish and maintain the Yield Protection Payment Account in the name of the Trustee in trust for the benefit of the Holders of the Regular
Certificates.   The Yield Protection Payment Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, as required by Section 4.03(g), the Servicer shall remit to the Trustee for deposit in the Yield Protection Payment Account the Yield Protection
Payment Advance, if any, for the related Distribution Date.   On each
Distribution Date, the Trustee shall withdraw the Yield Protection Payment from the Yield Protection Payment Account for distribution pursuant to
Section 4.01(k). Following the distribution of the Class A-X Yield Protection Payment Amount to Holders of the Class A-X Certificates and the distribution of the Regular Yield Protection Payment Amount to Holders of the applicable Class of Regular Certificates, in each case on the first Distribution Date after which all Additional Collateral has been released to the Borrowers under the Additional Collateral Loans or collected by the Servicer as Principal Prepayments, the Trustee shall terminate the Yield Protection Payment Account.

    (e) Funds on deposit in the Certificate Account, the Excess Interest Distribution Account and the Yield Protection Payment Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.   Funds on deposit in the Upper-Tier Distribution Account and
the Lower-Tier Distribution Account shall not be invested.   As of the Closing
Date, the Certificate Account shall be located at the offices of the
Servicer.   The Servicer shall give notice to the Trustee, the Special
Servicer and the Depositor of any new location of the Certificate Account
prior to any change thereof.   As of the Closing Date, the Upper-Tier
Distribution Account, the Lower-Tier Distribution Account, the Excess
Interest Distribution Account and the Yield Protection Payment Account shall
be located at the offices of the Trustee.   The Trustee shall give notice to
the Servicer and the Depositor of any new location of the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess
Interest Distribution Account or the Yield Protection Payment Account, prior to any change thereof.

    SECTION 3.05.     Permitted Withdrawals from the Certificate Account and
                      ------------------------------------------------------
the Distribution Accounts.
-------------------------

    (a) The Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

          (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances pursuant to Section 4.03(a);

         (ii) to pay (x) to itself, unpaid Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to
    Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (y) to any Seller-Servicer entitled thereto, the related Primary Servicing Fee, and (z) to the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Loan, Specially Serviced Loan and REO Loan, as applicable, the Servicer's rights, any Seller-Servicer's rights and the Special Servicer's rights to payment pursuant to this clause (ii) with respect to any Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

        (iii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Servicer's or the Trustee's right to reimburse itself pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

         (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

          (v) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Loans and REO Properties;

         (vi) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause
    (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with
    Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause
    (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

        (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of the Mortgage Loan Seller under
    Section 7 of the Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

       (viii) in accordance with Section 2.03(e), to reimburse itself or the Special Servicer, as the case may be, out of general collections on the Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 7 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

         (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (b) Penalty Charges on any Loan other than a Specially Serviced Loan, but only to the extent (x) collected from the related Mortgagor and (y) in excess of outstanding interest on Advances made with respect to such Loan, and to the extent that all amounts then due and payable with respect to such Loan have been paid and (c) all Prepayment Interest Excess in connection with the receipt of Principal Prepayments (except to the extent otherwise provided in Section 3.11(a)) or Insurance and Condemnation Proceeds; and to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of
    Section 3.11(b), Penalty Charges on any Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan have been paid);

          (x) to recoup any amounts deposited in the Certificate Account in error;

         (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

        (xii) to pay for (a) the cost of the Opinions of Counsel contemplated by Section 3.32 to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and

    (c) the cost of obtaining the REO Extension contemplated by
    Section 3.16(a);

       (xiii) to pay out of general collections on the Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer or the Trustee is liable therefor;

        (xiv) to reimburse the Servicer and the Special Servicer out of general collections on the Loans and REO Properties for expenses incurred by and reimbursable to them by the Trust Fund;

         (xv) to pay itself, the Special Servicer or the Mortgage Loan Seller, as the case may be, with respect to each Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

        (xvi) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c);and

       (xvii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

    The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

    (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

          (i) to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account; and

         (ii)  to pay the Trustee accrued but unpaid Trustee Fees;

        (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 6.03(a), 6.03(b) or 8.05(b);

         (iv)  to pay for the cost of the Opinion of Counsel contemplated by
    Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee; and

          (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

    (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

          (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable; and

         (ii) to clear and terminate the Upper-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

    (d) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in
Section 3.05(b)(ii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iii), (iv), (v) and
(vi), then reimbursements shall be paid first to the Trustee and then to the Servicer.

    SECTION 3.06.     Investment of Funds in the Certificate Account,
                      ----------------------------------------------
Servicing Accounts, Cash Collateral Accounts, the Excess Interest
-----------------------------------------------------------------
Distribution Account, the Yield Protection Payment Account, the Interest
------------------------------------------------------------------------
Reserve Account and the REO Account.
-----------------------------------

    (a) The Servicer may direct any depository institution maintaining the Certificate Account, any Servicing Account, any Cash Collateral Account, any Lock-Box Account, any Enhancement Policy Escrow Account, the Excess Interest Distribution Account, the Yield Protection Payment Account and the Interest Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account (any of the foregoing accounts, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Servicer or the Special Servicer, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon; provided, however, that (x) any such investment direction by the Servicer with
--------  -------
respect to funds on deposit in the Interest Reserve Account shall be coordinated with, and subject to the approval of, Credit Suisse First
Boston Corporation and (y)  any such investment direction by the Servicer with respect to funds on deposit in the Yield Protection Payment Account shall be coordinated with, and subject to the approval of, the Mortgage
Loan Seller.   All such Permitted Investments  shall be held to maturity,
unless payable on demand.   Any investment of funds  in an Investment
Account shall be made in the name of the Trustee (in its capacity as such). Funds on deposit in the Distribution Accounts shall remain uninvested.

    The Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC
or any other applicable law.   Possession of any such Permitted Investment by
the Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any
other applicable law.   In the event amounts on deposit in an Investment
Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account) shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

         (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

    (b) Interest and investment income realized on funds deposited in each of the Certificate Account, the Excess Interest Distribution Account, any
Cash Collateral Account, any Lock-Box Account and any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.05(a), 3.05(b) or 3.05(c),
as the case may be.   Interest and investment income realized on funds
deposited in any Enhancement Policy Escrow Account shall be used to pay any interest on Advances made with respect to, or any other expenses of the Trust Fund allocable to, the related Loan, and the Servicer shall not be entitled
to any such interest or investment income.   As compensation for providing
rating agency review services, interest and investment income realized on funds deposited in the Interest Reserve Account to the extent of the Net Investment Earnings, if any, for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of Credit Suisse First Boston Corporation, or of any successor corporation that provides such services, and shall be subject to
its withdrawal, or to withdrawal at its direction.   As compensation for
reimbursing the Servicer for any Yield Protection Payment Advances made by it, net interest and investment income realized on funds on deposit in the Yield Protection Payment Account for each period from any P&I Advance Date to the immediately succeeding Distribution Date shall be for the sole and exclusive benefit of the Mortgage Loan Seller and shall be subject to its
withdrawal, or to withdrawal at its direction.   Interest and investment
income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Trust Fund and shall be
subject to its withdrawal in accordance with Section 3.16(c).   In the event
that any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Certificate Account, the Excess Interest Distribution Account, any Cash Collateral Account, any Lock-Box Account, any Servicing Account or the REO Account, the Servicer (in the case of the Certificate Account, the Excess Interest Distribution Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from
the immediately preceding Distribution Date to such P&I Advance Date.   In the
event that any loss shall be incurred in respect of any Permitted Investment on deposit in the Interest Reserve Account, Credit Suisse First Boston Corporation shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately
preceding Distribution Date to such P&I Advance Date.   In the event that any
loss shall be incurred in respect of any Permitted Investment on deposit in the Yield Protection Payment Account, the Mortgage Loan Seller shall deposit therein, no later than 11:00 a.m. New York City time on the related Distribution Date, without right of reimbursement, the amount of the net loss, if any, on such investment with respect to such account for the period from the immediately preceding P&I Advance Date to such Distribution Date.
The Servicer shall not be liable for any loss incurred in respect of any Permitted Investment on deposit in any Enhancement Policy Escrow Account.

    (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

        Notwithstanding the investment of funds held in the Certificate Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

    SECTION 3.07.     Maintenance of Insurance Policies; Errors and Omissions
                      -------------------------------------------------------
and Fidelity Coverage.
---------------------

    (a) The Servicer as to Loans that are not Specially Serviced Loans and the Special Servicer as to Specially Serviced Loans shall use their respective reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Note, or if the Mortgagor does not so maintain, shall itself maintain, for each Loan any Insurance Policy coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any
           --------  -------
Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Loan.

    All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans other than REO Properties),
(ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee,
(iii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan,
(iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan documents) and (v) be issued by either (x) a Qualified Insurer or (y) for any Insurance Policy being maintained by the related Mortgagor, an insurance carrier meeting the requirements of the related Mortgage, provided that such Qualified Insurer or other insurance carrier is authorized under applicable
law to issue such Insurance Policies.   Any amounts collected by the Servicer
or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a).

    Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Loans (other than with respect to REO Properties) if the Mortgagor defaults on its obligation to maintain such Insurance Policies shall be advanced by the Servicer as a Servicing Advance and will be charged to the related Mortgagor and shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

    (b) (i) If the Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related
    Mortgaged Properties or REO Properties.   Such Insurance Policy may
    contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account (or, if such Loan is a Construction Loan, the Construction Loan Servicing Account) from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the
    Servicing Standard.   In connection with its activities as administrator
    and servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with
    the terms of such policy.   The Special Servicer, to the extent
    consistent with the Servicing Standard, may maintain, at its own expense, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

         (ii) If the Servicer or the Special Servicer causes any Mortgaged Property or REO Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage
    Properties and REO Properties.   In the event the Servicer or the Special
    Servicer causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered
    thereby) shall be paid by the Servicer out of its own funds.   Such
    master single interest Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

    (c) The Servicer and Special Servicer shall maintain with responsible companies, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all officers, employees or other personnel acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans ("Servicer Employees," in the case of the Servicer, and
"Special Servicer Employees," in the case of the Special Servicer).   Any such
Fidelity Bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Servicer Employees or
Special Servicer Employees.   Such errors and omissions policy shall also
protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the
indebtedness secured thereby.   No provision of this Section requiring such
Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

    The minimum coverage under any such Fidelity Bond and errors and
omissions insurance policy shall be at least equal to $1,000,000.   The
Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such Fidelity Bond
and errors and omissions policy.   Notwithstanding the foregoing, so long as
the long-term debt or the deposit obligations or claims-paying ability of the Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P, "A2" by Moody's and "A" by Fitch (or, if not rated by Fitch, upon written confirmation by Fitch that self-insurance by the Servicer or the Special Servicer, as applicable, with respect to a Fidelity Bond would not by reason thereof cause Fitch to qualify, downgrade or withdraw the then-current rating assigned to any of the Certificates that are currently being rated by Fitch), the Servicer or the Special Servicer, respectively, shall be
allowed to provide self-insurance with respect to a Fidelity Bond.   The
amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Loans or Specially Serviced
Loans, as applicable, for FNMA or FHLMC.   Coverage of the Servicer or the
Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this
Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

    The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

    (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (if flood insurance has been made available), the Servicer will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing
Standard.   Such flood insurance shall be in an amount equal to the least of
(i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of
1973, as amended, and (iii) the amount required by the Loan.   If the cost of
any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to
Section 3.03(c).

    (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available
under the Flood Disaster Protection Act of 1973, as amended.   The cost of any
such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to
Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

    (f) Notwithstanding the provisions of the related Mortgage and any other provision of this Agreement, but otherwise in accordance with the Servicing Standard, the Servicer shall not require any Mortgagor to obtain insurance in excess of the amounts of coverage and deductibles heretofore required by the Mortgage Loan Seller in connection with the origination of the related Loan (such amounts, with respect to each Loan, the "Origination Required Insurance Amounts"), unless the Servicer determines, in accordance with the Servicing Standard, that such Origination Required Insurance Amounts would not be
prudent for property of the same type as the related Mortgaged Property.   The
Servicer shall require that each policy of business-interruption insurance
maintained by a Mortgagor have a minimum term of at least twelve months.   The
Depositor shall provide evidence to the Servicer of the Origination Required Insurance Amounts for each Mortgaged Property.

    SECTION 3.08.     Enforcement of Due-On-Sale and Due-On-Encumbrance
                      -------------------------------------------------
Clauses; Assumption Agreements; Defeasance Provisions.
-----------------------------------------------------

        (a) (i) As to each Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

              (A) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

              (B) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

    the Special Servicer shall enforce such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or not granting
    such consent.   If the Special Servicer determines that (1) not declaring
    an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery, the Special Servicer shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage loan origination or Servicing Standard and criteria and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Special Servicer shall have received written confirmation from each of the Rating Agencies that such assumption would not, in of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

        (ii) Notwithstanding clause (i) of Section 3.08(a), the Mortgaged Property relating to any of Loan Nos. 14, 29 and 46 may be sold to, and the related Loan assumed by, Manufactured Housing Communities, Inc. or any affiliate thereof, subject to confirmation by each Rating Agency in writing that such sale and assumption would not result in a downgrade, withdrawal or qualification by such Rating Agency of its then-current rating of any Class of Certificates.

        (iii) Notwithstanding clause (i) of Section 3.08(a), with respect to the Realmark Loans, the Servicer shall consent to any loan made by the Mortgage Loan Seller to any holder of the equity in the Realmark Borrowers that is secured by a pledge of all or a portion of such equity so long as (A) the Servicer has obtained written confirmation from each Rating Agency that the terms of the documents relating to such loan, without regard to the dollar amount thereof, would not result in a downgrade, withdrawal or qualification by such Rating Agency of its then-current rating of any Class of Certificates and (B) if the initial principal balance of such loans, taken as a whole, exceeds $1.2 million, the consent of the Special Servicer has been obtained.

        (iv) Notwithstanding the provisions of any Loan, neither of the following shall, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Loan Documents or of clause (i) of Section 3.08(a):

             (A) any transfer of the MGM Subordinate Note or the MGM Preferred Equity Interest in accordance with Section 3.08(a)(vii); or

             (B) foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower so long as either (1) the Servicer has consented to such foreclosure or (2) such foreclosure is in connection with the owner of the Mortgaged Property located at 135 East 57/th/ Street and the Mezzanine Loan Holder is Capital Trust or an affiliate thereof (a "57/th/ Street Permitted Foreclosure"), in which case no such consent shall be required.

        (v) Except with respect to a 57/th/ Street Permitted Foreclosure, in the event that a Permitted Mezzanine Loan Holder requests the consent of the Servicer to foreclose upon the related Mezzanine Loan Collateral and S&P continues to provide ratings on any Class of Certificates at such time, the Servicer shall approve or reject such request in accordance with the Servicing Standard after consideration of the following factors:

             (A) Whether the net operating income for the related Mortgaged Property or Properties is less than 85% of the 1997 annual net operating income for such property or properties as reported in the Prospectus Supplement;

             (B) the occupancy, effective rent, leasing activity, maintenance and/or revenues for the related Mortgaged Property or Properties since the Cut-off Date;

             (C) the creditworthiness of the existing owner of the Mezzanine Loan Collateral (the "Owner") and of the proposed transferee thereof (the "Mezzanine Loan Collateral Transferee") and their relative financial strength;

             (D) the reputation and character of the Owner and of the Mezzanine Loan Collateral Transferee thereof;

             (E) whether the Mezzanine Loan Collateral Transferee and its property manager shall have sufficient experience in ownership and management of properties similar to the related Mortgaged Property;

             (F) whether the Owner has diligently and timely performed all of its obligations under the related Loan;

             (G) the likelihood that, as a result of such action, (1) the related Mortgagor will be adjudicated a bankrupt or insolvent, (2) a petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by or against, consented to by, or acquiesced in by, such Mortgagor, (3) any proceeding for the dissolution or liquidation of such Mortgagor will be instituted (any of the events or occurrences in clause (1), (2) or (3), a "Bankruptcy Event") or (4) if a Bankruptcy Event occurs with respect to such Mortgagor and the Servicer is required to make P&I Advances with respect to the related Mortgaged Property for the period for which such Bankruptcy Event has not been resolved, each of such P&I Advances will not be a Nonrecoverable P&I Advance; and

             (H) such other factors as are relevant in accordance with the Servicing Standard.

        (vi) The Servicer shall not consent to the foreclosure of any Mezzanine Loan other than to a Permitted Mezzanine Loan Holder and shall not consent to the transfer of any Mezzanine Loan except to a Permitted
    Mezzanine Loan Holder.   Neither the consent of the Servicer nor the
    receipt of a rating confirmation shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an economic event of default has been declared under the related Loan (and each Rating Agency has been
    notified of such event of default).   In no event shall a Mezzanine Loan
    Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

        (vii) The Servicer shall not consent to the transfer of the MGM Subordinate Note or the MGM Preferred Equity Interest except to a transferee that certifies that on the date of such transfer it is a Permitted MGM Securityholder.

    (b) As to each Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

         (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

then the Special Servicer shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause and
(y) receives prior written confirmation from each of Fitch, S&P and Moody's that granting such consent or not accelerating payments on the related Loan would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

    (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

    (d) Except as otherwise permitted by Section 3.20, the Special Servicer shall not agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this
Section 3.08.

    (e) Notwithstanding any other provisions of this Section 3.08, the Servicer may grant a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement or right-of-way, provided the Servicer shall have determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property.

    (f) With respect to any Loan which permits release of Mortgaged Properties through defeasance:

          (i) The Servicer, with the consent of the Special Servicer, shall effect such defeasance only through the purchase of U.S. government obligations satisfying the requirements of clause (i) of the definition of Permitted Investments herein which purchase shall be made in accordance with the terms of such Loan; provided, however, that the Servicer shall not accept
                        --------  -------
the amounts paid by the related Borrower to effect defeasance until such U.S. government obligations have been identified and an Independent accounting firm has provided the Servicer a comfort letter that states that such defeasance is in the correct amount and is in other respects in accordance with the terms of such Loan.

         (ii) In the event that such Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, the Servicer, with the consent of the Special Servicer, shall cause the Borrower to pay for the establishment of a successor Borrower and cause an assumption by such successor Borrower of the defeased obligations under the related Note only if
(a) a given Rating Agency indicates that such assumption would be a prerequisite to such Rating Agency's delivery of written confirmation that such defeasance would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, (b) the Borrower would have more assets, after such defeasance, than the U.S. government obligations to be obtained or (c) the Borrower is not a special-purpose entity.

        (iii) The Servicer shall require an Opinion of Counsel from the related Borrower (which shall be an expense of the related Borrower) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the related U.S. government obligations and that the assignment thereof is valid and enforceable.

         (iv) The Servicer shall obtain at the related Borrower's expense a certificate from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Documents.

          (v) Prior to permitting release of any Mortgaged Property through defeasance, the Servicer shall obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

         (vi) Neither the Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

        (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require such Borrower to deliver an Opinion of Counsel to the effect that such release will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

    (g) With respect to any Construction Loan which is secured by Mortgaged Property on which a CVS Store is to be situated, neither the Servicer nor the Special Servicer shall permit CVS to substitute a New CVS Store for the uncompleted CVS Store for which it is proposed to be substituted without an Opinion of Counsel (which shall not be an expense of the Servicer or Special Servicer) to the effect that the substitution will not cause such Construction Loan to fail to qualify as a "qualified mortgage" as defined under Section 860(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

    (h) With respect to any Loan, neither the Servicer nor the Special Servicer will permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without an Opinion of Counsel (which shall not be an expense of the Servicer or the Special Servicer) to the effect that the substitution will not cause the related Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

    SECTION 3.09.     Realization upon Defaulted Loans.
                      --------------------------------

    (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are
not released from the Trust Fund pursuant to any other provision hereof.   The
foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance and interest thereon and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such
Mortgaged Property, as contemplated in Section 3.05(a)(iv).   The Special
Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing
Advance.

    Nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Servicer as a Servicing Advance.

    (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:


          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

         (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

    (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments, that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

         (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

    The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause
(i) and/or clause (ii) of the preceding sentence shall be paid by the
Servicer as a Servicing Advance.   If any such Environmental Assessment so
warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and
(ii) of the second preceding sentence have been satisfied.

    (d) If (i) the environmental testing contemplated by subsection
(c) above establishes that either of the conditions set forth in clauses
(i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the Mortgage Loan Purchase Agreement for which the Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 7 of the Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

    (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the Servicer and the Certificate Owners of the Class I and Class J Certificates monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however,
                                                         --------  -------
that with respect to each such report or Environmental Assessment, if beneficial ownership of the Class I and Class J Certificates resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any
additional copies so provided.   The Trustee shall forward all such reports to
the Certificateholders and each Rating Agency promptly following the receipt thereof.

    (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Servicer shall report, via Form 1099C, all forgiveness
of indebtedness.   The Special Servicer shall provide the Servicer with such
information or reports as the Servicer deems necessary to fulfill its obligations under this paragraph (f) promptly upon the Servicer's request
therefor.   The Servicer shall deliver a copy of any such report to the
Trustee and the Special Servicer.

    (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action.

    (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in
respect of a Defaulted Loan or REO Property and the basis thereof.   Each
Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

    (i) With respect to any of Loan Nos. 14, 29 and 46 (each, an "ECC Loan") the Special Servicer shall not complete any foreclosure proceeding or accept any deed in lieu of foreclosure unless it first obtains an Opinion of Counsel or a ruling from the Internal Revenue Service (an "IRS Ruling"), in each case to the effect that any property that the Trust Fund could acquire in respect of such ECC Loan from such action would not fail to qualify as "foreclosure property" (within the meaning of Section 860G(a)(8) of the Code) as a result of the facts in existence on the Closing Date, as set forth in a certificate of the Mortgage Loan Seller dated as of the Closing Date (the "Mortgage Loan
Seller Certificate") and delivered to the Depositor.   If, following an event
of default constituting an economic event of default under an ECC Loan, the Special Servicer (i) determines, in accordance with the Servicing Standard, that foreclosing on such Loan would be in the best interests of the Trust Fund and (ii) is unable to obtain such an Opinion of Counsel or IRS Ruling as a result of the facts in existence on the Closing Date, as set forth in the Mortgage Loan Seller Certificate, the Special Servicer shall so notify the Depositor, and the Depositor shall repurchase such Mortgage Loan from the Trustee at the related Purchase Price on the Distribution Date in the month
following the month of such notice.   A foreclosure shall be treated as
"completed" at the time the Trust Fund would be treated as the owner of the related Mortgaged Property for federal income tax purposes.

    SECTION 3.10.     Trustee to Cooperate; Release of Mortgage Files.
                      -----------------------------------------------

    (a) Upon the payment in full of any Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the
Trustee and request delivery of the related Mortgage File.   Any such notice
and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to
Section 3.04(a) or remitted to the Servicer to enable such deposit, have been
or will be so deposited.   Within seven Business Days (or within such shorter
period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee, at no cost to the Servicer or Special Servicer, shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or
Special Servicer, as the case may be.   No expenses incurred in connection
with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

    (b) From time to time as is appropriate for servicing or foreclosure of any Loan, the Servicer or the Special Servicer shall deliver to the Trustee a
Request for Release signed by a Servicing Officer.   Upon receipt of the
foregoing, the Trustee shall deliver or cause the related Custodian to deliver the Mortgage File or any document therein to the Servicer or the
Special Servicer (or a designee), as the case may be.   Upon return of such
Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer that such Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust Fund.

    (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by
the Note or Mortgage or otherwise available at law or in equity.   The Special
Servicer shall be responsible for the preparation of all such documents and
pleadings.   When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

    SECTION 3.11.     Servicing Compensation.
                      ----------------------

    (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Loan and REO Loan at the Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Loan
on a 30/360 basis.   The Servicing Fee with respect to any Loan or REO Loan
shall cease to accrue if a Liquidation Event occurs in respect thereof.   The
Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Loan and REO Revenues allocable as interest on
each REO Loan.   In no event will the Servicer or any Seller-Servicer be
entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related Borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees.

    The Servicer, on behalf of itself or any Seller-Servicer, shall be entitled to recover unpaid Servicing Fees and Primary Servicing Fees (but not Construction Loan Servicing Fees) in respect of any Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable
as recoveries of interest, to the extent permitted by Section 3.05(a).   The
right to receive the Servicing Fee (and, except to the extent set forth in the Seller-Servicer Agreement with respect to a Seller-Servicer, the related Primary Servicing Fee), or, with respect to any Construction Loan (except to the extent set forth in the GECLS Sub-Servicing Agreement), the Construction Loan Servicing Fee, may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and
obligations under this Agreement.   The Servicer shall pay the annual fees of
each Rating Agency by wire transfer; and the Depositor, within 30 days after request therefor, shall reimburse the Servicer for such annual fees.

    Additional servicing compensation in the form of (i) one-half of all assumption fees (except with respect to the ECC Loans, to the extent provided below) paid by the Mortgagors on all Loans that are not Specially Serviced Loans (but only to the extent that all amounts then due and payable with respect to such Loans (except for interest on Advances then outstanding) have been paid), (ii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iii) all fees received on or with respect to Loan modifications for which the Servicer is responsible pursuant to Section 3.20(a)(ii) (but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid) and (iv) other customary charges, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the
Certificate Account pursuant to Section 3.04(a).   All assumption fees with
respect to the proposed sale to Manufactured Housing Communities, Inc. of the Mortgaged Property securing Loan No. 14 shall be paid solely to the Mortgage
Loan Seller.   All assumption fees with respect to the proposed sale to a third-party of the Mortgaged Properties securing Loan Nos. 29 and 46 in connection with the bankruptcy proceedings relating to the Borrowers under such Loans (each, a "Sale") will be shared between the Mortgage Loan Seller and the Special Servicer as follows: (i) If a Sale takes place in the first calendar quarter of 1998, the Special Servicer shall be entitled to retain
15% of any resulting assumption fee and the Mortgage Loan Seller shall be entitled to retain the remaining 85% of such assumption fee, (ii) if a Sale takes place in the second calendar quarter of 1998, the Special Servicer shall be entitled to retain 25% of the resulting assumption fee and the Mortgage Loan Seller shall be entitled to retain the remaining 75% of such assumption fee, (iii) if a Sale takes place in the third calendar quarter of 1998, the Special Servicer shall be entitled to retain 50% of the resulting assumption fee and the Mortgage Loan Seller shall be entitled to retain the remaining 50% of such assumption fee and (iv) if a Sale takes place in the fourth calendar quarter of 1998, the Special Servicer shall be entitled to retain 75% of the resulting assumption fee and the Mortgage Loan Seller shall be entitled to retain the remaining 25% of such assumption fee; provided,
                                                                --------
however, that the Special Servicer shall be obligated to pay all legal fees
-------
associated with the foregoing.   Thereafter, any assumption fees paid in
connection with a Sale shall be additional compensation of the Special
Servicer.   Any assumption fees payable in connection with Loan Nos.  29 and
46 and not relating to a Sale shall be paid 50% to the Special Servicer and
50% to the Servicer.   The remaining assumption fees shall be delivered to
the Special Servicer as additional servicing compensation.   For purposes of
the fourth preceding sentence, the timing of any Sale of the Mortgaged Property securing Loan No. 29 or Loan No. 46 shall be deemed to be the date on which a third party enters into a definitive agreement for the purchase of such Mortgaged Property, provided that such Sale is actually consummated no later than 90 days after the date such agreement is entered into; if such Sale is consummated thereafter, the timing of such Sale shall be deemed to be the date of actual consummation of such agreement.

    The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on each Loan (other than Specially Serviced Loans) but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid to the Servicer; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account, any Cash Collateral Account, any Lock-Box Account and the Excess Interest Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iii) interest earned on deposits in the Servicing Accounts that is not required by applicable law or the related Loan to be paid to the Mortgagor; (iv) interest earned on deposits in the Construction Loan Servicing Account that is not required by applicable law or the related Construction Loans to be paid to the related Construction Borrowers; and (v) collections representing Prepayment Interest Excess (other than with respect to any Loan whose terms expressly permit collections of interest through the following Due Date in connection with any voluntary Principal Prepayment).

    The Servicer shall also be entitled to receive all Primary Servicing Fees computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan is computed.

    The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due, except for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

    Notwithstanding the foregoing paragraphs of this Section 3.11, the Servicing Fee on any Loan other than a Specially Serviced Loan and the investment income earned on any Principal Prepayment made on such Loan during a given Due Period and due the Servicer on the related Distribution Date shall be reduced by the Prepayment Interest Shortfall, if any, on such Loan for such Distribution Date; provided, however, that with respect to any
                            --------  -------
Additional Collateral Loan as to which Additional Collateral is paid as a Principal Prepayment or any Construction Loan as to which a Principal Prepayment in full is made by CVS following the failure to complete the related CVS Store by the related Outside Completion Date, neither the Servicing Fee on such Loan, nor the investment income earned on any such Principal Prepayment, shall be reduced by the Prepayment Interest Shortfall, if any, on such Loan for such Distribution Date.

    (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Loan and REO Loan.   As to each Specially Serviced Loan and
REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed.
The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis,
to the extent permitted by Section 3.05(a).   The right to receive the Special
Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

    Additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Loans, (ii) 50% of all assumption fees on any Loans other than Specially Serviced Loans and (iii) all extension fees and all fees received on or with respect to Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a)(iv), but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a).

    The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate of (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, applied to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a
Corrected Loan.   The Workout Fee with respect to any Corrected Loan will
cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Loan
again becomes a Corrected Loan.   If the Special Servicer is terminated (other
than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected
Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

    A Liquidation Fee will be payable with respect to each Specially
Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation
Fee.   As to each Specially Serviced Loan, the Liquidation Fee will be payable out of, and will be calculated by application of a "Liquidation Fee Rate" of
(i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000, and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, in each case expressed as a percentage of net liquidation proceeds received with respect to such Specially Serviced Loan.

    Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Loan documentation, the purchase of any Specially Serviced Loan by the Servicer or the Special Servicer, the purchase by the Holder of the LR Certificates of any ARD Loan pursuant to Section 9.03 or the purchase of all of the Loans and REO Properties in connection with an optional termination of the Trust Fund
pursuant to Section 9.01.   If, however, Liquidation Proceeds are received
with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan.

    The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such
Specially Serviced Loan) have been paid to the Special Servicer).   The
Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

    SECTION 3.12.     Reports to the Trustee; Certificate Account Statements.
                      ------------------------------------------------------

    (a) The Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to the Distribution Date, the Servicer Remittance Report with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount) including a written statement of anticipated P&I Advances for the related Distribution Date. The Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21.

    (b) For so long as the Servicer makes deposits into and withdrawals from the Certificate Account, not later than thirty (30) days after each Distribution Date, the Servicer shall forward to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from the Certificate Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in Section 3.05 for the related Due Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Servicer relating solely to the Loans and the performance of its duties hereunder.

    (c) No later than 1:00 p.m. New York City time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Loans (and, if applicable, the related REO Properties), providing the required information as of the related Determination Date: (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loan Modification Report;
(iv) an Historical Loss Estimate Report; and (v) an REO Status Report. Such reports shall be in writing and on a computer readable medium reasonably acceptable to the Trustee and the Servicer.

    The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer in writing and on a computer readable medium reasonably acceptable to the Servicer and the Special Servicer by 1:00 p.m. New York City time at least two Business Days prior to the related Servicer Remittance Date in the form required Section 3.12(f) or shall be provided by means of such reports so delivered by the
Special Servicer to the Servicer in the form so required.   The Servicer's
responsibilities under this Section 3.12(c) with respect to REO Loans and Specially Serviced Loans shall be subject to the satisfaction of the Special
Servicer's obligations under this Section 3.12(c).   In the absence of
manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts
and other information stated therein.   Servicer shall provide to the Trustee
any new data that Servicer collects or reports in electronic format in its ordinary course of servicing.

    (d) The Servicer shall deliver or cause to be delivered to the Trustee the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

     (i)  At least annually by May 31, with respect to each Loan and REO
Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each of the Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the terms of the Loans.

    (ii) The Servicer shall maintain an Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Loan) is to be updated by the Servicer and such updated report shall be delivered to the Trustee within thirty days after receipt by the Servicer of updated operating statements for such Mortgaged Property.
The Servicer will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates shall be completed and copies thereof sent to the Trustee within thirty days after receipt of the necessary information.

    The Special Servicer will be required pursuant to Section 3.12(g) to deliver to the Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before March 30 of each year, commencing on March 30, 1998, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

    (e) No later than 1:00 p.m. New York City time on each Servicer Remittance Date, the Servicer shall prepare and deliver to the Trustee, the Rating Agencies and the Special Servicer, a Servicer Watch List of (x) all Loans that the Servicer has determined are in jeopardy of becoming a Specially Serviced Loan and (y) all Construction Loans as provided in Section 4.02(b). For this purpose, Loans that are in jeopardy of becoming Specially Serviced Loans shall include, without limitation: (i) Loans having a current Debt Service Coverage Ratio that is 80% or less of the Debt Service Coverage Ratio as of the Cut-off Date or having a Debt Service Coverage Ratio that is less than 1.00x, (ii) Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Loans which have come to the Servicer's attention in the performance of its duties under this Agreement, that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a Borrower or an Affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Loans that are at least 30 days delinquent in payment, and (v) Loans that are within 60 days of maturity.

    The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

    (f) At least three Business Days prior to each Servicer Remittance Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following reports with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of the related Determination Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report;
(iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Loans; and (vi) a Servicer Watch List. Such reports shall be presented in writing and on a computer readable medium.

    (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of the Trustee, the Depositor, or Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

          (i) Annually, on or before April 30 of each year, commencing in April 1998, with respect to each Specially Serviced Loan and REO Loan, an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

         (ii) The Special Servicer shall maintain an Operating Statement Analysis report for each Mortgaged Property securing a Specially Serviced Loan and REO Property. The Operating Statement Analysis report for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property is to be updated by the Special Servicer and such updated report delivered to the Servicer within ten days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property. The Special Servicer will use any operating statements received with respect to any Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates shall be completed and copies thereof sent to the Servicer within ten days after receipt of the necessary information.

    (h) The Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

    SECTION 3.13.     Annual Statement as to Compliance.
                      ---------------------------------

    The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Depositor and to the Rating Agencies on or before March 15 of each year, beginning with March 15, 1998, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the servicing operations of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

    SECTION 3.14.     Reports by Independent Public Accountants.
                      -----------------------------------------

    On or before March 15 of each year, beginning with March 15, 1998, the Servicer and the Special Servicer (the "reporting person") each at the reporting person's expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, the Depositor and the Rating Agencies, to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or portions thereof) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages (the "Audit Program") serviced for FHLMC, such firm confirms that the Servicer or the Special Servicer,as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or the Audit Program requires it to report.

    In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the
related Sub-Servicer.   Each reporting person shall obtain from the related
accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Trustee for filing in accordance with the procedures set forth in Section 3.28 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

    SECTION 3.15.     Access to Certain Information.
                      -----------------------------

    Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law.

    Such access shall be afforded without charge (except that the Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs) but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer,
as the case may be, designated by it.   Nothing in this Section 3.15 shall
detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such
obligation shall not constitute a breach of this Section 3.15.   The Servicer
and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

    SECTION 3.16.     Title to REO Property; REO Account.
                      ----------------------------------

    (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the
Certificateholders.   The Special Servicer, on behalf of the Trust Fund, shall
sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the
Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO
Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any
Uncertificated Lower-Tier Interests or Certificates are outstanding.   If the
Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by
such REO Extension or such Opinion of Counsel.   Any expense incurred by the
Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

    (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its
own funds and general assets.   If an REO Acquisition shall occur, the Special
Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property.
The REO Account shall be an Eligible Account.   The Special Servicer shall
deposit, or cause to be deposited, in the REO Account, within one (1)
Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in
accordance with Section 3.06.   The Special Servicer shall give notice to the
Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

    (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit
in the REO Account relating to such REO Property.   On each Determination
Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for
the related REO Property.   In addition, on each Determination Date, the
Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Certificate Account on such date.

    (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

    SECTION 3.17.     Management of REO Property.
                      --------------------------

    (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code.   Subject to the foregoing, however, the
Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

          (i) all Insurance Policy premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

        (iii) any ground rents in respect of such REO Property, if applicable; and

         (iv) all costs and expenses necessary to maintain and lease such REO Property.

    To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) -
(iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) if such advances would, if made, constitute Nonrecoverable
Servicing Advances.   The Special Servicer shall give the Servicer and the
Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) to the extent in the possession of the Special Servicer or readily obtainable by the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

    (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

          (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

         (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

        (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

         (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in
such Opinion of Counsel.   Except as limited above in this Section 3.17 and by
Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

    (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

         (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

        (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection
    (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

         (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
    Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

    The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

    SECTION 3.18.     Sale of Defaulted Loans and REO Properties.
                      ------------------------------------------

    (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Defaulted Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

    (b) In the event that any Loan becomes a Defaulted Loan and the Special Servicer has determined in good faith that such Defaulted Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so
notify in writing the Trustee and the Servicer.   The Special Servicer (or the
Servicer, if the Servicer does not exercise its option, or the Directing Certificateholder, if the Servicer does not exercise its option) may at its option purchase such Defaulted Loan from the Trust Fund, at a price equal to
the Purchase Price.   The Purchase Price for any Defaulted Loan purchased
hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer, the Servicer or the Directing Certificateholder, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer, the Servicer or the Directing Certificateholder (in that order), as the case may be, ownership of such Defaulted Loan.

    (c) The Special Servicer may offer to sell any Defaulted Loan not otherwise purchased by the Special Servicer or the Servicer pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related
Mortgaged Property.   Such offering shall be made in a commercially reasonable
manner for a period of not less than 20 days or more than 90 days.   The
Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Loan in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special
          --------  -------
Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted
Loan.   In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Loan in accordance with Section 3.09.

    The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a
fair price within the time period provided for by Section 3.16(a).   Such
solicitation shall be made in a commercially reasonable manner for a period
of not less than 90 days or more than 270 days.   The Special Servicer shall
accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however,
                                                         --------  -------
that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special
Servicer to be a fair price for such REO Property.   If the Special Servicer
reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from
whom received.   In the event that the Special Servicer determines with
respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the two-year period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such two-year period in the manner described in Section 3.16(a); provided,
                                                                 --------
however, that the Special Servicer shall use its best efforts, consistent
-------
with the Servicing Standard, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

    The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any
Defaulted Loan or REO Property.   No Interested Person shall be obligated to
submit a bid to purchase any Defaulted Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.

    (d) Whether any cash bid constitutes a fair price for any Defaulted Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is
an Interested Person.   In determining whether any bid received from an
Interested Person represents a fair price for any Defaulted Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Appraiser or other expert in real estate matters retained at the expense of the Trust Fund by (i) the Servicer, if such Interested Person is the Special Servicer or an
Affiliate thereof or (ii) the Special Servicer, in any other case.   In
determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, such Appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any
REO Property within the time period specified in Section 3.16(a).   The
Purchase Price for any Defaulted Loan or REO Property shall in all cases be deemed a fair price.

    (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, and the collection of all amounts payable in connection
therewith.   Any sale of a Defaulted Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, except as shall be customary in deeds of real property and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

    SECTION 3.19.     Additional Obligations of the Servicer and Special
                      --------------------------------------------------
Servicer; Inspections; Appraisals.
---------------------------------

    (a) The Servicer (or, with respect to Specially Serviced Loan and REO Properties, the Special Servicer) shall physically inspect or cause to be physically inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property with an Allocated Loan Amount of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in January 1998 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (C) if the Loan (i) becomes a Specially Serviced Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0x or (iii) is delinquent for 60 days, each related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send to the Rating Agencies, within 20 days of completion, each inspection report for any Significant Loans.

    (b) With respect to each Loan that allows the Special Servicer (on behalf of the Trust Fund) to terminate, or cause the related Borrower to terminate, the related Manager, upon the occurrence of certain events specified in such Loan, the Special Servicer shall enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided, that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related
Anticipated Repayment Date, if any, the Special Servicer shall irrevocably waive such right with respect to such date. In the event the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Directing Certificateholder and each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

    For any Significant Loan, the Special Servicer shall effect such termination only if the Special Servicer has in the case of any Specially Serviced Loan received a written confirmation from each of the Rating Agencies that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current
ratings on the Certificates.   In the event a Manager is otherwise terminated
or resigns under the related Loan or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably
be obtained by the Special Servicer.   For the purposes of this paragraph, a
"Successor Manager" shall be reasonably acceptable to the Special Servicer and a professional management corporation or business entity which (i) manages, and is experienced in managing, other comparable commercial properties, (ii) will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing, and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

    (c) If required to obtain an Appraisal in connection with an Appraisal Reduction Event, the Special Servicer shall be required to have received such Appraisal within 60 days after the occurrence of such Appraisal Reduction Event (or the date of such Appraisal Reduction Event itself, in the case where the time period between (i) the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event and (ii) such
Appraisal Reduction Event itself exceeds 60 days).   Upon receipt, the Special
Servicer shall send a copy of such Appraisal to the Certificate Owners of the Class I and Class J Certificates; provided, however, that as to each such
                                  --------  -------
Appraisal, if beneficial ownership of the Class I and Class J Certificates resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for  the expense
of any additional copies so provided.   If neither such an Appraisal  is
received, nor such an internal valuation completed, by such date, the Appraisal Reduction for such Loan shall be conclusively established to be
35%  of the Stated Principal Balance of such Loan as of the date of the
related  Appraisal Reduction Event.   On the first Determination Date
occurring on or after the delivery of such Appraisal, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction to take into account
such Appraisal or an internal valuation.   The Servicer may conclusively
rely on any report by the Special Servicer of an Appraisal Reduction.

    With respect to each Loan as to which an Appraisal Reduction Event has occurred (unless such Loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Loan)), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be
paid by the Servicer as a Servicing Advance.   Upon receipt, the Special
Servicer shall send a copy of such Appraisal to the Certificate Owners of the Class I and Class J Certificates; provided, however, that as to each such
                                  --------  -------
Appraisal, if beneficial ownership of the Class I and Class J Certificates resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense
of any additional copies so provided.   Based upon such Appraisal or
internal valuation, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect
to such Loan.   Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Loan.

    With respect to each Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the
Servicer as a Servicing Advance.   Based upon such Appraisal or internal
valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan.

    SECTION 3.20.     Modifications, Waivers, Amendments and Consents.
                      -----------------------------------------------

        (a)(i) Subject to the provisions of this Section 3.20(a), Sections 3.20(b) through 3.20(i) below, the Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

        (ii) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth below, the Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof provided that such consent or modification, waiver or amendment would not affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or
    substitution of any material collateral for such Mortgage Loan.   To the
    extent consistent with the foregoing, the Servicer shall be responsible for the following:

             (A) Approving a request by the holder of a Mezzanine Loan to foreclose upon the related Mezzanine Loan Collateral (which consent shall be given or rejected in accordance with the provisions of clause Section 3.08(a) above);

             (B) Approving any waiver affecting the timing of receipt of financial statements from any Borrower provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

             (C) Approving routine leasing activity with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property;

             (D) Approving a transfer of equity in a Borrower from one current equity holder to another provided that such transfer of equity does not result in a change of control of such Borrower, cause the transferee to hold more than 49% of the equity in such Borrower or relate to a Significant Loan;

             (E) Approving annual budgets for the related Mortgaged Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than with respect to the payment of the management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

             (F) Approving a change of the property manager at the request of the related Borrower provided that the successor property manager is not affiliated with the Borrower and is a nationally or regionally recognized manager of similar properties; and

             (G) Waiving any provision of a Loan requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause (which shall be subject to the terms of Section 3.08 hereof).

        (iii) Notwithstanding the foregoing, the Servicer shall not waive, modify or amend any Loan unless such waiver, modification or amendment would not constitute a "significant modification" under Treasury regulation section 1.860G-2(b).

        (iv) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan for which the Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date (unless such Mortgage Loan is a Credit Lease Loan) or with respect to which an event of default has occurred in the preceding 12 months.

    (b) All modifications, waivers or amendments of any Loan shall be (i) in writing and (ii) effected in accordance with the Servicing Standard.

    (c) Neither the Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

         (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

        (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Mortgagor and upon which the Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

         (iv) in the judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

    (d) Notwithstanding Sections 3.20(b)(i), 3.20(c)(i) and 3.20(c)(ii), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan,
(iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a Principal Prepayment during any Lockout Period; provided that (x) the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) Section 3.20(e) is true with respect to the related Specially Serviced Loan.

    (e) Neither the Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan unless both (A) the related Mortgagor is in default with respect to the Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the Loan to Certificateholders on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage Rate) or (ii) any modification, waiver or amendment of any term of any Loan that would either (A) effect an exchange or reissuance of such Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder with an effective date or proposed effective date that applies or would apply to such waiver, modification or amendment) or (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

    However, the Special Servicer will not be permitted to extend the date on which any Balloon Payment is scheduled to be due unless the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (i)(B) of the immediately preceding paragraph.

    The determination of the Special Servicer contemplated by clause (i)(B) of the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance).

    (f) In no event will the Special Servicer be permitted to (i) extend the maturity date of a Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the maturity date of any Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Loan is secured by a ground lease, extend the maturity date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.5415% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan.

    (g) Neither the Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, (i) unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) unless otherwise permitted under the related Loan documents or (iii) unless such Principal Prepayment would not result in a Prepayment Interest Shortfall.

    (h) The Servicer and the Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses
incurred by it.   In no event shall the Special Servicer be entitled to
payment for such fees or expenses unless such payment is collected from the related Mortgagor.

    (i) The Special Servicer shall notify the Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof.   The Special Servicer shall
notify the Rating Agencies of any modification, waiver or amendment of any
term of any Significant Loan.   Copies of each agreement whereby any such
modification, waiver or amendment of any term of any Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

    (j) With respect to each Significant Loan, if the related Borrower has been established as a "bankruptcy-remote entity," the Special Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity unless the Special Servicer has obtained written confirmation from each Rating Agency that such amendment or action would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by such Rating Agency.

    SECTION 3.21.     Transfer of Servicing Between Servicer and Special
                      --------------------------------------------------
Servicer; Record Keeping; Asset Status Report.
---------------------------------------------

    (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Servicer shall immediately give notice thereof to the Special Servicer, the Trustee, the Certificate Owners of the Class I and Class J Certificates and each Rating Agency, shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and the Directing Certificateholder and shall use its reasonable best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan that are in the possession of the Servicer or available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its
functions hereunder with respect thereto.   The Servicer shall use its
reasonable best efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Loan
until the Special Servicer has commenced the servicing of such Loan.   The
Trustee shall deliver to the Underwriter, the Initial Purchaser and to each Holder of a Class J Certificate a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

    Upon determining that a Specially Serviced Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Loan shall re-commence.

    (b) In servicing any Specially Serviced Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Loan information including correspondence with the related Mortgagor.

    (c) On or before each Determination Date, the Special Servicer shall deliver to the Servicer a written statement (upon which the Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (vii) of Section 4.02(a) with respect to each Specially Serviced Loan and the information described in clause (viii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Loan and REO Property during the related Due Period, (4) the information described in clauses (v), (vii), (viii), (xi), (xvi) and (xvii) of Section 4.02(a) and (5) such additional information relating to the Specially Serviced Loan and REO Properties as the Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

    (d) Notwithstanding the provisions of the preceding clause (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loan and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

    (e) No later than 30 days after a Servicing Transfer Event for a Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with
respect to such Loan and the related Mortgaged Property.   Such Asset Status
Report shall set forth the following information to the extent reasonably determinable:

          (i)  summary of the status of such Specially Serviced Loan;

         (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

        (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

         (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

          (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Loan; and

         (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

    If within ten (10) Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special
                                      --------  -------
Servicer may not take any action that is contrary to applicable law or the
terms of the applicable Loan documents.   If the Directing Certificateholder
disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

    The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten
(10) Business Days of receiving such revised Asset Status Report or until the
Special Servicer makes one of the determinations described below.   The
Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of
this Section.   Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

    Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and
the Trustee shall send such notice to all Certificateholders.   If the
majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset
Status Report, the Special Servicer shall implement the same.   If the Asset
Status Report is rejected by a majority of the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in
this Section 3.21(e).   The Trustee shall be entitled to reimbursement from
the Trust Fund for the reasonable expenses of providing such notices.

    The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the
Servicing Standard and the related Asset Status Report.   The Special Servicer
shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

    No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement.

    (f) Upon receiving notice of (i) the filing of a case under any present or future federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or the related Mortgagor, (ii) the existence of a material non-payment default or (iii) the request by a Mortgagor for the amendment or modification of a Loan, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for
any such proceedings.   The Servicer shall use its reasonable best efforts to
comply with the preceding sentence within five (5) Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Loan consistent with the terms of this Agreement,
and/or prepare for such proceedings.   Notwithstanding the foregoing, the
occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

    SECTION 3.22.     Sub-Servicing Agreements.
                      ------------------------

    (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume or may elect not to assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable under such agreement, or, alternatively, may act in accordance with
Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) except with respect to the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty;
(v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund and (vi) if such Sub-Servicing Agreement is the Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement, provides that upon termination of the Trust Fund, the owner of the Loans shall, with respect to those Loans serviced by each Seller-Servicer or by GE Capital Loan Services, Inc., enter into a servicing agreement with such Seller-Servicer or with GE Capital Loan Services, Inc., as applicable, in the form of the related "Prior Servicing Agreement" (as defined in the Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement) or shall pay such Seller-Servicer or GE Capital Loan Services, Inc., as applicable, the termination fee that would be payable thereunder. Any successor Servicer or Special Servicer hereunder, upon becoming successor Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from
the predecessor Servicer or Special Servicer, as applicable.   Upon a
termination of the Servicer pursuant to this Agreement, the successor to the Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Servicer under the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

    In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan
becomes a Specially Serviced Loan.   The Servicer shall deliver to the Trustee
copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and
delivery of such documents.   For purposes of this Agreement, the Servicer
shall be deemed to have received any payment when a Sub-Servicer retained by
it receives such payment.   The Servicer shall notify the Special Servicer,
the Trustee and the Depositor in writing promptly of the appointment by it of
any Sub-Servicer.   The Special Servicer shall notify the Servicer, the
Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

    (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

    (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer
would require were it the owner of the Loans.   The Servicer or the Special
Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the Events of Defaults and other termination events specified in the related Sub-Servicing Agreement.

    (d) In the event the Trustee or its designee becomes successor Servicer and elects to assume the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

    (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the Seller-Servicers or GE Capital Loan Services, Inc., shall permit each to retain its fees from amounts collected by such
Seller-Servicer or GE Capital Loan Services, Inc., as applicable.   In no
event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

    (f) The Trustee shall furnish to any Sub-Servicer any limited powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be
                         --------  -------
held liable for any negligence or misuse of, any such power of attorney by a Sub-Servicer, and shall be indemnified by the Sub-Servicer, with respect thereto.

    (g) Except with respect to the Seller-Servicer Agreement and the GECLS Sub-Servicing Agreement, each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes a successor Servicer or the Special Servicer, as applicable, the Trustee or such successor Servicer or the Special Servicer, as applicable, shall have the right to terminate such Sub-Servicing Agreement without a fee.

    (h) Promptly (but in no event later than five (5) Business Days) after the execution of any Sub-Servicing Agreement, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Special Servicer, and the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

    SECTION 3.23.     Representations and Warranties of the Servicer.
                      ----------------------------------------------

    (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

          (i) The Servicer is a national banking association duly organized, validly existing and in good standing under the laws of the United
    States of America, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

         (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's articles of association and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

        (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (iv) The Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or are likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

         (vi)  The Servicer will examine each Sub-Servicing Agreement and
    will be familiar with the terms thereof.   Any Sub-Servicing Agreements
    will comply with the provisions of Section 3.22;

        (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

       (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (ix) The Servicing Fee represents reasonable servicing compensation, and the Servicing Fee will be treated for tax and accounting purposes as compensation for servicing the Loans.

          (x) The Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement.

        (xi) Each officer, director, employee, consultant or advisor of the Servicer that has responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Servicer nor any officer, director, employee, consultant or advisor of the Servicer that is involved in the servicing or administration of Loans has been refused such coverage or insurance.

    (b) The representations and warranties set forth in paragraph (a) above
shall survive the execution and delivery of the Agreement.   The Servicer
shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and reasonable legal fees and related costs, judgments, and other out-of-pocket costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Servicer's representations and warranties contained in paragraph (a) above, which breach has a material adverse effect on the ability of the Servicer to perform its obligations
hereunder.   Such indemnification shall survive any termination or resignation of the Servicer, and any termination of the Agreement.

    SECTION 3.24.     Representations and Warranties of the Special Servicer.
                      ------------------------------------------------------

    (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Servicer, as of the Closing Date, that:

          (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

         (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

        (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to
    (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and
    (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

         (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

        (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and
    with the coverage required by Section 3.07(c).   Neither the Special
    Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance; and

       (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

        (ix) The Special Servicing Fee represents reasonable servicing compensation, and the Special Servicing Fee will be treated for tax and accounting purposes as compensation for servicing the Specially Serviced Loans.

        (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

        (xi) Each officer, director, employee, consultant or advisor of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Specially Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by
    Section 3.07(c). Neither the Special Servicer nor any officer, director, employee, consultant or advisor of the Special Servicer that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Specially Serviced Loans has been refused such coverage or insurance.

    (b) The representations and warranties set forth in paragraph (a) above
shall survive the execution and delivery of the Agreement.   The Special
Servicer shall indemnify the Trustee and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations
and warranties contained in paragraph (a) above.   Such indemnification shall
survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

    SECTION 3.25.     Construction Loans.
                      ------------------

    (a) Applicability.   This Section 3.25 shall apply only to Construction
        -------------
Loans.   To the extent of any inconsistency between the provisions of Section
3.25 and the other sections of this Agreement, the provisions of this Section
3.25 shall govern.

    (b) Construction Loan Servicing Fee.   As compensation for its services
        -------------------------------
with regard to the Construction Loans, in addition to the Servicing Fee and other additional servicing compensation provided for herein, the Servicer shall receive the Construction Loan Servicing Fee with respect to each
Construction Loan in its Permanent Loan Phase.   The Construction Loan
Servicing Fee shall be payable to the Servicer monthly on each Servicer
Remittance Date during the Permanent Loan Phase.   For payment of applicable
Construction Loan Servicing Fees, the Servicer shall look solely to CVS or,
if CVS fails to pay any such fee, to the Underwriter.   In no event shall the
Servicer be entitled to payment of any Construction Loan Servicing Fees from the Trust Fund.

    (c) Construction Loan Processing Fees.   All Construction Loan Processing
        ---------------------------------
Fees in the nature of assumption fees or modification fees shall be payable to the Servicer or the Special Servicer, as applicable, in accordance with the provisions of this Agreement other than this Section 3.25.

    (d) Certain Costs and Expenses.   Except as expressly provided for
        --------------------------
herein, with respect to any Construction Loan the Servicer shall charge the related Borrower or CVS for any title, survey, engineering, environmental or related matters, including but not limited to title insurance, date-down title endorsements, lien waivers and releases and bonding around mechanics' and materialmen's liens, or, if such Borrower and CVS fail to pay any of the costs of the foregoing, the Servicer shall apply funds in such Construction Loan's Construction Funding Sub-Account to pay such costs, and neither the Servicer nor the Trust Fund shall bear any fees, costs and expenses associated with any of the same.

    (e) Draw Requests.   (i)  Upon receipt of a Draw Request in the form
        -------------
attached as Exhibit M hereto that is (x) completed by the Construction Developer for a Mortgaged Property relating to a Construction Loan and
(y) approved by the CVS Project Manager for such Construction Loan, the Servicer shall, subject to clauses (iii) through (vi) of this Section 3.25(e) and Sections 3.25(f) and 3.25(g), wire the requested funds from such Construction Loan's Construction Funding Sub-Account pursuant to the instructions contained in such Draw Request, provided that:

        (A) there is only one Draw Request per such Construction Loan per month and such request is submitted on or about the first of the month;

        (B) the signature of such CVS Project Manager appears on the Draw Request, signifying CVS's approval;

        (C) the Servicer has received a title date-down report from the title company designated by the Servicer continuing the related title policy to a date no earlier than five (5) Business Days before the disbursement of the requested funds;

        (D) the total amount requested pursuant to such Draw Request does not exceed the total amount of funds available for such Construction Loan in the Construction Loan Servicing Account after netting out any required Retainage Funds and the related Construction Loan Interest Reserve; and

        (E) either (1) no default or event of default of which the Servicer has actual knowledge exists under the related Loan Documents or (2) notwithstanding the existence of any such default or event of default, the Special Servicer instructs the Servicer to honor such Draw Request.

    (ii) The Servicer shall order the title date-down report within one Business Day after receipt from CVS of a completed Draw Request bearing the
signature of the related CVS Project Manager.   Except as otherwise provided
in paragraphs (iii) through (vi) of this Section 3.25(e) and Section 3.25(f) and 3.25(g), the Servicer shall wire the requested funds within five (5) Business Days after receipt of such Draw Request, provided that the title date-down report described in clause (C) of Section 3.25(e)(i) has been received within such five (5) Business Day period (and the conditions in clauses (A), (B), (D) and (E) of Section 3.25(e)(i) have also been satisfied), and regardless of any liens or encumbrances shown by such report. If the title date-down report is not received within such five (5) Business Day period, then except as otherwise provided in the following paragraph, the Servicer shall wire the requested funds within one (1) Business Day after
receiving the  title date-down report.   The Servicer shall have no
responsibility for reviewing any documentation submitted in connection with a Draw Request other than to verify that the conditions stated in clauses (A) through (E) of Section 3.25(e)(i) have been satisfied.

    (iii)  Apart from determining whether title date-down reports satisfy the condition stated in clause (C) of Section 3.25(e)(i), the Servicer's sole responsibility with regard to such reports shall be to forward, by means of telecopy within one (1) Business Day after receipt thereof (or, if practical, on the date of such receipt), (A) to CVS, copies of any title date-down report that indicates any lien or encumbrance not noted in the title policy provided to the Servicer as part of the Mortgage File for the related Construction Loan and (B) to the Special Servicer, copies of any such title date-down report indicating a lien or encumbrance that (x) is not noted in the title policy provided to the Servicer as part of the Mortgage File for the related Construction Loan and (y) secures a sum in excess of 10% of the
principal balance of such Construction Loan.   If the conditions stated in
clauses (A) through (E) of Section 3.25(e)(i) have been satisfied, the Servicer shall withhold funding of a Draw Request only if, within two (2) Business Days of the Servicer's sending such a title date-down report to CVS (or, if applicable, the Special Servicer), the Servicer receives instructions in writing from CVS (in the case of any Construction Loan subject to a lien or encumbrance described in clause (A) of the preceding sentence) or from the Special Servicer (in the case of any Construction Loan subject to a lien or encumbrance described in clause (B) of the preceding sentence) that all or a portion of the Draw Request for which such title date-down report was ordered
should not be funded.   If, in the case of a Construction Loan subject to a
lien or encumbrance described in clause (B) of the second preceding sentence, CVS and the Special Servicer both instruct the Servicer to withhold funding of all or a portion of a Draw Request, but such instructions differ as to the amount to be funded, the Servicer shall, absent contrary written instructions from the Special Servicer, follow those instructions that would result in
funding the smaller amount to the Construction Borrower.   The Special
Servicer shall concurrently deliver to the related Sub-Servicer a copy of any instructions sent by the Special Servicer to the Servicer pursuant to this paragraph.

    (iv)  If, pursuant to the immediately preceding paragraph, but subject to the following sentence, the Servicer is instructed by either CVS or the Special Servicer to withhold funding of such Draw Request, the Servicer shall comply with such instruction and shall notify CVS or the Special Servicer, as
applicable, that the Servicer has done so.   In such event (absent contrary
written instructions from the Special Servicer in the case of any Construction Loan subject to a lien or encumbrance described in clause (B) of the first sentence of Section 3.25(e)(iii)), funding of such Draw Request, and of any subsequent Draw Requests under such Construction Loan, shall not be made until CVS notifies the Servicer in writing that CVS is satisfied with
the state of title for the applicable Mortgaged Property.   To the extent the
Special Servicer wishes to withhold funding of subsequent Draw Requests after the Special Servicer's review of any title date-down report forwarded to it pursuant to Section 3.25(e)(iii), regardless of any instructions from CVS, the Special Servicer shall so notify the Servicer in writing, and shall send a copy of such notice to the related Sub-Servicer, no later than two (2) Business Days prior to the first Business Day of the month in which such funding is to be withheld.

    (v) If the Servicer receives a Draw Request that exceeds the total amount of funds available under the related Construction Loan after netting out any required Retainage Funds and the related Construction Loan Interest Reserve, the Servicer shall notify CVS (and, if the amount of such excess is greater than 10% of such available funds, the Special Servicer) of such fact. In the case of any Draw Request as to which the Servicer is required to notify the Special Servicer pursuant to the preceding sentence, the Servicer shall not fund such Draw Request unless and until it receives written instructions from the Special Servicer.

    (vi) If, in the case of any Draw Request as to which the Servicer is required to notify CVS pursuant to Section 3.25(e)(v), funds sufficient to satisfy such Draw Request have not been received by the Servicer from CVS (or otherwise on behalf of the related Construction Borrower) within 15 days after the Servicer makes such notification, the Servicer shall notify the Special Servicer of such fact and shall not fund such Draw Request unless and until it has received such funds.

    (vii) If the Servicer receives a Draw Request that does not conform to the requirements set forth herein, the Servicer shall return such non-conforming Draw Request to the CVS Project Manager for the related
Construction Loan along with notice of the specific defect.   A copy of such
notice, but not of the Draw Request itself, shall be sent to the related
Construction Borrower.   If and when such Draw Request is resubmitted, it
shall be processed by the Servicer as a new Draw Request in the normal course of business under this Agreement.

    (viii)  The Servicer shall not be responsible for obtaining or reviewing, or supplying to the title company, any documentation necessary to
obtain required title date-down reports and title endorsements.   The Servicer
shall be entitled to rely on CVS and, if applicable, the Special Servicer to deal with all issues relating to lien waivers, contractor affidavits, lien
releases and all supporting documentation.   The Servicer shall be entitled to
rely on the truth and authenticity of any documentation supplied by the Construction Borrower, CVS or, if applicable, the Special Servicer in any way related to the Draw Request process.

    (f) Final Draw Request.   In addition to the form and documentation
        ------------------
required pursuant to Section 3.25(e) for a Draw Request, the Servicer shall require the Final Draw Request with respect to any Construction Loan to be accompanied by the following:

        (i) such documentation, including but not limited to all appropriate lien waivers, as may be required by the applicable title company in order to issue a clear title endorsement continuing the title policy insuring a first lien on the related Mortgaged Property in the full amount of such Construction Loan without any change in conditions of or exceptions to the coverage in such title policy;

        (ii) valid "Certificate(s) of Occupancy", or applicable equivalents under the law of the jurisdiction where the related CVS Improvements are located, issued by all appropriate authorities for the CVS Store built on such Mortgaged Property;

        (iii) a certification from the architect designated in the CSFB Construction Loan Agreement for such Construction Loan, confirming completion of the related CVS Improvements in accordance with the related Project Plans and Specifications;

        (iv)     a survey showing the as-built project;

        (v)      a certification from CVS regarding completion and occupancy;
and

        (vi) the list of Punch List Items to be completed, the agreed cost thereof as approved by CVS, and CVS's wiring instructions for the funds to cover such costs.

    If the funds on deposit in a Construction Loan's Construction Funding Sub-Account (including any Retainage Funds) are sufficient to fund the Final Disbursement for such Construction Loan, the Servicer shall wire such Final Disbursement within ten (10) days after receiving all of the required
documentation set forth above.   The funds necessary to cover the costs set
forth in the list of Punch List Items shall be wired by the Servicer to CVS pursuant to the instructions to be delivered by CVS pursuant to clause (vi) of the immediately preceding paragraph.

    (g) Insufficient Funds for Final Draw Request.   (i)  If a Final Draw
        -----------------------------------------
Request as submitted would exceed the total amount of funds on deposit in the related Construction Loan's Construction Funding Sub-Account (including any Retainage Funds), the Servicer shall so advise CVS and, if the amount of such
excess is greater than 10% of such total amount, the Special Servicer.   In
the case of any Final Draw Request as to which the Servicer is required to notify the Special Servicer pursuant to the preceding sentence, the Servicer shall not fund such Final Draw Request unless and until it receives written instructions from the Special Servicer to fund such Final Draw Request.

    (ii) If, in the case of any Final Draw Request as to which the Servicer is required to notify CVS pursuant to Section 3.25(g)(i), funds sufficient to satisfy such Final Draw Request have not been received by the Servicer from CVS (or otherwise on behalf of the related Construction Borrower) within 15 days after the Servicer makes such notification, the Servicer shall notify the Special Servicer of such fact and shall not fund such Final Draw Request unless and until it has received such funds.

    (h) Change Orders.   The Servicer shall review all change order requests
        -------------
(each, a "Change Order") to determine whether CVS has certified on each
Change Order for each Construction Loan that such Change Order, when aggregated with all prior Change Orders for such Construction Loan, would neither result in an aggregate change of more than ten percent (10%) in the Construction Budget for the related CVS Improvements nor result in the
Project Budget varying from the related appraisal by more than ten percent
(10%).   If CVS has failed to certify the facts in the preceding sentence with respect to any Change Order, then the Servicer shall so notify the Special Servicer, and the Special Servicer shall provide written instructions to the Servicer as to any desired changes in the servicing of such Construction
Loan, including, but not limited to, the processing of subsequent Draw
Requests.   Unless and until the Servicer receives contrary instructions from the Special Servicer (a copy of which instructions shall be forwarded concurrently by the Special Servicer to the related Sub-Servicer), the Servicer shall continue to process Draw Requests pursuant to this Section 3.25, notwithstanding the Change Orders and the resulting changes in the
construction costs of the CVS Improvements.   The Servicer shall not be
required to perform any Change Order tracking beyond the scope set forth above.

    (i) Inspection.   Prior to the Final Disbursement for a Construction
        ----------
Loan, the Servicer shall conduct or cause to be conducted a limited inspection of the related Mortgaged Property for the sole and limited purpose of confirming that a CVS Store has been built at the address of such Mortgaged Property as provided in the related Loan Documents.

    (j) Notice to the Special Servicer.   Within ten (10) days after each of
        ------------------------------
(i) the date of the Final Disbursement for a Construction Loan and (ii) the Date of Rent Commencement under the related Construction Loan Lease, the Servicer shall notify the Special Servicer of each such event.

    (k) Construction Loan Excess Funds.   In the event that after the Final
        ------------------------------
Disbursement for a Construction Loan is funded pursuant to a Final Draw Request, there are additional funds allocable to such Construction Loan in the related Construction Funding Sub-Account (such additional funds, "Construction Loan Excess Funds"), the Servicer shall wire such funds to the related Construction Borrower; provided, however, that if the Servicer has
                               --------  -------
actual knowledge of any default or event of default under the related Loan Documents, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Construction Funding Sub-Account (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing Transfer Event, action by) the Special Servicer.
The Servicer shall follow such instructions, if any, upon receipt from the Special Servicer.

    (l) (RESERVED)

    (m) Construction Loan Servicing Account.
        -----------------------------------

        (i)  Deposits.   The Servicer shall establish and maintain a
             --------
Construction Loan Servicing Account, which shall be an Eligible Account, for
all of the Construction Loans.   The Servicer shall deposit or cause to be
deposited in the Construction Loan Servicing Account on a daily basis, or as otherwise required hereunder (unless the Servicer determines in its good faith judgment that any such deposit should not be made because of a restrictive endorsement or for any other appropriate reason), and as soon as possible after, but in any event within one Business Day following, receipt by the Servicer of the following payments and collections relating to each Construction Loan:

        (A)  all Rents from Real Property;

        (B) all payments on account of interest on the Construction Loans, all payments on account of principal, including Principal Prepayments, on the Construction Loans, and, if applicable, all related Prepayment Premiums and/or Yield Maintenance Charges;

        (C) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Construction Loan or related REO Property (to the extent permitted or required to be paid to the Construction Lender pursuant to the terms of the related lease and the related Loan Documents); and

        (D)  any amounts required to be deposited by the Servicer pursuant to
    Section 3.25(o) in connection with losses incurred with respect to Permitted Investments of funds held in the Construction Loan Servicing Account.

        (E)  any amounts required to be deposited by the Servicer pursuant to
    Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

        (F) any amounts required to be deposited by the Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to the Servicer to cover Prepayment Interest Shortfalls;

        (G) any Prepayment Interest Excess to which the Servicer is not entitled as provided in Section 3.11(a); and

        (H) any funds received by the Servicer from CVS for the purpose of satisfying Draw Requests; and

        (I) all other amounts payable to the Construction Lender under the related Loan Documents, less, however, any amounts payable to the Servicer for the Servicer's reimbursable costs, which amounts shall be retained by the Servicer.

        (ii)     Crediting of Payments.   Payments to the Construction Loan
                 ---------------------
Servicing Account shall be credited on the Business Day on which immediately available funds are received prior to 1:00 p.m. New York City time; payments received after 1:00 p.m. New York City time shall be credited on the next
succeeding Business Day.   Payments which are made by check or which are not
in the form of immediately available funds shall not be credited until such funds become immediately available, and with respect to payments by check such credit shall be provisional until the item is finally paid by the payor bank.

        (iii)  Certain Receipts need not be deposited.   The foregoing
               --------------------------------------
requirements for deposits into the Construction Loan Servicing Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, if Penalty Charges and Construction Loan Processing Fees are received from a Construction Borrower, such amounts need not be deposited in the Construction Loan Servicing Account by the Servicer to the extent that the Servicer or the Special Servicer is entitled to such amounts pursuant to the express provisions of this Agreement; and, to the extent permitted by applicable law and the related Loan Documents, the Servicer (or, if applicable in accordance with this Agreement, the Special Servicer) shall be entitled to retain any such charges and fees received with
respect to the Construction Loans.   In the event that the Servicer deposits
in the Construction Loan Servicing Account any amount not required to be deposited therein, the Servicer may at any time withdraw such amount therefrom.

    (n) Permitted Withdrawals from the Construction Loan Servicing Account.
        ------------------------------------------------------------------

    The Servicer may make withdrawals from the Construction Loan Servicing Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

        (i) on or before each Servicer Remittance Date, to remit the related Loan Servicing Remittance Amount by wire transfer in immediately available funds to the Certificate Account;

        (ii) to reimburse or pay the Servicer or any third party provider for any other unpaid items for which the Servicer is entitled to reimbursement or payment (other than the Construction Loan Servicing Fee) from the Construction Loan Servicing Account;

        (iii) to withdraw any amount deposited into the Construction Loan Servicing Account that was not required to be deposited therein;

        (iv) to make the payments, disbursements and withdrawals contemplated in Sections 3.25(q)(iii)(B), 3.25(r), 3.25(s)(iii)(B) and 3.25(t); and

        (v) to clear and terminate the Construction Loan Servicing Account following the earlier of (i) the termination of this Agreement and (ii) the retirement of all Construction Loans.

    (o) Investment of Funds in Construction Loan Servicing Account.
        ----------------------------------------------------------

    With respect to each Construction Loan, the Servicer shall, for the benefit of the related Construction Borrower, direct any depository institution maintaining the Construction Loan Servicing Account to invest the
funds in such account in one or more Permitted Investments.   All such
investments shall be held to maturity, unless payable on demand.   Any
investment of funds in the Construction Loan Servicing Account shall be made
in the name of the related Borrower.   The Servicer shall have sole control
over each such investment and, pending Final Disbursement, shall be entitled to retain, as additional servicing compensation in accordance with
Section 3.11(a), interest and investment income earned in respect of amounts held in the Construction Loan Servicing Account (but only to the extent of the Net Investment Earnings with respect to such amounts for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) and provided that the Servicer shall pay or cause to be paid to each Construction Borrower its allocable share of interest and investment income earned on funds in the Construction Loan Servicing Account, to the extent required by law or the terms of the related Construction Loan.

    Neither the Servicer nor the Special Servicer shall bear any risk of any Net Investment Losses incurred from the investment of funds in the Construction Loan Servicing Account pursuant to this Section and the Servicer shall in no way be responsible or liable for any such Net Investment Losses. If the investment of such funds results in any Net Investment Losses, each Construction Borrower shall be required to fund its allocable share of such Net Investment Losses to the extent the resulting funds available for the related Construction Loan are inadequate to complete the construction of the applicable CVS Improvements or are inadequate to make the interest payments required from the Construction Loan Interest Reserve.

    The Servicer shall maintain continuous possession of any Permitted Investment of amounts in the Construction Loan Servicing Account to the extent such investment is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other
applicable law.   Possession of any such Permitted Investment by the Servicer shall constitute possession by the Trustee, as secured party, for purposes of
Section 9-305 of the UCC and any other applicable law.   In the event amounts
on deposit in the Construction Loan Servicing Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

         (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Construction Loan Servicing Account.

    (p) Sub-Accounts.   The Construction Loan Servicing Account shall be
        ------------
comprised of the following sub-account entries for each Construction Loan:
(i) the Construction Loan Interest Reserve Sub-Account; (ii) the Construction Funding Sub-Account; and (iii) the Loan Servicing Sub-Account.

    (q) Construction Loan Interest Reserve Sub-Account.
        ----------------------------------------------

        (i)  Establishment of Sub-Account.   Within the Construction Loan
             ----------------------------
Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Construction Loan Interest Reserve Sub-Account."

        (ii)     Allocation to Sub-Account.   The Servicer shall cause to be
                 -------------------------
allocated to each Construction Loan's Construction Loan Interest Reserve Sub-Account, when received as to such Construction Loan, that portion of the related Initial Disbursement Advance designated by the Construction Lender as the Construction Loan Interest Reserve.

        (iii) Disbursements from Sub-Account.   Funds in each Construction
              ------------------------------
Loan Interest Reserve Sub-Account on each Determination Date shall be disbursed as follows:

        (A) If such Determination Date occurs prior to the second Due Date following the Date of Rent Commencement under the related Construction Loan Lease, a book-entry transfer of the amount required by the related Loan Documents to be applied during the related Due Period as payment on such Construction Loan shall be made by the Servicer to the related Loan Servicing Sub-Account.

        (B) If such Determination Date occurs after the first Due Date following the Date of Rent Commencement under the related Construction Loan Lease, any funds remaining in such Construction Loan Interest Reserve Sub-Account (after giving effect to the making of any book-entry transfer described in clause (iii)(A) above on such Determination Date) shall be disbursed by the Servicer in accordance with such Loan Documents, so long as no default or event of default of which the Servicer has actual knowledge exists under such Loan Documents; provided, however, that if the Servicer has actual knowledge of any such
    --------- -------
    default or event of default, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Construction Loan Interest Reserve Sub-Account (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing
    Transfer Event, action by) the Special Servicer.   The Servicer shall
    follow such instructions, if any, upon receipt from the Special
    Servicer.

    (r) Construction Funding Sub-Account.
        --------------------------------

        (i)  Establishment of Sub-Account.   Within the Construction Loan
             ----------------------------
Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Construction Funding Sub-Account".

        (ii)     Allocation to Sub-Account.   With respect to each
                 -------------------------
Construction Loan, the Servicer shall cause to be deposited into the Construction Loan Servicing Account, for allocation to such Construction Loan's Construction Funding Sub-Account, (x) that portion of the related Initial Disbursement Advance not designated as the Construction Loan Interest Reserve for such Construction Loan pursuant to Section 3.25(q)(ii) and
(y) any funds received by the Servicer from CVS for the purpose of satisfying Draw Requests.

        (iii) Disbursements from Sub-Account.   Funds in each Construction
              ------------------------------
Funding Sub-Account shall be disbursed as follows:

        (A) in connection with any Draw Request or Final Draw Request for such Construction Loan, the Servicer, subject to and in accordance with Sections 3.25(e), 3.25(f) and 3.25(g) of this Agreement, shall disburse to the related Construction Borrower or its designee an amount equal to such Draw Request or Final Draw Request from amounts available in such Construction Funding Sub-Account; and

        (B) any Construction Loan Excess Funds shall be disbursed by the Servicer pursuant to Section 3.25(k) of this Agreement.

    (s) Loan Servicing Sub-Account.
        --------------------------

        (i)  Establishment of Sub-Account.   Within the Construction Loan
             ----------------------------
Servicing Account, there shall be established, for each Construction Loan, an account entry to be designated the "Loan Servicing Sub-Account".

        (ii)     Allocation to Sub-Account.   The Servicer shall cause funds
                 -------------------------
with respect to a Construction Loan that are deposited into the Construction Loan Servicing Account in accordance with Sections 3.25(m)(i)(A) through (I) (after giving effect to any book-entry transfer, from the related Construction Loan Interest Reserve Sub-Account, of funds in the amount of the related Interest Reserve Remittance Amount) to be allocated to such Construction Loan's Loan Servicing Sub-Account.

        (iii) Disbursements from Sub-Account.   Funds in each Loan Servicing
              ------------------------------
Sub-Account on each Determination Date shall be disbursed:

        (A) by the Servicer to the Certificate Account on or before the related Servicer Remittance Date, to the extent of the Loan Servicing Remittance Amount for such Servicer Remittance Date; and

        (B) by the Servicer to the related Construction Borrower, so long as no default or event of default of which the Servicer has actual knowledge exists under the related Loan Documents, to the extent of any monies remaining in such Loan Servicing Sub-Account on each Servicer Remittance Date after paying all of the amounts described above and after retaining an amount equal to any Rents from Real Property or other monies received prior to the date such Rents from Real Property or other monies are due and payable by the related Tenant; provided, however,
                                                      --------- -------
    that if the Servicer has actual knowledge of any such default or event of default, the Servicer shall give the Special Servicer prompt notice thereof, and, unless and until such default or event of default is cured, such remaining funds shall be retained in such Loan Servicing Sub-Account (to the extent permitted by such Loan Documents) pending instructions to the Servicer from (or, if such default or event of default constitutes a Servicing Transfer Event, action by) the Special
    Servicer.   The Servicer shall follow such instructions, if any, upon
    receipt from the Special Servicer.

    (t) Return of Deposits to Construction Borrower.   Following payment in
        -------------------------------------------
full of a Construction Loan and any other obligations (including, without limitation, principal, interest, Prepayment Premiums and/or Yield Maintenance Charges, if any, legal fees and expenses) owed by a Construction Borrower, all collected amounts then held in the Construction Loan Servicing Account in any of such Construction Loan's Sub-Accounts, less any amounts owed to the Servicer relative to such Construction Loan (other than the Construction Loan Servicing Fee), shall be paid by the Servicer to the Construction Borrower.

    (u) Monthly Accounting Reports.
        --------------------------

        (i) Until (and including) the date of the Final Disbursement, the Servicer shall prepare, and shall deliver to the Special Servicer and CVS on each Servicer Remittance Date, monthly accounting reports regarding the Construction Loans in the forms attached hereto as Exhibit N, tracking the amounts disbursed and the amounts available, by major budget item and total, on a Loan-by-Loan basis as of the end of the month preceding such Servicer Remittance Date.

        (ii) CVS's report copies shall be sent to CVS at the address designated by CVS from time to time.

    SECTION 3.26.     RESERVED

    SECTION 3.27.     Limitation on Liability of the Directing
                      ----------------------------------------
Certificateholder.
-----------------

    The Directing Certificateholder shall not have any responsibility or liability to the Trust Fund or any other Class or Classes of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
          --------- -------
Directing Certificateholder against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of grossly negligent disregard of
obligations or duties hereunder.   By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict.

    SECTION 3.28.     Reports to the Securities and Exchange Commission;
                      -------------------------------------------------
Available Information.
---------------------

    (a) The Trustee shall prepare and sign, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that the Depositor shall
                              --------- -------
prepare, sign and file with the Commission the initial Form 8-K relating to
the Trust Fund.   Each Exchange Act Report shall be prepared as an exhibit
or exhibits to a Form 8-K.   Each Exchange Act Report consisting of an
Annual Compliance Report shall be prepared as an exhibit to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Depository Participants holding positions in Public Certificates as of January 1 (or the nearest Business Day if such date is not a Business Day) of the related year.

    For each Exchange Act Report, the Servicer and, if applicable, the Special Servicer, shall prepare (i) manually signed paper versions of their respective Annual Compliance Reports and (ii) electronic versions of such reports, which versions shall be prepared as Microsoft Word for Windows files (or in such other electronic format as to which the Trustee, on the one hand, and the Servicer or the Special Servicer, as applicable, on the other hand, may agree).

    Exchange Act Reports consisting of (i) a monthly Distribution Date Statement shall be filed within ten days after the related Distribution Date;
(ii) a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Servicer Watch List, or report pursuant to Section 4.02(b) shall be filed within ten days after each Distribution Date; and (iii) an Annual Compliance Report shall be filed on or
prior to March 15 of each calendar year.   The Trustee shall file each
Exchange Act Report with the Commission by means of the "EDGAR" system in a
manner and in a format required by Regulation S-T.   Manually-signed copies of
each Exchange Act Report shall be delivered by Trustee to the Depositor,
Attention: Legal/Compliance/Colleen Graham.

    If any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee, or with respect to any Annual Compliance Report relating to the Servicer, the Servicer, or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer, shall prepare and execute a Form 12b-25 under the Exchange Act and the Special Servicer shall deliver an electronic version of such form to the Trustee for filing with the Commission. The Special Servicer shall deliver the related report in
electronic form to the Trustee when such information is available.   The
Servicer shall be deemed not to be in default of Section 3.14 if it fails to deliver a USAP report at the required time provided that it complies with this paragraph and prepares and executes a Form 12b-25 under the Exchange Act and delivers an electronic version of such form to the Trustee for filing with the Commission.

    None of the Servicer, the Special Servicer and the Trustee shall file a Form ID with respect to the Depositor. Unless the Trustee receives written instructions from the Depositor to the contrary, upon receipt of information from the Trustee indicating that there are fewer than 300 Certificateholders and/or Depository Participants, in the aggregate, the Trustee shall prepare a Form 15 relating to the Trust Fund, file such Form 15 with the Commission and send a copy thereof to the Depositor, Attention: Legal/Compliance/Colleen Graham.

    The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

    (b) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt, also make available any additional information relating to the Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

    (c) The Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies and the Depositor, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any
Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the
Special Servicer, as applicable, or the Trustee, upon request.   Copies of all
such information shall be delivered by the Servicer or the Special Servicer, as applicable, quarterly to the Certificate Owners of the Class I and Class J Certificates (as identified by the related Depository Participant and for so long as such Classes remain outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the
                    --------  -------
Class I and Class J Certificates resides in more than one Certificate Owner, the Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided.

    (d) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.28, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

    (e) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

    SECTION 3.29.     Lock-Box Accounts and Servicing Accounts.
                      ----------------------------------------

    (a) The Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

    (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall establish such Lock-Box Account upon the occurrence of such events unless the Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such
Lock-Box Account should not be established.   Notwithstanding the foregoing,
the Servicer (or the Special Servicer, as applicable) shall establish a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

    (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Servicer, upon receipt of the annual financial statements of each Mortgagor, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Mortgagor's deposits into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

    (d) Within 60 days after an escrow account has been established on behalf of a Mortgagor pursuant to the terms of the related Mortgage, the Servicer shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

    SECTION 3.30.     Interest Reserve Account.
                      ------------------------

    (a) The Servicer shall establish, on or before the Closing Date, and
maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC.   As
of the Closing Date, the Interest Reserve Account shall be located at the
offices of the Servicer.   The Servicer shall give notice to the Trustee, the
Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest
Reserve Account.   On each Servicer Remittance Date ending in any February and on any Servicer Remittance Date ending in any January which occurs in a year which is not a leap year, the Servicer shall deposit, in respect of each Actual/360 Loan, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest on the Stated Principal Balance of such Actual/360 Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts").

    (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into the Lower-Tier Distribution Account.

    SECTION 3.31.     Limitations on and Authorizations of the Servicer and
                      -----------------------------------------------------
Special Servicer with Respect to Certain Loans.
----------------------------------------------

    (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be an expense of the Trust Fund.

    (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then current ratings assigned to
the Certificates.   The Servicer shall not be entitled or required to consent
to, or grant a waiver with respect to, either action.

    (c) With respect to all ARD Loans, the Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the maturity date
of the related Loan.   The foregoing shall not limit the Servicer and Special
Servicer's obligation to establish a Lock-Box Account pursuant to Section
3.29.

    (d) With respect to the Loans that (i) require earthquake insurance, or
(ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Loan and in the amount, in the case of this clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates with respect to a Loan for which any related Mortgaged Property has a "Probable Maximum Loss", bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates rated by Fitch.

    (e) (i) Within 10 days after the Closing Date, the Special Servicer shall notify Chubb Custom Insurance Company and Lexington Insurance Company (each such insurer, together with any assignee, successor or subsequent insurer, a "Credit Lease Enhancement Policy Issuer") that both the Servicer and the Special Servicer shall be sent notices under each "Credit Lease
Enhancement Policy".   In the event that the Servicer has actual knowledge of
any event (an "Insured Event") giving rise to a claim under any Credit Lease Enhancement Policy, the Servicer shall notify the Special Servicer thereof
within three Business Days after learning of such event.   The Special
Servicer shall prepare and file a "proof of loss" form with the related Credit Lease Enhancement Policy Issuer within five Business Days after receiving notice of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the
Servicing Standard.   The Special Servicer shall give notice to the Servicer
of any claim made under any Credit Lease Enhancement Policy and of any Credit Lease Enhancement Policy Termination Event of which the Servicer does not already have notice.

    (ii) In the event that the Servicer receives notice of any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability with respect to any Credit Lease Enhancement Policy (each, a "Credit Lease Enhancement Policy Termination Event"), the Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer of such Credit Lease Enhancement Policy Termination Event in
writing.   Upon receipt of such notice, the Special Servicer shall,
notwithstanding that the servicing of the related Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Credit Lease Enhancement Policy Termination Event in accordance
with the Servicing Standard.   Any legal fees incurred in connection with a
resolution of a Credit Lease Enhancement Policy Termination Event shall be paid by the Servicer and shall be reimbursable to it as a Trust Fund expense.

    (f) With respect to each Borrower that has been established as a "bankruptcy-remote entity", the Servicer shall not consent to (y) the amendment by such Borrower of its organizational documents or (z) any action that would violate any covenant of such Borrower relating to its status as a
separate or bankruptcy-remote entity.   The Servicer shall promptly forward to
the Special Servicer any request received by the Servicer from a Borrower for any such consent.

    (g) Without limiting the Servicer's obligations in accordance with the Servicing Standard, with respect to each Loan having an initial principal balance in excess of $20,000,000, at least once before the date that is two years before the earlier to occur of such Loan's Maturity Date or Anticipated Repayment Date, the Servicer shall, in connection with an inspection of the related Mortgaged Property, or otherwise, request to review the records of the related Borrower (including minute books) and endeavor to contact the related "independent director" (if one was required) to determine whether the related Mortgagor has complied in all material respects with the bankruptcy-remoteness covenants, if any, made by such Mortgagor in the related Mortgage.

    (h) In connection with a proposed substitution of the collateral securing any Construction Loan, the Special Servicer shall determine the adequacy of the collateral proposed to be substituted and shall not consent to such substitution unless it has obtained written confirmation from each Rating Agency that such substitution would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by
such Rating Agency.   Neither the Servicer nor the Special Servicer shall
consent to the waiver or extension of the period within which either (i) a
CVS Store must be completed or (ii) CVS must provide substitute collateral or
prepay the related Construction Loan.   The Special Servicer shall enforce the
obligations of CVS with respect to such substitution or prepayment.   As a
condition to confirming the adequacy of the collateral proposed to be substituted for a CVS Store upon the failure to complete construction of such CVS Store by the related Outside Completion Date, the Special Servicer shall require CVS to deliver, at CVS's expense, an Opinion of Counsel to the effect that the substitution of such collateral would not cause the Upper-Tier REMIC
or the Lower-Tier REMIC to fail to qualify as a REMIC.   Copies of such
Opinion of Counsel shall be delivered to each Rating Agency (and to the Special Servicer) as a condition to such Rating Agency's confirming in writing that such substitution would not cause such Rating Agency to downgrade, qualify or withdraw any of its then-current ratings on any Class of Certificates.

    (i) The Servicer shall not consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates.

    SECTION 3.32.     REMIC Administration.
                      --------------------

    (a) The Trustee shall make an election to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and if necessary,
under State Tax Laws.   Each such election will be made on Form 1066 or other
appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the
calendar year in which the Certificates are issued.   To the extent the
affairs of the Trust Fund are within their control, the Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either of the Lower-Tier REMIC or the Upper-Tier REMIC other than the Uncertificated Lower-Tier Interests (excluding the
Class LR Certificates) and the Certificates.   The Construction Loan Servicing
Account created pursuant to Section 3.25 shall not be an asset of either
REMIC and shall be separately accounted for and treated as an "outside reserve fund" for purposes of Treasury regulation section 1.860G-2(h), and the funds in the Construction Loan Servicing Account allocable to a given Construction Loan shall be deemed owned by the related Borrower.

    (b) The Closing Date is hereby designated as the "Startup Day" for each REMIC within the meaning of Section 860G(a)(9) of the Code.

    (c) The Holder of the Class LR Certificate is hereby designated, and by the acceptance of the Class LR Certificate agrees to act, as Tax Matters
Person for the Lower-Tier REMIC.   Any Holder of the Class LR Certificate must
at all times hold a 100% Percentage Interest therein.   The Holder of the
Class R Certificate is hereby designated, and by the acceptance of the Class
R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC.

    (d) The Tax Matters Person hereby irrevocably authorizes the Trustee to be its attorney-in-fact for purposes of signing all Tax Returns.

    (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to either REMICs created hereunder and shall sign and file such Tax Returns in a timely
manner.   The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

    (f) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Permitted Transferee or (y) otherwise required to be provided by Treasury Regulation Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulation), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMICs.

    (g) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer shall assist the Trustee, to the extent
reasonably requested by the Trustee to do so).   None of the Servicer, the
Special Servicer or the Trustee shall knowingly or intentionally take any action, cause either of the Lower-Tier REMIC or the Upper-Tier REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either the Lower-Tier REMIC or the Upper-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any of the REMICs created hereunder, cause either REMIC to fail to qualify as a REMIC or, unless such party determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax.

    (h) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged
(i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iii) otherwise, against amounts on deposit in the Certificate Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall.

    (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

    (j) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to either REMIC unless the Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either REMIC will not cause either REMIC to fail to qualify as REMICs at any time that any Certificates are outstanding or subject either REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

    (k) Neither the Servicer, the Special Servicer nor the Trustee shall enter into any arrangement by which either REMIC will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either such REMIC to receive an income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

    (l) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Class Balance of each Class of Certificates representing a regular interest in the Upper-Tier REMIC would be reduced to zero is the Rated Final Distribution Date.

    (m) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of
Collateralized Debt Obligations" (or applicable successor form) for both the Lower-Tier REMIC and the Upper-Tier REMIC.

    (n) None of the Trustee, the Servicer or the Special Servicer shall sell or dispose of any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either REMIC, (iii) the termination of either REMIC pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to Article II of this Agreement) nor acquire any assets for either REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of either REMIC as a REMIC.

    (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including without limitation, the price, yield, original issue discount, market discount or premium and
projected cash flow of the Certificates.   In addition, the Servicer, the
Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to
perform its obligations under this Article.   The Trustee shall be entitled to
rely conclusively upon all such information so provided to it without recalculation or other investigation.

    (p) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.32 as may be agreed upon by the Trustee and the Depositor, provided that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

    (q) The Trustee shall treat the rights of the Certificateholders to receive Yield Protection Payments as assets that the Trustee holds separate and apart from the Certificateholders' respective portions of the Certificates treated as REMIC regular interests, and shall treat the Certificateholders as owning their respective portions of the Certificates treated as REMIC regular interests and their respective portions of the rights to receive Yield Protection Payments represented by the respective
Certificates.   Notwithstanding any other provision of this Agreement, the rights of the Certificateholders to receive Yield Protection Payments will not be treated as assets of the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to this Agreement.


                             (End of Article III)


                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS
                        ------------------------------

    SECTION 4.01.     Distributions.
                      -------------

    (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

        (A) in respect of interest, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-X Certificates, such Classes' respective Optimal Interest Distribution Amounts for such Distribution Date;

        (B) to the Class A Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

             first, to the Class A-1 Certificates, until the Certificate Balance thereof is reduced to zero;

             second, to the Class A-2 Certificates, until the Certificate Balance thereof is reduced to zero; and

             third, to the Class A-3 Certificates, until the Certificate Balance thereof is reduced to zero;

        (C) to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such


    Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

        (D) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (E) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (F) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

        (G) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (H) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (I) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full:

        (J) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (K) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (L) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

        (M) the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (N) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (O) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

        (P) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (Q) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (R) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

        (S) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;



        (T) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (U) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

        (V) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (W) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (X) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

        (Y) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

        (Z) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (AA) the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

        (AB) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such
    Distribution Date;

        (AC) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distributable Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

        (AD) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

        (AE) to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

    (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral
Support Deficit distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Sections 4.01(a) and
(c). Between each Distribution Date, each Uncertificated Lower-Tier Interest shall accrue interest in an amount equal to the principal balance of each such Uncertificated Lower-Tier Interest multiplied by the Weighted Average
Net Mortgage Rate.   On each Distribution Date, each Uncertificated Lower-Tier
Interest shall receive distributions in respect of interest in an amount equal to the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificate and such
Uncertificated Lower-Tier Interest's corresponding Class A-X Component.   In
all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such


Uncertificated Lower-Tier Interest should equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificates, (ii) the Interest Shortfall Amount allocated to the Class A-X Certificates and attributable to such Uncertificated Lower-Tier Interest and (iii) any Certificate Deferred Interest allocated to such
Uncertificated Lower-Tier Interest.   Any amounts remaining in the Lower-Tier
REMIC after payment to the Uncertificated Lower-Tier Interest and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificate. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

    As of any date, payments of principal in respect of the Loans and the Collateral Support Deficit will be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance of each Uncertificated Lower-Tier Interest and the amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the Certificate Balance of the Related Certificates with respect thereto and the amount of Collateral Support Deficit allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest
equals the respective Original Lower-Tier Principal Amount.   The pass-through
rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

    Interest Shortfall Amounts allocated to the Class A-X Certificates shall be attributed first to the most senior Uncertificated Lower-Tier Interest outstanding to the extent of its Class A-X Component and then to the next most senior Uncertificated Lower-Tier Interest to the extent of its Class A-X
Component until all such amounts are allocated.   Any amounts so allocated
shall have the same seniority as payments due the Class A-X Certificates. Interest shall be treated as accrued rather than paid on an Uncertificated Lower-Tier Interest to the extent that its Related Class of Certificates is treated as earning Certificate Deferred Interest, and any such interest shall be added to the principal balance of such Uncertificated Lower-Tier Interest so as to cause its principal balance to conform to the principal balance of
its Related Class of Certificates.   Any amount that remains in the Lower-Tier
Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution
Account, if any).   Prepayment Interest Shortfalls shall be allocated to each
class of Uncertificated Lower-Tier Interests on the basis of their respective interest entitlements.

    (c) Notwithstanding the foregoing, on each Distribution Date occurring on or after the Credit Support Crossover Date, the Principal Distribution Amount will be distributed, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates in proportion to such Classes' respective Certificate Balances, in reduction thereof, until the Certificate Balance of each such Class has been reduced to zero.

    (d) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Due Period and shall distribute such amount to all Uncertificated Lower-Tier Interests pro rata in proportion to their outstanding principal balances.

    (e) On each Distribution Date, the Servicer shall deposit all Prepayment Premiums in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests pro rata in proportion to their
respective principal balances.   On each Distribution Date, until the
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class


C, Class D and Class E Certificates have each been reduced to zero, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute to each Class of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates then outstanding an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class from the Available Distribution Amount pursuant to
Section 4.01(a) on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates from the Available Distribution Amount pursuant to Section 4.01(a) on such Distribution Date, (b) 25% and (c) the total amount of such Prepayment
Premiums collected during the related Due Period.   Any Prepayment Premiums
received during the related Due Period with respect to the Loans or REO Loans remitted in respect of Uncertificated Lower-Tier Interests pursuant to
Section 4.01(d) and remaining after such distributions shall be distributed on the Class A-X Certificates.

    Following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, the Trustee shall distribute 100% of any Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to
Section 4.01(d), to the Class A-X Certificates.

    On each Distribution Date, the Servicer will deposit all Yield Maintenance Charges in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests pro rata in proportion to their
respective principal balances.   On each Distribution Date, until the
Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have each been reduced to zero, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Loans or REO Loans during the related Due Period and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute to each Class of Class A, Class B, Class C, Class D and Class E Certificates an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class from the Available Distribution Amount pursuant to
Section 4.01(a) on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates from the Available Distribution Amount pursuant to Section 4.01(a) on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of such Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges received during the related Due Period with respect to the Loans or REO Loans, remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d) and remaining after such distributions shall be distributed on the Class A-X Certificates.

    (f) On any applicable Distribution Date, Excess Interest for such Distribution Date shall be distributed to the Class V-1 Certificates.

    (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance (or in the case of the Class A-X Certificates, a Notional Balance) of at least $5,000,000, or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register.   The final
distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

    Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures.   Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating
firm") for which it acts as agent.   Each brokerage firm shall be responsible
for disbursing funds to the Certificate Owners that it represents.   None of
the Trustee, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriter or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

    (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than two Business Days following the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the
appropriate non-tendering Holder or Holders.   If any Definitive Certificates
as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with
respect thereto.   If within one year after the second notice all such
Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the
surrender of their Certificates as it shall deem appropriate.   The costs and
expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of
such funds.   No interest shall accrue or be payable to any Definitive
Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(h).

    (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all
                                         --------  -------
distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each
such prior Holder last shown in the Certificate Register.   Notice of any
such distribution to a prior Holder shall be made in accordance with Section
10.05 at such last address.   The amount of the distribution to each such
prior Holder shall be based upon the aggregate Percentage Interest evidenced
by the Certificates surrendered thereby.   If the check mailed to any such
prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

    (j) Shortfalls in the Available Distribution Amount resulting from Prepayment Interest Shortfalls not covered by compensation to the Servicer pursuant to the last paragraph of Section 3.11(a) shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate
Interest Amount distributable to each such Class.   The amount by which the
servicing compensation is to be reduced in connection with Prepayment Interest Shortfalls pursuant to the last paragraph of Section 3.11(a) shall be deposited by the Servicer into the Certificate Account on or prior to the Servicer Remittance Date.

    Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to
Section 6.03 and Section 8.05 shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount
distributable to each such Class.   Unanticipated indemnification expenses
which are applied to each Class of Certificates shall be allocated to the Uncertificated Lower-Tier Interests corresponding to such Classes.

    (k) On each Distribution Date on which the Holders of a Class or Classes of Regular Certificates receive a distribution of Additional Collateral Prepayment Amounts (which distribution shall be deemed made after application of that portion of the Principal Distribution Amount other than such Additional Collateral Prepayment Amounts), (i) the Regular Yield Protection Payment Amount for such Distribution Date shall be distributed to such Class or Classes pro rata in accordance with the portion of such Additional Collateral Prepayment Amount that is allocated to each such Class and
(ii) the Class A-X Yield Protection Payment Amount for such Distribution Date shall be distributed to the Holders of the Class A-X Certificates.

    SECTION 4.02.     Statements to Certificateholders; Reports by Trustee;
                      ----------------------------------------------------
Other Information Available to the Holders and Others.
-----------------------------------------------------

    (a) On each Distribution Date, based solely upon the information regarding the Loans set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Trustee by the Servicer or Special Servicer, the Trustee shall prepare and forward, by first class mail to each Holder of a Certificate, with copies to the Depositor, the Servicer, the Special Servicer, the Underwriter and each Rating Agency a written report (a "Distribution Date Statement") setting forth the following information:

     (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

    (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to
(A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and (C) Yield Maintenance Charges;

   (iii) separately stated, the aggregate amounts of Uncovered Prepayment Interest Shortfalls, Certificate Deferred Interest and indemnification expenses of the Trust Fund allocable to the Holders of each Class of Certificates on such Distribution Date;

    (iv) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, in the case of the Class A-X Certificates, the aggregate Notional Balance) of each such Class due to any Collateral Support Deficit;

     (v) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

    (vi) the number of outstanding Loans and the aggregate unpaid principal balance of the Loans at the close of business on the related Distribution Date;

   (vii) the number and aggregate unpaid principal balance of Loans (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 days or more, (D) that are current but Specially Serviced Loans or (E) that were in foreclosure but were not REO Loans;

  (viii) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Loan as of the date it became an REO Loan;

    (ix) as to any Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, (A) the Loan Number of the related Loan and (B) the amount of proceeds of any repurchase of a Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

     (x) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Loan, (B) the value of such REO Property based on the most recent appraisal or valuation, and (C) the aggregate amount of income and other revenues collected by the Special Servicer with respect to such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

    (xi) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date and
(C) the date of the Final Recovery Determination;

   (xii) the amount of Principal Prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges, Prepayment Premiums and/or Yield Protection Payments (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date;

  (xiii) the amount of Servicing Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer, the Special Servicer or the Trustee in the aggregate and by Mortgaged Property or Loan, as the case may be;

   (xiv) the aggregate amount of Servicing Fees, Special Servicing Fees and other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period;

    (xv) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Due Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

   (xvi)  the Collateral Support Deficit, if any for such Distribution Date;

  (xvii) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; and

 (xviii)  Trust Fund expenses incurred during the related Due Period.

    In the case of information furnished pursuant to subclauses (i), (ii) and (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

    On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

    Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to
Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

    (b) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon written request and certification by a Certificate Owner), the Depositor, the Servicer, the Special Servicer, the Underwriter, and each Rating Agency a report containing information regarding the Loans as of the end of the related Due Period (after giving effect to Principal Prepayments and other collections of principal required to be distributed on such Distribution Date), which report shall contain substantially the categories of information regarding the Loans set forth in the Prospectus Supplement under the caption "Description of the Loans--Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the Borrowers to the Servicer or the Special Servicer, as the case may be, and by the Servicer or the Special Servicer, as the case may be, to the Trustee), which shall also include a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly
Payment and any Prepayment Premium.   Such reports shall be made available
electronically in accordance with the provisions of Section 4.02(d); provided, however, that the Trustee shall provide Certificate Owners with a
--------  -------
written copy of such report upon written request.   If any event or
occurrence required action on the part of the Special Servicer pursuant to
Section 3.25 during the related Due Period, the Servicer shall include the related Construction Loan on the Servicer's Watch List and shall make copies of the related Construction Loan Status Report available to the Rating Agencies and Certificateholders as provided herein.

    (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon written request and certification by a Certificate Owner), the Depositor, the Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and a Servicer Watch List provided by the Servicer to the Trustee pursuant to Section 3.12 on the Servicer Remittance Date. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least two Business Days prior to the related Servicer Remittance Date. Absent manifest error, (i) none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

    The Trustee shall deliver a copy of each Operating Statement Analysis report that it receives from the Servicer and Special Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon written request therefor, the Trustee shall make such reports available to the Certificateholders and the Special Servicer.

    (d) The Trustee shall make available at its offices, during normal business hours, upon not less than two Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency, and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Distribution Date Statements delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property; (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related Borrower) and/or lease summaries and retail sales information, if any, collected by or on behalf of the Servicer or the Special Servicer in respect to each Mortgaged Property; (vi) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer and/or the Special Servicer;
(vii) any and all Officers' Certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (viii) any other materials not otherwise required to be provided hereunder provided to a requesting Certificateholder as provided in this Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. The Servicer shall cooperate with the Trustee to make any of the above-mentioned items available to any Certificateholder upon its request and payment by it of reasonable
costs.   Copies of any and all of the foregoing items will be available from the Trustee upon written request therefor. The Trustee will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's obligation under this Section 4.02(d) to make available any document is subject to the Trustee's receipt of such document.

    The Trustee shall make available each month, to any interested party, the Distribution Date Statement and any other reports referred to in Section 4.02(c) hereof via the Trustee's electronic bulletin board, Internet Website and/or, with respect to Distribution Date Statements only, its fax-on-demand
service.   In addition, the Trustee shall also make Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month, to any Certificateholder, Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the
Trustee's Internet Website and electronic bulletin board.   The Servicer shall
make the Comparative Financial Status Reports, Delinquent Loan Status
Reports, Historical Loan Modification Reports, Historical Loss Estimate Reports, REO Status Reports, Servicer Watch Lists and Operating Statement Analyses available via its Internet Website no later than the Business Day
following each Distribution Date.   The Trustee and the Servicer shall each
provide a link on their respective Internet Websites to the other's Website. The Servicer shall not exhibit non-approved information or forms on its Internet Website without the prior written consent of the Depositor.

    The Trustee shall be obligated to deliver the statements, reports and information contemplated by Section 4.02 only to the extent it receives the necessary underlying information from the Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee, the Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

    In addition, the Trustee shall make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website and electronic bulletin board. The Trustee makes no representations or warranties as to the accuracy or completeness of such documents and, subject to Article VIII hereof, will assume no responsibility therefor.

    In connection with providing access to the Trustee's and/or the Servicer's Internet Website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

    SECTION 4.03.     P&I Advances; Yield Protection Payment Advances.
                      -----------------------------------------------

    (a) On or before 1:00 p.m. New York City time on each P&I Advance Date, the Servicer shall (i) deposit into the Distribution Accounts from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account that are not required to be part of either Available Distribution Amounts for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of
P&I Advances to be made.   Any amounts held in the Certificate Account not
required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of
which such P&I Advances were made).   The Servicer shall notify the Trustee by
a certificate of the Servicing Officer of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable
P&I Advances for such Distribution Date, on or before three (3) Business Days prior to such Distribution Date.

    (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of
P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Primary Servicing Fees and Servicing Fees), other than Balloon Payments, that were due during any related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Servicer) and
(ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled
Payment therefor.   Subject to subsection (c) below, the obligation of the
Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

    (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made,
constitute a Nonrecoverable P&I Advance.   On the fourth Business Day before
each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO
Loan is a Nonrecoverable P&I Advance.   The Servicer shall be entitled to
conclusively rely on such determination.

    (d) Subject to the second following sentence, in connection with the recovery of any P&I Advance out of the Certificate Account pursuant to
Section 3.05(a), the Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not
including the date of reimbursement.   The Servicer shall reimburse itself or
the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in
the Certificate Account.   Subject to Section 4.03(c), the Servicer shall make
a P&I Advance with respect to Loan No. 112 for any month in which such Loan's grace period is still in effect on the related Servicer Remittance Date (if the related Monthly Payment is unpaid on such date) and shall not charge interest on the amount of such P&I Advance until after such grace period has ended or unless an unreimbursed P&I Advance remains outstanding with respect to such Loan.

    (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall be required or permitted to make an advance for Penalty Charges, Prepayment Premiums, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction less the Appraisal Reduction Amount for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section


3.20, or if the final maturity on any Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees), in the event of subsequent delinquencies thereon.

    (f) Upon receipt of notice of a Credit Lease Enhancement Policy Termination Event, the Servicer shall:

        (i) Maintain a record of all payments by the related Credit Lease Enhancement Policy Issuer (the aggregate amount already paid at such time, together with all subsequent payments made from time to time thereafter, under the Credit Lease Enhancement Policy, the "Credit Lease Enhancement Policy Exposure");

        (ii) Make no P&I Advance with respect to the related Loan to the extent that such P&I Advance, taking into account any Credit Lease Enhancement Policy Exposure, would constitute a Nonrecoverable P&I Advance;

        (iii) Upon determination that any P&I Advance (or portion thereof) or payment by the Credit Lease Enhancement Policy Issuer (or portion thereof), taking into account the Credit Lease Enhancement Policy Exposure, with respect to such Loan would be a Nonrecoverable Advance, deposit into an account (the "Enhancement Policy Escrow Account") established and maintained by the Servicer as an Eligible Account all payments made under the related Credit Lease Enhancement Policy after the date of such determination until the date on which ultimate responsibility (as between the Trust Fund and the Credit Lease Enhancement Policy Issuer) for payments with respect to such Credit
    Lease Enhancement Policy Termination Event is finally resolved.   Amounts
    deposited in the Enhancement Policy Escrow Account shall be invested in Permitted Investments selected by the Servicer pursuant to Section 3.06;

        (iv) In the event any payment (or portion thereof) made by such Credit Lease Enhancement Policy Issuer is subsequently determined, in accordance with the dispute resolution procedures set forth in the related Credit Lease Enhancement Policy or pursuant to any legal process or settlement by the Special Servicer of any claim by such Credit Lease Enhancement Policy Issuer, to be reimbursable to such issuer, (a) remit to such issuer the amount on deposit in the Enhancement Policy Escrow Account (up to the amount owed to the issuer), (b) make a P&I Advance of any remaining amount owed to the issuer and (c) promptly pay the amount of such P&I Advance to such issuer under the Credit Lease Enhancement Policy with respect to such Credit Lease Enhancement Policy Termination
    Event.   If such P&I Advance is determined to be a Nonrecoverable P&I
    Advance, the Servicer shall nevertheless make such P&I Advance to the related Credit Lease Enhancement Policy Issuer to reimburse it for amounts paid out under the Credit Lease Enhancement Policy as provided above, but the Servicer shall be entitled to immediately reimburse itself from general funds available in the Certificate Account for such
    P&I Advance as a Trust Fund expense.   If such P&I Advance is not
    determined to be a Nonrecoverable P&I Advance, the Servicer shall be repaid therefor out of the proceeds of the related Loan.

        (v) In the event any payment (or portion thereof) made by such Credit Lease Enhancement Policy Issuer and deposited into the Enhancement Policy Escrow Account is subsequently determined to have been properly payable to the Trust Fund, then the Servicer shall deposit into the Certificate Account the amount on deposit in the Enhancement Policy Escrow Account (net of any interest and investment income realized on funds on deposit therein that, pursuant to Section 3.06(a), is to be applied to pay interest on Advances made with respect to, or other expenses of the Trust Fund allocable to, the related Loan), together with any payments in the nature of damages relating to non-payment under such Credit Lease Enhancement Policy, as recoveries with respect to such Loan.

    (g) With respect to each Due Period, if any, in which Additional Collateral Prepayment Amounts are paid pursuant to the terms of one or more Additional Collateral Loans, the Servicer shall make an advance to the Yield Protection Payment Account on the related Servicer Remittance Date in an amount equal to the Yield Protection Payment, if any, for the related
Distribution Date (such advance, a "Yield Protection Payment Advance").   The
Servicer's obligation to make Yield Protection Payment Advances shall be in consideration for, and conditioned upon, the Mortgage Loan Seller's agreement to reimburse the Servicer therefor pursuant to an agreement between the
Servicer and the Mortgage Loan Seller.   In no event shall the Servicer be
entitled to reimbursement from the Trust Fund for any Yield Protection Payment Advance.

    SECTION 4.04.     Allocation of Collateral Support Deficit.
                      ----------------------------------------

    (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Loans and any REO Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the
"Collateral Support Deficit").   Any allocation of Collateral Support Deficit
to a Class of Regular Certificates shall be made by reducing the Certificate
Balance thereof by the amount so allocated.   Any Collateral Support Deficit
allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage
Interests evidenced thereby.   The allocation of Collateral Support Deficit
shall constitute an allocation of losses and other shortfalls experienced by
the Trust Fund.   Reimbursement of previously allocated Collateral Support
Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

    (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such
Certificates with respect to such Distribution Date.   Any such write-off
shall be allocated among the respective Certificates as follows: first, to the Class J Certificates; second, to the Class I Certificates; third, to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the
Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates, eighth, to the Class C Certificates, ninth, to the
Class B Certificates, tenth, to the Class A Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been
reduced to zero.   Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-2 and Class A-3 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

    (c) With respect to any Distribution Date, any Collateral Support
Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

    SECTION 4.05.     Appraisal Reductions.
                      --------------------

    The aggregate Appraisal Reductions will be allocated by the Trustee on each Distribution Date to the Certificate Balance of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances, for purposes of determining (x) the amount of P&I Advances with respect to the related Loans, (y) Voting Rights and (z) the identity of the
Controlling Class.   On any Distribution Date, an Appraisal Reduction that
otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

    On the third Business Day by 4:00 p.m. New York City time immediately preceding each Distribution Date with respect to which one or more Appraisal Reductions exist, the Servicer shall notify the Trustee in writing of such Appraisal Reductions and by the close of business of the second Business Day immediately preceding each such Distribution Date, the Trustee shall identify to the Servicer in writing each Class of Subordinate Certificates to which one or more Appraisal Reductions will be allocated on such Distribution Date, the applicable Pass-Through Rate of each such Class, and the amount of Appraisal Reductions allocated to each such Class.

    SECTION 4.06.     Certificate Deferred Interest.
                      -----------------------------

    (a) On each Distribution Date, the Monthly Interest Distributable Amount for the Regular Certificates (other than the Class A-X Certificates) shall be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Loans for the related Due Date allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Class J Certificates, second, to the Class I Certificates, third, to the Class H Certificates, fourth, to the Class G Certificates, fifth, to the Class F Certificates, sixth, to the Class E Certificates, seventh, to the Class D Certificates, eighth, to the Class C Certificates, and ninth, to the Class B Certificates. If the Certificate Balance of at least one Class of Class A Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Subordinate Certificates in accordance with the preceding sentence will be allocated to the Class A Certificates pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution Date).

    (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class I and Class J Certificates shall be increased (except for the purposes of determining Voting Rights or the identity of the Controlling Class) by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to
Section 4.06(a) above.

    (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to
Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier
Interest with respect thereto.   On each Distribution Date, to the extent
provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

    SECTION 4.07.     Grantor Trust Reporting.
                      -----------------------

    The parties intend that the portions of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account, Yield Protection Payments and the Yield Protection Payment Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Upper-Tier REMIC and the Lower-Tier REMIC) shall be conducted so as to qualify such portions as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee (i) shall furnish or cause to be furnished to Class V-1 Certificateholders, and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their applicable share of Excess Interest in the case of the Class V-1 Certificates at the time or times and in the manner required by the Code and (ii) shall furnish or cause to be furnished to the Class A-X Certificateholders and to the Holders of any Class of Regular Certificates receiving a Regular Yield Protection Payment Amount, and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their applicable share of Yield Protection Payments at the time or times and in the manner required by the Code.


                             (End of Article IV)


                                  ARTICLE V

                               THE CERTIFICATES
                               ----------------

    SECTION 5.01.     The Certificates.
                      ----------------

    (a) The Certificates will be substantially in the respective forms
annexed hereto as Exhibits A-1 through and including A-12.   The Certificates
will be issuable in registered form only; provided, however, that in
                                          --------  -------
accordance with Section 5.03 beneficial ownership interests in the Regular Certificates (except, initially, the Class H, Class I and Class J Certificates) shall initially be held and transferred through the book-entry
facilities of the Depository.   The Class R and Class LR Certificates will
each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the
Exhibits hereto corresponding to such Class.   The Class H, Class I and
Class J Certificates shall initially be issued as Definitive Certificates and, upon the direction of more than 50% of the Percentage Interests in any such Class, the Depositor and the Trustee shall make such arrangements with the Depository as are necessary and appropriate to cause such Class to be held and transferred through the book-entry facilities of the Depository. Each Certificate will share ratably in all rights of the related Class.

    The Class A-X Certificates will be issuable only in Denominations of authorized initial Notional Balance of not less than $100,000 and integral
multiples of $10,000 in excess thereof.   If the initial Notional Amount does
not equal an integral multiple of $10,000, then a single additional Class A-X Certificate may be issued in a Denomination of not less than $100,000 that includes the excess of (i) such initial Notional Amount over (ii) the largest integral multiple of $10,000 that does not exceed such Certificate Balance. The Regular Certificates (other than the Class A-X Certificates) will be issuable only in Denominations of authorized initial Certificate Balance of not less than $10,000, and integral multiples of $1,000 in excess thereof; provided, however, that (i) if the Certificate Balance of any Class of
--------  -------
Regular Certificates (other than the Class A-X, Class H, Class I and Class J Certificates) does not equal an integral multiple of $1,000, then a single additional certificate of such Class may be issued in a Denomination of not less than $10,000 that includes the excess of (a) such initial Certificate Balance over (b) the largest integral multiple of $1,000 that does not exceed such Certificate Balance and (ii) the Denominations of the Class H, Class I and Class J Certificates need not be in integral multiples of
$1,000.   The Class V-1 and Class R Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage
Interests of not less than 20%.   The Class LR Certificates will be issuable
only in one Definitive Certificate in a denomination representing a Percentage Interest of 100%.

    With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Balance, as applicable, and
(iii) be in an authorized denomination, as set forth above.   The Book-Entry
Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above.

    No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its
interest in such Class, except as provided in Section 5.03 herein.   Unless
and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

    (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer.
Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly
authenticated and delivered hereunder.   All Certificates shall be dated the
date of their authentication.   Norwest Bank Minnesota, National Association,
Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in
connection with transfers and exchanges as herein provided.   If the
Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.




    (c) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

    SECTION 5.02.     Registration of Transfer and Exchange of Certificates.
                      -----------------------------------------------------

    (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein
provided.   Norwest Bank Minnesota, National Association, Norwest Center,
Sixth and Marquette, Minneapolis, Minnesota 55479-0113, is hereby initially appointed Certificate Registrar for the purpose of registering Certificates
and transfers and exchanges of Certificates as herein provided.   The
Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

    If the Servicer resigns or is removed in accordance with the terms hereof, and Norwest Bank Minnesota, National Association resigns as Certificate Registrar, the Trustee shall immediately succeed to its
predecessor's duties as Certificate Registrar.   The Depositor, the Trustee,
the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to
the information set forth in the Certificate Register.   The names and
addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be
          --------  -------
required to maintain in the Certificate Register the names of Certificate
Owners.

    The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any
notice or knowledge to the contrary.   A Definitive Certificate is
transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, or at the Corporate Trust Office, if the Trustee is the Certificate Registrar (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney).

    Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as
the Definitive Certificate being surrendered.   Such Certificates shall be
delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

    (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not


require such registration or qualification.   If a transfer (other than one by
the Depositor to an Affiliate thereof) of a Non-Registered Certificate is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter"), substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and
(b) the Certificate Registrar shall require the transferor (other than the Underwriter, in connection with its initial transfer of the Certificate being transferred) to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Non-Registered Certificate of any such
--------  -------
Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

    The Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, all Distribution Date Statements, servicing reports and any such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act.   None of the Depositor, the Trustee, the
Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without
registration or qualification.   Any Holder of a Non-Registered Certificate
desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is
not made in accordance with such federal and state laws.   Unless the
Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to a Qualified Institutional Buyer may be effectuated only by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

    Unless the Non-Registered Certificates have been registered under the Securities Act, each of the Non-Registered Certificates shall bear a legend substantially to the following effect:

        THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE
        SECURITIES LAWS.   NEITHER THIS CERTIFICATE NOR ANY INTEREST OR
        PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS


        EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE
        SECURITIES ACT.

        THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND
        (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

        THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN OWNERSHIP AND TRANSFER REQUIREMENTS SET FORTH IN THE
        POOLING AND SERVICING AGREEMENT.   A TRANSFEREE IS ALSO REQUIRED
        TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER, AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

    (c) With respect to any Certificate other than a Class A Certificate or a Class A-X Certificate, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 (it being understood that delivery of a representation letter containing a representation substantially in the form of paragraph 8 of Exhibit C attached hereto shall satisfy the requirement of this Section 5.02(c)(i)), or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriter, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement.


    The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above
or the Opinion of Counsel described in clause (ii) above.   The costs of any
of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the
Trustee and the Trust Fund.   Each Certificate Owner of a Certificate other
than a Class A or Class A-X Certificate shall be deemed to represent that it
is not a Person specified in clauses (a), or (b) above.   Any transfer, sale,
pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

    So long as any Class of Certificates other than the Class A and Class A-X Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon written request with sufficient notice during normal business hours, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Loans reasonably necessary to the provision of an Opinion of Counsel described in this
Section 5.02(c).

    (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) below to deliver
payments to a Person other than such Person.   The rights of each Person
acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

             (A) No Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

             (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1
        (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

             (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (b) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

             (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2)


        not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

         (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
    Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
    Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of
    such Transfer of such Residual Certificate.   None of the Trustee, the
    Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
    Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

        (iii) The Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

    (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.

    Following a proper request for transfer or exchange, the Certificate Registrar shall, within five (5) Business Days of such request if made at such Registrar Office, or within ten (10) Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request in writing, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be
requested.   The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

    (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2 or Class A-3 Certificates) or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right, but not the obligation, to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

    (g) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any Class H, Class I or Class J Certificate for so long as any such Certificate is a
Definitive Certificate.   The Certificate Owner of a Class I Certificate or
Class J Certificate that wishes to receive the information described in
Section 3.28(c) shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any beneficial ownership in such Class I or Class J Certificate and of the address to which
such information should be sent.   Upon the written request of the Trustee,
the Servicer, the Special Servicer or the Depositor, the Certificate Registrar shall provide each such Person with an updated copy of the Certificate Register.

    (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or
exchange referred to in this Section 5.02.   With respect to any transfer or
exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

    (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

    SECTION 5.03.     Book-Entry Certificates.
                      -----------------------

    (a) The Regular Certificates (except, initially, the Class H, Class I and Class J Certificates) shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective
Certificate Owners with Ownership Interests therein.   Such Certificate Owners
shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to Definitive
Certificates in respect of such Ownership Interests.   All transfers by
Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate
Owner.   Each Depository Participant shall only transfer the Ownership
Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

    (b) The Trustee, the Servicer, the Special Servicer, the Depositor and
the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders
hereunder.   The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage
firms representing such Certificate Owners.   Multiple requests and directions
from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if
they are made with respect to different Certificate Owners.   The Trustee may
establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.


    (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to some or all of the Classes, or
(iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), the Trustee shall notify the affected Certificate Owners, through the Depository with respect to all Classes, any Class or any portion of any Class of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.

    Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within five (5) Business Days of such request if made at the Registrar Office, or within ten (10) Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners
identified in such instructions.   None of the Depositor, the Servicer, the
Trustee, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such
instructions.   Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

    (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and
(ii) shall bear a legend substantially to the following effect:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

    (e) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be
represented by such Book-Entry Certificates.   In such event, the Certificate
Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so
requesting such Definitive Certificates.   In such event, the Trustee shall
notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

    (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

    (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this
Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

    SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates.
                      -------------------------------------------------

    If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like
Percentage Interest.   Upon the issuance of any new Certificate under this
Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    SECTION 5.05.     Persons Deemed Owners.
                      ---------------------

    Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d).


                              (End of Article V)


                                  ARTICLE VI

                              THE DEPOSITOR, THE
                      SERVICER AND THE SPECIAL SERVICER
                      ---------------------------------

    SECTION 6.01.     Liability of the Depositor, the Servicer and the Special
                      --------------------------------------------------------
Servicer.
--------

    The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

    SECTION 6.02.     Merger, Consolidation or Conversion of the Depositor,
                      ----------------------------------------------------
the Servicer or the Special Servicer.
------------------------------------

    (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

    (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however,
                                                 --------  -------
that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

    SECTION 6.03.     Limitation on Liability of the Depositor, the Servicer,
                      ------------------------------------------------------
the Special Servicer and Others.
-------------------------------

    (a) Neither the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent or the Certificate Registrar), the Servicer, the Special Servicer nor any of the Affiliates, directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision
                                      --------  -------
shall not protect the Depositor, the Trustee, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of grossly negligent disregard of
obligations and duties hereunder.   The Depositor, the Servicer, the Special
Servicer, the Trustee and any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

    The Depositor, the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent, as the Certificate Registrar or as a board member of the Foundation), the Directing Certificateholder and any Affiliate, director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of grossly negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

    (b) None of the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent, as the Certificate Registrar or as a board member of the Foundation), the Servicer, the Special Servicer or the Directing Certificateholder shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer, the Special
           --------  -------
Servicer, the Trustee or the Directing Certificateholder may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the
Certificateholders hereunder.   In such event, the legal expenses and costs
of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder shall be entitled to be reimbursed therefor out of amounts attributable to the Loans on deposit in the Certificate Account as provided by Section 3.05(a).

    (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar) and the Trust Fund and each other and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of grossly negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein.

    The Trustee, the Servicer, the Special Servicer or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this


Agreement or the Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree
which may be entered against it or them in respect of such claim.   Any
failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is
materially prejudiced thereby.   The indemnification provided herein shall
survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee and the Special Servicer.

    The Depositor agrees to indemnify the Servicer and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach or failure in the performance of the Servicer's obligations and duties under this Agreement arising from or as a result of the inaccuracy of the Loan information
provided by the Depositor to the Servicer via electronic mail.   The Servicer
shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be
entered against it or them in respect of such claim.   Any failure to so
notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the
Depositor's defense of such claim is materially prejudiced thereby.   The
indemnification provided herein shall survive the termination of this Agreement.

    SECTION 6.04.     Depositor, Servicer and Special Servicer Not to Resign.
                      ------------------------------------------------------

    Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a)
a determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then current ratings assigned by such Rating
Agency to any Class of Certificates.   Any such determination permitting the
resignation of the Depositor, the Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (at the
expense of the resigning party) to such effect delivered to the Trustee.   No
such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

    SECTION 6.05.     Rights of the Depositor in Respect of the Servicer and
                      ------------------------------------------------------
the Special Servicer.
--------------------

    The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however,
                                                        --------  -------
that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the
Depositor or its designee.   The Depositor shall not have any responsibility
or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.


                             (End of Article VI)


                                 ARTICLE VII

                                   DEFAULT
                                   -------

   SECTION 7.01.     Events of Default; Servicer and Special Servicer
                     ------------------------------------------------
Termination.
-----------

    (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make (x) any remittance (including a P&I Advance) required to be made by the Servicer to the Certificate Account, Servicing Accounts, Construction Loan Servicing Account, Excess Interest Distribution Account, Interest Reserve Account or either Distribution Account by 4:00 p.m. New York City time on the Servicer Remittance Date or (y) any Servicing Advance or Yield Protection Payment Advance when required to be made pursuant to this Agreement; or

         (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Certificate Account or the REO Account, or to deposit into, or to remit to the Trustee for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement; or

        (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however,
                                             --------  -------
    that with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

         (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or
    Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

          (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

        (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

       (viii) the Trustee shall have received written notice from any of the Rating Agencies that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrading, qualification or withdrawal of the then-current rating on any Class of Certificates that are rated by a Rating Agency if the Servicer or Special Servicer, as the case may be, is not replaced.

    (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment
--------  -------
of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred.

    From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

    The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five (5) Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account, the Construction Loan Servicing Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans or any REO Property (provided, however, that the Servicer and the Special Servicer
              --------  -------
each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

    (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set
--------  -------
forth in Section 7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of
then outstanding Certificates that is rated.   No penalty or fee shall be
payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

    (d) The Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

    SECTION 7.02.     Trustee to Act; Appointment of Successor.
                      ----------------------------------------

    On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or
        --------  -------
responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

    The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have
arisen prior to its termination as Special Servicer.   The Trustee in its
capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to
Section 3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

    As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had
continued to act hereunder.   Should the Trustee succeed to the capacity of
the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder.

    Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or
Special Servicer hereunder.   No appointment of a successor to the Servicer or
the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified, downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

    In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such
                                      --------  -------
compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder.
The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.
Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Servicer or Special Servicer.

    SECTION 7.03.     Notification to Certificateholders.
                      ----------------------------------

    (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

    (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

    SECTION 7.04.     Waiver of Events of Default.
                      ---------------------------

    The Holders of Certificates representing at least 662/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of
         --------  -------
Section 7.01(a) may be waived only by all of the Certificateholders of each
affected Class.   Upon any such waiver of an Event of Default, such Event of
Default shall cease to exist and shall be deemed to have been remedied for
every purpose hereunder.   No such waiver shall extend to any subsequent or
other Event of Default or impair any right consequent thereon except to the
extent expressly so waived.   Notwithstanding any other provisions of this
Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

    SECTION 7.05.     Trustee Advances.
                      ----------------

    (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations
(x) within one Business Day of such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing of such failure with respect to such Servicing Advances and (y) by the close of business, New York City time, on the related
P&I Advance Date with respect to P&I Advances.   With respect to any such
Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided,
                                                                 --------
however, that if Advances made by both the Trustee and the Servicer shall at
-------
any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer
for such Advances.   The Trustee shall be entitled to conclusively rely on
any notice given with respect to a Nonrecoverable Advance hereunder.


                             (End of Article VII)


                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE
                            ----------------------

    SECTION 8.01.     Duties of Trustee.
                      -----------------

    (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically
set forth in this Agreement.   If an Event of Default occurs and is
continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own
affairs.   Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

    (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of
this Agreement.   If any such instrument is found not to conform to the
requirements of this Agreement in a material manner, the Trustee shall make a
request to the responsible party to have the instrument corrected.   The
Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

    (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                                              --------  -------

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

         (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

    (d) Within 90 days after the Closing Date, the Trustee, with the cooperation of the Depositor and its agents, shall advise in writing all related Borrowers in respect of ARD Loans that the Trust Fund waives any and all rights to receive Excess Interest at an Excess Rate exceeding 200 basis
points (and all interest on such Excess Interest).   The Trustee may not waive
any right to receive Excess Interest in respect of any ARD Loan if the related Borrower has not been so advised within the first 90 days after the Closing Date unless the Trustee is provided with an Opinion of Counsel to the effect that such waiver would not constitute an "exchange" under Section 1001
of the Code.   Each such Borrower shall be an intended third-party beneficiary of the provisions of this paragraph.

    SECTION 8.02.     Certain Matters Affecting the Trustee.
                      -------------------------------------

    Except as otherwise provided in Section 8.01:

          (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

        (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided,
                                                                   --------
    however, that if the payment within a reasonable time to the Trustee of
    -------
    the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such
    action.   The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or
                  --------  -------
    attorneys shall not relieve the Trustee of its duties or obligations hereunder;

        (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall
    have received written notice thereof.   In the absence of receipt of such
    notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

       (viii) The Trustee shall not be responsible for any act or omission of the Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as Servicer, Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

         (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

    SECTION 8.03.     Trustee Not Liable for Validity or Sufficiency of
                      -------------------------------------------------
Certificates or Loans.
---------------------

    The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Sections 2.02 and 2.04 and the signature, if any, of the Trustee set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for
their correctness.   The Trustee does not make any representations as to the
validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Loan
or related document.   The Trustee shall not be accountable for the use or
application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer, the Special
Servicer or the Trustee.   The Trustee shall not be responsible for the
accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

    SECTION 8.04.     Trustee May Own Certificates.
                      ----------------------------

    The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Initial Purchaser and the Underwriter in banking transactions, with the same rights it would have if it were not Trustee.

    SECTION 8.05.     Fees and Expenses of Trustee; Indemnification of
                      ------------------------------------------------
Trustee.
-------

    (a) As compensation for the performance of its duties, the Trustee will be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated
expenses of the Trustee.   The Trustee Fee shall be paid with respect to each
Loan and REO Loan at a rate equal to 0.0015% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal
Balance of such Loan or REO Loan.   The Trustee Fee (which shall not be
limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

    (b) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that
                                                --------  -------
neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or
(iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of grossly negligent disregard of such obligations or duties, or as may arise from a breach of
any representation, warranty or covenant of the Trustee made herein.   The
provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.


    SECTION 8.06.     Eligibility Requirements for Trustee.
                      ------------------------------------

    The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to
Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by Fitch and "Aa3" by Moody's and that has a short-term rating of "A-1" by S&P (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification, downgrading or withdrawal of any of then current ratings then assigned thereby to the Certificates).

    If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of
condition so published.   In the event the place of business from which the
Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

    SECTION 8.07.     Resignation and Removal of the Trustee.
                      --------------------------------------

    (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor
trustee.   A copy of such instrument shall be delivered to the Servicer, the
Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

    (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

    Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

    Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered
and expenses incurred.   No Trustee shall be personally liable for any action
or omission of any successor Trustee.

    SECTION 8.08.     Successor Trustee.
                      -----------------

    (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder,
with the like effect as if originally named as Trustee herein.   The
predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

    (b) No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

    (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such
Trustee hereunder to the Depositor and the Certificateholders.   If the
Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

    SECTION 8.09.     Merger or Consolidation of Trustee.
                      ----------------------------------

    Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything
herein to the contrary notwithstanding.   The Trustee will provide notice of
such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

    SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.
                      ---------------------------------------------

    (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power
to make such appointment.   No co-trustee or separate trustee hereunder shall
be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

    (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

    (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-
trustees, as effectively as if given to each of them.   Every instrument
appointing any separate trustee or co-trustee shall refer to this Agreement
and the conditions of this Article VIII.   Each separate trustee and co-
trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the
liability of, or affording protection to, the Trustee.   Every such instrument
shall be filed with the Trustee.

    (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of
this Agreement on its behalf and in its name.   If any separate trustee or co-
trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

    (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

    SECTION 8.11.     Appointment of Custodians.
                      -------------------------

    The Trustee may, with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee.   Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the
Depositor or any Affiliate of the Depositor.   Each Custodian shall be subject
to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly
by the Trustee.   The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall
remain responsible for all acts and omissions of any Custodian.   Any
Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

    SECTION 8.12.     Access to Certain Information.
                      -----------------------------

    (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered
Certificate relates.   In addition, if any such private placement memorandum
or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

    The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the
Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and

(ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14,
(e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20 (but only for so long as the affected Loan is part of the Trust
Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (l) information regarding the occurrence of Servicing Transfer Events as to the Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

    Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be
                              --------  -------
permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies
provided to the Rating Agencies, which shall be free of charge.   In
addition, without limiting the generality of the foregoing, the Holder of any Class I or Class J Certificate may upon written request from the Trustee obtain a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

    (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Servicer and the Trustee shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriter, the Initial Purchaser, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriter, that requests such reports or information; provided that the Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

    (c) With respect to any information furnished by the Trustee or the Servicer pursuant to this Section 8.12, the Trustee or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Servicer, as applicable, may affix thereto any disclaimer it deems
appropriate in its discretion.   The Trustee or the Servicer, as applicable,
shall notify Certificateholders of the availability of any such information
in any manner as it, in its sole discretion, may determine.   In connection
with providing access to or copies of the items described in the preceding paragraph, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in
Certificates.   Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

    SECTION 8.13.     Representations and Warranties of the Trustee.
                      ---------------------------------------------

    (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United
    States of America;

         (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

        (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;




         (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

        (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.


                            (End of Article VIII)


                                  ARTICLE IX

                      TERMINATION; PURCHASE OF ARD LOANS
                      ----------------------------------

    SECTION 9.01.     Termination Upon Repurchase or Liquidation of All Loans.
                      -------------------------------------------------------

    Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of
(1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this clause (a)(2) to be conducted by an Appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class if the Controlling Class is exercising such option unless the Controlling Class is the only Class of Certificates then outstanding)), minus
(b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no
                                          --------  -------
event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

    The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary
Statement.   If the Mortgage Loan Seller does not exercise such option within


60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling
Class do not exercise such option within 60 days after it becomes exercisable, the Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be
entitled to exercise such option.   Any purchaser pursuant to Section 9.01(a)
of a Loan serviced by a Seller-Servicer or GE Capital Loan Services, Inc. shall be required to enter into a servicing agreement with such Seller-Servicer or with GE Capital Loan Services, Inc., as applicable, in the form of the related "Prior Servicing Agreement" (as defined in the Seller-Servicer Agreement or the GECLS Sub-Servicing Agreement) or shall be required to pay such Seller-Servicer or GE Capital Loan Services, Inc., as applicable, the termination fee that would be payable thereunder.

    In the event that the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be
deposited in the Certificate Account).   In addition, the Servicer shall
transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held
for future distribution.   Upon confirmation that such final deposits have
been made, the Trustee shall release or cause to be released to the Mortgage Loan Seller, the Servicer or the Holders of the Controlling Class, as applicable, the Mortgage Files for the remaining Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Mortgage Loan Seller, the Servicer or the Holders of the Controlling Class, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the Mortgage Loan Purchase Agreement.

    For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

    Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

    After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to
Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and
surrendered.   Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and
the Class LR Certificates in accordance with Sections 4.01(b) and (d).   Any
funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(h).

    Anything in this Section 9.01 to the contrary notwithstanding, the holders of the Class V-1 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest.

    SECTION 9.02.     Additional Termination Requirements.
                      -----------------------------------

    In the event the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in
Section 860F(a)(4) of the Code:

          (i) the Servicer shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

         (ii) during such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer, as applicable, for cash; and

        (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

    SECTION 9.03.     Purchase of ARD Loans.
                      ---------------------

    The Holder of a 100% Percentage Interest in the Class LR Certificates may purchase any ARD Loan on its Anticipated Repayment Date at a price equal to the sum of the following:

          (i) 100% of the outstanding principal balance of such ARD Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal);



         (ii) all unpaid interest accrued on such principal balance of such ARD Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest);

        (iii) the aggregate amount of all unreimbursed Advances with respect to such ARD Loan, with interest thereon at the Advance Rate, and unpaid Servicing Fees, Special Servicing Fees, Trustee Fees and Trust Fund expenses; and

         (iv) the amount of any expenses incurred by the Trust Fund in connection with such purchase;

provided, however, that such purchase may be consummated only if the Holder,
--------  -------
at its expense, provides the Trustee with an opinion of counsel to the effect that such purchase would not (x) result in a gain which would be subject to the tax on net income derived from "prohibited transactions" imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or (y) cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

    The proceeds of any such purchase hereunder shall be deposited in the Certificate Account and disbursed as provided herein.


                             (End of Article IX)


                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

    SECTION 10.01.    Amendment.
                      ---------

    (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

          (i)  to cure any ambiguity;

         (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

        (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and
    (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

         (iv) to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an


    Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

          (v)  to modify, eliminate or add to the provisions of
    Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

         (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

        (vii) to amend or supplement any provision hereof to the extent necessary to maintain the then current rating or ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

    (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 662/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:
            --------  -------

          (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

         (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

        (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

         (iv)  amend this Section 10.01.

    (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

    (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Rating Agency and each Certificateholder.


    (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the
substance thereof.   The manner of obtaining such consents and of evidencing
the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

    (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

    (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 10.01(a) or (c) shall be payable out of the Certificate Account.

    SECTION 10.02.    Recordation of Agreement; Counterparts.
                      --------------------------------------

    (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

    (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

    SECTION 10.03.    Limitation on Rights of Certificateholders.
                      ------------------------------------------

    (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

    (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

    (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have
neglected or refused to institute any such action, suit or proceeding.   The
Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

    It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

    SECTION 10.04.    Governing Law.
                      -------------

    This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    SECTION 10.05.    Notices.
                      -------

    Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Allan J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162; (ii) in the case of the Servicer, First Union National Bank, First Union Capital Markets Group, One First Union Center, 301 South College Street TW-9, Charlotte, North Carolina 28288-1075, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 1997-C2, telecopy number: (704) 383-9356; (iii) in the case of the Special Servicer, Lennar Partners, Inc., Attention: Jeffrey P. Krasnoff, telecopy number: (305) 226-7691; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS) - Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2, telecopy number:410-884-2360; (v) in the case of the Rating Agencies,
(a) Fitch Investors Servicer, L.P., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Monitoring Group, telecopy number:
(212) 908-0500; (b) Moody's Investor Services, 99 Church Street, New York, New York 10007, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 553-0300; and (c) Standard & Poor's, 26 Broadway, New York, New York 10004, Attention: Surveillance Manager, telecopy number (212) 412-0539; and (vi) in the case of the Mortgage Loan Seller, Credit Suisse First Boston Mortgage Capital L.L.C., Eleven Madison Avenue, New York, New York 10010, Attention: Compliance Department, telecopy number (212) 325-8162; or as to each such Person such other address as may hereafter be furnished by
such Person to the parties hereto in writing.   Any communication required or
permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.   Any notice so mailed within the
time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

    SECTION 10.06.    Severability of Provisions.
                      --------------------------

    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

    SECTION 10.07.    Grant of a Security Interest.
                      ----------------------------

    The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall
constitute a sale and not a pledge of security for a loan.   If such
conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan
shall be established pursuant to the terms of this Agreement.   The Depositor
also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off
Date), all amounts held from time to time in the Certificate Account, the Distribution Accounts and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall
constitute a security agreement under applicable law.   This Section 10.07
shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

    SECTION 10.08.    Successors and Assigns; Beneficiaries.
                      -------------------------------------

    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and
all such provisions shall inure to the benefit of the Certificateholders.   No
other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

    SECTION 10.09.    Article and Section Headings.
                      ----------------------------

    The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

    SECTION 10.10.    Notices.
                      -------

    (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

          (i)  any material change or amendment to this Agreement;

         (ii) the occurrence of any Event of Default that has not been cured;

        (iii) the resignation or termination of the Servicer or the Special Servicer;



         (iv)  any change in the location of either of the Distribution
    Accounts;

          (v) the repurchase of Loans by the Mortgage Loan Seller pursuant to Section 7 of the Mortgage Loan Purchase Agreement; and

         (vi)  the final payment to any Class of Certificateholders.

    (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i)  the resignation or removal of the Trustee;

         (ii)  any change in the location of the Certificate Account; and

        (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee.

    (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i)  each of its annual statements as to compliance described in
    Section 3.13;

         (ii) all reports and other items for Significant Loans delivered by each of the Servicer and Special Servicer pursuant to Section 3.12;

        (iii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

         (iv) each waiver and consent provided pursuant to Section 3.08 for Significant Loans.

    (d) The Trustee shall promptly after each Distribution Date furnish to each Rating Agency a copy of the related Distribution Date Statement.

    (e) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current ratings on any Certificate then outstanding.

                              (End of Article X)


     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. Depositor


                         By:  /s/ Allan J. Baum
                              -------------------------------------
                              Name:  Allan J. Baum
                              Title: Vice President

                         FIRST UNION NATIONAL BANK
                         Servicer


                         By:  /s/ Timothy S. Ryan
                              ------------------------------------
                              Name:  Timothy S. Ryan
                              Title: Vice President


                         LENNAR PARTNERS, INC.
                         Special Servicer


                         By:  /s/ Ronald E. Schrager
                              ------------------------------------
                              Name:  Ronald E. Schrager
                              Title: Vice President



                         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                         Trustee



                         By:  /s/ Ronald M. Feldman
                              ------------------------------------
                              Name:  Ronald M. Feldman
                              Title: Vice President


STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )


     On the 19th day of December, 1997 before me, a notary public in and for said State, personally appeared Allan J. Baum known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp. one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   /s/ James M. Wulffleff
                              ---------------------------------
                                        Notary Public


(Notarial Seal)


STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )


     On the 19th day of December, 1997 before me, a notary public in and for said State, personally appeared Ronald M. Feldman known to me to be a Vice President of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   /s/ James M. Wulffleff
                              --------------------------------
                                       Notary Public


(Notarial Seal)


STATE OF NEW YORK        )
                         )  ss.:
COUNTY OF NEW YORK       )


     On the 19th day of December, 1997 before me, a notary public in and for said State, personally appeared Timothy S. Ryan known to me to be a Vice President of First Union National Bank, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   /s/ James M. Wulffleff
                              --------------------------------
                                        Notary Public


(Notarial Seal)


STATE OF FLORIDA         )
                         )  ss.:
COUNTY OF DADE           )


     On the 19th day of December, 1997 before me, a notary public in and for said State, personally appeared Ronald E. Schrager known to me to be a Vice President of Lennar Partners, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   /s/ Victoria M. Taylor
                              --------------------------------
                                        Notary Public

(Notarial Seal)




                           EXHIBIT A-1
                  FORM OF CLASS A CERTIFICATE


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                SERIES 1997-C2, CLASS A-(1)(2)(3)

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO
THIS CERTIFICATE.   ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE
MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY
ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.   THIS
CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



PASS-THROUGH RATE:    %      AGGREGATE SCHEDULED PRINCIPAL BALANCE
                   OF THE LOANS AFTER DEDUCTING PAYMENTS
DENOMINATION: $           DUE AND PREPAYMENTS RECEIVED ON OR
                   BEFORE THE CUT-OFF DATE:
                   $______________
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF DECEMBER 11, 1997  SERVICER: FIRST UNION NATIONAL BANK

CUT-OFF DATE: DECEMBER 11, 1997   SPECIAL SERVICER: LENNAR PARTNERS,
                   INC.
CLOSING DATE: DECEMBER 19, 1997
                   TRUSTEE: NORWEST BANK MINNESOTA,
FIRST DISTRIBUTION DATE:       NATIONAL ASSOCIATION
JANUARY 20, 1998
                   CUSIP NO.  22540A
AGGREGATE
CERTIFICATE BALANCE         CERTIFICATE NO.:
OF THE CLASS A-(1)(2)(3)
CERTIFICATES
AS OF THE CLOSING DATE: $




THIS CLASS A-(1)(2)(3) CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ______

is the registered owner of the interest evidenced by this Certificate in the Class A-(1)(2)(3) Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Special Servicer and the Servicer.   A summary of certain of the pertinent
provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

    This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class A-(1)(2)(3) Certificates. The Certificates are designated as the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes
as specifically set forth in the Pooling and Servicing Agreement.   The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

    This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the
Trustee.   This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

    This Certificate (other than any interest represented by this
Certificate in Yield Protection Payments) is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of
1986, as amended.   Each Holder of this Certificate, by acceptance hereof,
agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

    Pursuant to the terms of the Pooling and Servicing Agreement, the
Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more
fully described in the Pooling and Servicing Agreement.   Holders of this
Certificate may be entitled to Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments, as provided in the Pooling and Servicing
Agreement.   All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

    Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-(1)(2)(3) Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

    Collateral Support Deficit and Certificate Deferred Interest on the Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

    The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in the Certificate Account may be
invested in Permitted Investments.   Interest or other net income earned on
funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

    All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

    Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

    As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

    Subject to the terms of the Pooling and Servicing Agreement, the Class A-(1)(2)(3) Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof.

    No fee or service charge shall be imposed by the Certificate
Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.

    The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

    The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

    The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

    Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

    The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the
Preliminary Statement to the Pooling and Servicing Agreement.   If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

    The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.



    Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

    THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

    IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

         NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



         By: ___________________________
           AUTHORIZED OFFICER



Dated:



                      CERTIFICATE OF AUTHENTICATION

  THIS IS ONE OF THE CLASS A-(1)(2)(3) CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                 NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION,

                                 Authenticating Agent


                                 By: ___________________________
                                      AUTHORIZED SIGNATORY



                        ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenant in common        UNIF GIFT MIN ACT
TEN ENT -  as tenants by the
entireties                            ___________ Custodian under
JT TEN  -  as joint tenants with      (Cust)
     rights of survivorship and
     not as tenants in common          Uniform Gifts to Minors Act

                                       __________________________
                                       (State)

  Additional abbreviations may also be used though not in the above list.


                        FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


  (Please insert Social Security or other identifying number of Assignee)


      (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.



                                    ___________________________________
Dated: ____________                 NOTICE:  The signature  to this
                                    assignment must correspond with the
                                    name as written upon the face of
                                    this Certificate  in   every
                                    particular without alteration  or
                                    enlargement or any change whatever.

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                         DISTRIBUTION INSTRUCTIONS


The assignee should include the following for purposes of distribution:


     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________ for the account of __________________________________ account number _______________

or,  if mailed by check, to  _______________________________________.

Statements should be mailed to

_______________________________________________________________.      This

information is provided by assignee named above, or

______________________________, as its agent.



                          EXHIBIT A-2


                          (RESERVED)




                              EXHIBIT A-3
                     FORM OF CLASS A-X CERTIFICATE


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                          SERIES 1997-C2, CLASS A-X

THE NOTIONAL BALANCE ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS A-X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON DECEMBER __, 1997, WITH AN INITIAL COUPON RATE EFFECTIVELY CONSISTING OF THE RIGHT TO INTEREST AT THE WEIGHTED AVERAGE NET MORTGAGE RATE IN EXCESS OF THE VARIOUS COUPON RATES APPLICABLE TO THE OTHER CLASSES OF CERTIFICATES OTHER THAN THE CLASS R, CLASS LR AND CLASS V-1 CERTIFICATES. THIS CERTIFICATE HAS BEEN ISSUED WITH $____________ OF OID PER $100,000 OF INITIAL NOTIONAL BALANCE, THE MONTHLY YIELD TO MATURITY EXPRESSED ON AN ANNUAL BASIS IS _____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IF $______ PER $100,000 OF INITIAL NOTIONAL BALANCE, COMPUTED BY ACCRUING YIELD DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING AND ASSUMING THAT THE UNDERLYING LOANS WILL PREPAY AT 0% CPR AND THAT THE ARD LOANS WILL PREPAY IN FULL ON THEIR ANTICIPATED REPAYMENT DATE.


PASS-THROUGH RATE: Variable         AGGREGATE SCHEDULED PRINCIPAL BALANCE
                                    OF THE LOANS AFTER DEDUCTING PAYMENTS
DENOMINATION: $_____________        DUE AND PREPAYMENTS RECEIVED ON OR
                                    BEFORE THE CUT-OFF DATE: $_____________

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF DECEMBER 11,       SERVICER: FIRST UNION NATIONAL
1997                                BANK


CUT-OFF DATE: DECEMBER 11, 1997     SPECIAL SERVICER: LENNAR PARTNERS,

CLOSING DATE: DECEMBER 19, 1997     TRUSTEE: NORWEST BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
FIRST DISTRIBUTION DATE:
JANUARY 20, 1998                    CUSIP NO. 22540A _____

AGGREGATE NOTIONAL BALANCE          CERTIFICATE NO.: __
OF THE CLASS A-X CERTIFICATES
AS OF THE CLOSING DATE:
$_____________


THIS CLASS A-X CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by


       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________

is the registered owner of the interest evidenced by this Certificate in the Class A-X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof by the aggregate initial Notional Balance of the Class A-X Certificates. The Certificates are designated as the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes as
specifically set forth in the Pooling and Servicing Agreement.   The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the
Trustee.   This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate (other than any interest represented by this Certificate in Yield Protection Payments) is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of
1986, as amended.   Each Holder of this Certificate, by acceptance hereof,
agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully
described in the Pooling and  Servicing Agreement.   Holders of this
Certificate will not be entitled to distributions in respect of principal. Holders of this Certificate may be entitled to Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments, as provided in the Pooling
and Servicing Agreement.   All sums distributable on this Certificate are
payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-X Pass-Through Rate. The Class A-X Pass-Through Rate shall be equal to the Weighted Average Net Mortgage Rate. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the sum of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in the Certificate Account may be invested in Permitted Investments. Interest or other net income earned on funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering
Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class A-X Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $100,000 initial Notional Balance and in integral multiples of $10,000 in excess thereof. If the Notional Balance of the Class A-X Certificates does not equal an integral multiple of $10,000, then a single additional Class A-X Certificate may be issued in a minimum denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over
(ii) the largest integral multiple of $10,000 that does not exceed such amount.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.

         The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

         The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

         The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

         The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement to the Pooling and Servicing Agreement. If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

         The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


      IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                    NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION,
                    not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



                    By: ___________________________
                         AUTHORIZED OFFICER


Dated:



                        CERTIFICATE OF AUTHENTICATION

    THIS IS ONE OF THE CLASS A-X CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                        NORWEST BANK MINNESOTA, NATIONAL
                        ASSOCIATION,

                        Authenticating Agent


                        By: ___________________________
                             AUTHORIZED SIGNATORY




      ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM   -     as tenant in common       UNIF GIFT MIN ACT
TEN ENT   -     as tenants by the
entireties                                ___________ Custodian under
JT TEN   -      as joint tenants with     (Cust)
                rights of survivorship
                and not as tenants in     Uniform Gifts to Minors Act
                common


                                          __________________________
                                          (State)

 Additional abbreviations may also be used though not in the above list.


                           FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


 (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


                                      _____________________________________
Dated: _________________              NOTICE:  The signature to this
                                      assignment must correspond with the
                                      name as written upon the face of
                                      this Certificate in every
                                      particular without alteration or
                                      enlargement or any change whatever.


________________________
SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.





                           DISTRIBUTION INSTRUCTIONS


The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
__________________________________________________  for  the  account  of

__________________________________ account number _______________ or, if

mailed by check, to _______________________________________.   Statements

should be mailed to __________________________________________________________.

This information  is  provided  by  assignee  named  above,  or

______________________________ , as its agent.



                            EXHIBIT A-4
       FORM OF FIXED RATE MEZZANINE CERTIFICATE


         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                 SERIES 1997-C2, CLASS (B)(C)(D)(E)

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.   THE PORTION OF THE CERTIFICATE BALANCE OF THE
CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL
SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE.   ACCORDINGLY, THE CERTIFICATE
BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.   ANYONE
ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY
INQUIRY OF THE TRUSTEE.   THIS CERTIFICATE CONSTITUTES A REMIC REGULAR
INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN OWNERSHIP AND TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


PASS-THROUGH RATE:   %         AGGREGATE SCHEDULED PRINCIPAL BALANCE
                               OF THE LOANS AFTER DEDUCTING PAYMENTS
DENOMINATION: $_____________   DUE AND PREPAYMENTS RECEIVED ON OR
                               BEFORE THE CUT-OFF DATE: $__________

DATE OF POOLING AND SERVICING
AGREEMENT: AS OF DECEMBER 11,
1997
                                SERVICER: FIRST UNION NATIONAL BANK
CUT-OFF DATE: DECEMBER 11,
1997
                                SPECIAL SERVICER: LENNAR PARTNERS,
CLOSING DATE: DECEMBER 19,      INC.
1997

FIRST DISTRIBUTION DATE:        TRUSTEE: NORWEST BANK MINNESOTA,
JANUARY 20, 1998                NATIONAL ASSOCIATION

AGGREGATE CERTIFICATE BALANCE   CUSIP NO. 22540A
OF THE CLASS (B)(C)(D)(E)
CERTIFICATES AS OF THE CLOSING  CERTIFICATE NO.: __
DATE: $_________
$

THIS CLASS (B)(C)(D)(E) CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ________

is the registered owner of the interest evidenced by this Certificate in the Class (B)(C)(D)(E) Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of
the Class (B)(C)(D)(E) Certificates.   The Certificates are designated as the
Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes
as specifically  set forth in the Pooling and Servicing Agreement.   The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

         This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the acceptance
hereof assents and by which the Certificateholder is bound.   In the case of
any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate (other than any interest represented by this Certificate in Yield Protection Payments) is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more
fully described in the Pooling and Servicing Agreement.   Holders of this
Certificate may be entitled to Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments, as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class
(B)(C)(D)(E) Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the sum of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make
withdrawals therefrom.   Amounts on deposit in the Certificate Account may be
invested in Permitted Investments. Interest or other net income earned on funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having
appropriate facilities therefor.   The final distribution on this Certificate
shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class (B)(C)(D)(E) Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.


         The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

         The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

         The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

         Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

   The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the
Preliminary Statement to the Pooling and Servicing Agreement.   If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

         The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

         Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

   IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

          NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



         By: ___________________________
            AUTHORIZED OFFICER



Dated:  ________________________

                     CERTIFICATE OF AUTHENTICATION

  THIS IS ONE OF THE CLASS (B)(C)(D)(E) CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                        NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION,

                        Authenticating Agent


                        By: ___________________________
                             AUTHORIZED SIGNATORY



                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:




TEN COM -  as tenant in common                      UNIF GIFT MIN ACT
TEN ENT -  as tenants by the
entireties                                          ___________ Custodian under
JT TEN  -  as joint tenants with                    (Cust)
    rights of survivorship and
    not as tenants in common                        Uniform Gifts to Minors Act

                                                    __________________________
                                                    (State)


     Additional abbreviations may also be used though not in the above list.


                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


  (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated: ___________________                  NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of
                                            this Certificate in every
                                            particular without alteration or
                                            enlargement or any change whatever.

____________________
SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                            DISTRIBUTION INSTRUCTIONS


The assignee should include the following for purposes of distribution:


    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________________

for the  account of  __________________________________ account  number

_______________   or, if mailed by check, to

_______________________________________.   Statements should be mailed to

_______________________________________________________________.     This

information is  provided  by  assignee named above, or

______________________________ , as its agent.




            EXHIBIT A-5
        FORM OF ADJUSTABLE RATE CERTIFICATE


     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
       SERIES 1997-C2, CLASS (F)(G)(H)(I)(J)

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND
SERVICING AGREEMENT.   THE PORTION OF THE CERTIFICATE BALANCE OF THE
CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY
INQUIRY OF THE TRUSTEE.   THIS CERTIFICATE CONSTITUTES A REMIC REGULAR
INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

(With respect to the Class F and Class G Certificates only: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.)

THE FOLLOWING INFORMATION IS PROVIDED FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS BOND. ASSUMING THE COLLATERAL PREPAYS AT 0% CPR AND THE ARD LOANS PREPAY ON THEIR ACCELERATED REPAYMENT DATE, THIS CERTIFICATE IS ISSUED ON DECEMBER __, 1997, WITH AN INITIAL COUPON RATE OF ____%. THIS CERTIFICATE HAS BEEN ISSUED WITH
$   OF OID PER $1,000 OF INITIAL PRINCIPAL AMOUNT, THE MONTHLY YIELD
EXPRESSED ON AN ANNUAL BASIS IS %, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL SHORT ACCRUAL PERIOD IS $ PER $1,000 OF INITIAL PRINCIPAL AMOUNT, COMPUTED ASSUMING THE YIELD IS ACCRUED DURING THE INITIAL PERIOD ON THE BASIS OF DAILY COMPOUNDING.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN OWNERSHIP AND TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. (WITH RESPECT TO THE CLASS H, CLASS I AND CLASS J CERTIFICATES ONLY: A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.)

(WITH RESPECT TO THE CLASS H, CLASS I AND CLASS J CERTIFICATES ONLY: THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR
(ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION Section 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE
AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i)
OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO
THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF
ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT
THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE.)


PASS-THROUGH RATE: Variable              AGGREGATE SCHEDULED PRINCIPAL BALANCE
                                         OF THE LOANS AFTER DEDUCTING PAYMENTS
DENOMINATION: $___________               DUE AND PREPAYMENTS RECEIVED ON OR
                                         BEFORE THE CUT-OFF DATE: $____________
DATE OF POOLING AND SERVICING
AGREEMENT: AS OF DECEMBER 11, 1997       SERVICER: FIRST UNION NATIONAL BANK

CUT-OFF DATE: DECEMBER 11, 1997          SPECIAL SERVICER: LENNAR PARTNERS,
                                         INC.
CLOSING DATE: DECEMBER 19, 1997

                                         TRUSTEE: NORWEST BANK MINNESOTA,
FIRST DISTRIBUTION DATE:                 NATIONAL ASSOCIATION
JANUARY 20, 1998

AGGREGATE CERTIFICATE BALANCE            CUSIP NO. 22540A
OF THE CLASS (F)(G)(H)(I)(J)
CERTIFICATES AS OF THE CLOSING           CERTIFICATE NO.: __
DATE:  $_________

THIS CLASS (F)(G)(H)(I)(J) CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.   NEITHER THIS CERTIFICATE
NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT _________



is the registered owner of the interest evidenced by this Certificate in the Class (F)(G)(H)(I)(J) Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Special Servicer and the Servicer. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class (F)(G)(H)(I)(J) Certificates. The Certificates are designated as the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes
as specifically set forth in the Pooling and Servicing Agreement.   The
Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

         This Certificate (other than any interest represented by this Certificate in Yield Protection Payments) does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations
of the Trustee.   This Certificate is issued under and is subject to the
terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the
acceptance hereof assents and by which the Certificateholder is bound.   In
the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

         This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more
fully described in the Pooling and Servicing Agreement.   Holders of this
Certificate may be entitled to Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments, as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class
(F)(G)(H)(I)(J) Pass-Through Rate specified in the Pooling and Servicing Agreement on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the sum of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

         Collateral Support Deficit and Certificate Deferred Interest on the Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

         The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in the Certificate Account may be invested in Permitted Investments. Interest or other net income earned on funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

         All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

         Subject to the terms of the Pooling and Servicing Agreement, the Class (F)(G)(H)(I)(J) Certificates will be issued in book-entry form through the facilities of DTC in Denominations of not less than $10,000 initial Certificate Balance and in integral multiples of $1,000 in excess thereof.

         No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.

         The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

         The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

   The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the
Preliminary Statement to the Pooling and Servicing Agreement.   If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

   The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


   IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                           NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



                           By: ___________________________
                               AUTHORIZED OFFICER

Dated: _______



                          CERTIFICATE OF AUTHENTICATION

  THIS IS ONE OF THE CLASS (F)(G)(H)(I)(J) CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                 NORWEST BANK MINNESOTA, NATIONAL
                                 ASSOCIATION,

                                 Authenticating Agent


                                  By: ___________________________
                                      AUTHORIZED SIGNATORY



                                ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenant in common             UNIF GIFT MIN ACT
TEN ENT -  as tenants by the
entireties                                 ___________ Custodian under
JT TEN  -  as joint tenants with           (Cust)
    rights of survivorship and
    not as tenants in common               Uniform Gifts to Minors Act

                                           __________________________
                                           (State)



Additional abbreviations may also be used though not in the above list.


                            FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


  (Please insert Social Security or other identifying number of Assignee)


         (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                    ___________________________________
Dated: NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                             DISTRIBUTION INSTRUCTIONS


The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________

for the account of __________________________________ account number

_______________ or, if mailed by check, to _________________________________.

Statements should be mailed to _____________________________________________.

This information  is  provided  by  assignee  named  above,  or

______________________________ , as its agent.




                            EXHIBIT A-6
                   FORM OF CLASS V-1 CERTIFICATE


     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
         SERIES 1997-C2, CLASS V-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH
IN THE POOLING AND SERVICING AGREEMENT.   A TRANSFEREE IS ALSO REQUIRED TO
DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR
(ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION Section 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

PERCENTAGE INTEREST: __%                SERVICER: FIRST UNION NATIONAL BANK

DATE OF POOLING AND SERVICING           SPECIAL SERVICER: LENNAR PARTNERS,
AGREEMENT: AS OF DECEMBER 11, 1997      INC.

CUT-OFF DATE: DECEMBER 11, 1997          TRUSTEE: NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
CLOSING DATE: DECEMBER 19, 1997
                                         CERTIFICATE NO.: _
FIRST DISTRIBUTION DATE:
JANUARY 20, 1998

THIS CLASS V-1 CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ____________________

is the registered owner of the interest evidenced by this Certificate in the Class V-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Special Servicer and the Servicer.   The Holder of this Certificate is not
entitled to distributions of principal or, except as described herein,
interest from the Trust Fund.   A summary of certain of the pertinent
provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   This Certificate represents the right to receive Excess Interest.

   This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the
Class V-1 Certificates that is specified on the  face hereof.   The
Certificates are designated as the Credit Suisse First Boston Mortgage


Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes as specifically set forth in the
Pooling and Servicing Agreement.   The Certificates will evidence in the
aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the
Trustee.   This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   The Class V-1 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest, and such portion will be treated as a grantor trust under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code. Each Holder of this Certificate, by acceptance hereof, agrees to treat this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income and agrees to take no action inconsistent with the foregoing.

   Pursuant to the terms of the Pooling and Servicing Agreement, the
Trustee shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of Excess Interest then distributable, if any, to the Class V-1 Certificates for such Distribution Date, all as more fully described in the
Pooling and Servicing Agreement.   All sums distributable on this Certificate
are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in the Certificate Account may be invested in Permitted Investments. Interest or other net income earned on funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   The Class V-1 Certificates will be issued in fully registered, certificated form, in Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate
Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus, or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

   The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the
Preliminary Statement to the Pooling and Servicing Agreement.   If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

   The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


   IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION,
                                    not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



                                    By: ___________________________
                                        AUTHORIZED OFFICER



Dated: ______



                           CERTIFICATE OF AUTHENTICATION

  THIS IS ONE OF THE CLASS V-1 CERTIFICATES REFERRED TO IN THE
WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                     NORWEST BANK MINNESOTA, NATIONAL
                                     ASSOCIATION,

                                     Authenticating Agent


                                     By: ___________________________
                                         AUTHORIZED SIGNATORY


                           ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -  as tenant in common               UNIF GIFT MIN ACT
TEN ENT -  as tenants by the
entireties                                   ___________ Custodian under
JT TEN  -  as joint tenants with             (Cust)
    rights of survivorship and
    not as tenants in common                  Uniform Gifts to Minors Act

                                              __________________________
                                              (State)

  Additional abbreviations may also be used though not in the above list.


                             FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


  (Please insert Social Security or other identifying number of Assignee)


           (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                                        _________________________________
Dated: ______________                   NOTICE:  The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of
                                        this Certificate in every
                                        particular without alteration or
                                        enlargement or any change whatever.


SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                         DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:


    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

________________________________________________________ for the account of

__________________________________ account number _______________ or, if

mailed by check, to _______________________________________.   Statements

should be mailed to

_______________________________________________________________.     This

information  is  provided  by  assignee  named  above,  or

______________________________ , as its agent.




                                   EXHIBIT A-7
                        FORM OF RESIDUAL CERTIFICATE


     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
        SERIES 1997-C2, CLASS (R)(LR)

THIS CLASS (R)(LR) CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.   NEITHER THIS
CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH
IN THE POOLING AND SERVICING AGREEMENT.   A TRANSFEREE IS ALSO REQUIRED TO
DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR
(ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION Section 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE INITIAL PURCHASER OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


PERCENTAGE INTEREST EVIDENCED            SERVICER: FIRST UNION NATIONAL BANK
BY THIS CERTIFICATE:  %

DATE OF POOLING AND SERVICING            SPECIAL SERVICER: lENNAR PARTNERS,
AGREEMENT: AS OF DECEMBER 11,            INC.
1997
                                         TRUSTEE: NORWEST BANK MINNESOTA,
CUT-OFF DATE: DECEMBER 11,1997           NATIONAL ASSOCIATION

CLOSING DATE: DECEMBER 19, 1997          CERTIFICATE NO.: __

FIRST DISTRIBUTION DATE:
JANUARY 20, 1998



THIS CLASS (R)(LR) CERTIFICATE evidences a beneficial ownership interest in a trust fund, consisting primarily of (i) a pool of commercial and multifamily mortgage loans (the "Loans"), all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and payments of principal and interest due and payable on the Loans after the Cut-off Date and paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account, the Interest Reserve Account, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vi) Yield Protection Payment Advances (collectively, the "Trust Fund"), formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.   NEITHER THIS CERTIFICATE
NOR THE UNDERLYING LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT ____________________

is the registered owner of the interest evidenced by this Certificate in the Class (R)(LR) Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the
Special Servicer and the Servicer.   A summary of certain of the pertinent
provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   (With respect to Class LR Certificates only: The holders of 100% of the Percentage Interests in the Class LR Certificates have the right to purchase any ARD Loan on or after its Anticipated Payment Date at the purchase price, and under the circumstances, described in the Pooling and Servicing Agreement.) This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class (R)(LR) Certificates that is specified on the face hereof. The Certificates are designated as the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 and are issued in sixteen Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

   This Certificate does not purport to summarize the Pooling and
Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the
Trustee.   This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, as amended from time to time, to which the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

   This Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended. Each transferee of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

   Pursuant to the terms of the Pooling and Servicing Agreement, distribution, if any, on this Certificate shall be made by the Trustee to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this
Certificate is registered as of the related Record Date.   All sums
distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

   The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Loans, all as more
specifically set forth in the Pooling and Servicing Agreement.   The
Certificate Account and the Distribution Accounts will be held in the name of the Servicer and Trustee, respectively, on behalf of the Certificateholders, and the Servicer (with respect to the Certificate Account) or the Trustee (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom. Amounts on deposit in the Certificate Account may be
invested in Permitted Investments.   Interest or other net income earned on
funds in the Certificate Account will be paid to the Servicer and withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Loans and administration of the Trust Fund.

   All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, if such Certificateholder (1) has provided the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date and (2) is the registered owner of Certificates with an original Certificate Balance or Notional Balance, as applicable, of at least $5,000,000, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

   Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering
Certificateholders, whereupon the Trust Fund shall terminate.   If any
Certificates as to which notice has been given pursuant to Section 4.01(h) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to
receive the final distribution with respect thereto.   If within one year
after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h) of the Pooling and Servicing Agreement.

   As provided in the Pooling and Servicing Agreement, and subject to certain limitations set forth therein, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in a
Class (R)(LR) Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a
Person other than such Person.   The rights of each Person acquiring any
Ownership Interest in a Class (R)(LR) Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class (R)(LR) Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class
(R)(LR) Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class (R)(LR) Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class (R)(LR) Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class (R)(LR) Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class (R)(LR) Certificate and (2) not to transfer its Ownership Interest in such Class (R)(LR) Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

   The Class (R)(LR) Certificates will be issued in fully registered, certificated form, in Denominations representing Percentage Interests of not less than 20%.

   No fee or service charge shall be imposed by the Certificate
Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement.

   The Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

   The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the Holders of Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Prospectus Supplement or the Prospectus or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the P&I Advance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency to such effect, (iv) to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then-current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency to such effect, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

   The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the Holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Loans which are required to be distributed on a Certificate of any Class without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding, amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

   Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

   The Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 3.75% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the
Preliminary Statement to the Pooling and Servicing Agreement.   If the
Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable, the Holders of a majority of the Percentage Interests in the Controlling Class can notify the Mortgage Loan Seller of their intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, such Holders of the Controlling Class will be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable, Servicer can notify the Mortgage Loan Seller of its intention to exercise such option and if the Mortgage Loan Seller does not exercise such option within 10 Business Days thereafter, the Servicer will be entitled to exercise such option.

   The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Trustee to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Mortgage Loan Seller, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

   Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Loans.

   THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


   IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                   NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement.



                                   By: ___________________________
                                         AUTHORIZED OFFICER


Dated: ________




                       CERTIFICATE OF AUTHENTICATION

  THIS IS ONE OF THE CLASS (R)(LR) CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                              NORWEST BANK MINNESOTA, NATIONAL
                              ASSOCIATION,

                              Authenticating Agent


                              By: ___________________________
                                   AUTHORIZED SIGNATORY


                           ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -       as tenant in common          UNIF GIFT MIN ACT
TEN ENT   -       as tenants by the
entireties                                     ___________ Custodian under
JT TEN  -         as joint tenants with        (Cust)
                  rights of survivorship
                  and not as tenants in        Uniform Gifts to Minors Act
                  common
                                               __________________________
                                                (State)

 Additional abbreviations may also be used though not in the above list.


                           FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


  (Please insert Social Security or other identifying number of Assignee)


    (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

                               _______________________________
Dated: ____________            NOTICE:  The signature to this
                               assignment must correspond with the
                               name as written upon the face of
                               this Certificate in every
                               particular without alteration or
                               enlargement or any change whatever.

_______________________
SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                         DISTRIBUTION INSTRUCTIONS


The assignee should include the following for purposes of distribution:


      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

________________________________________________________ for the account of

__________________________________ account number _______________ or, if

mailed by check, to _______________________________________.   Statements

should be mailed to

_______________________________________________________________.     This

information  is  provided  by  assignee  named  above,  or

______________________________ , as its agent.



                                  EXHIBIT B

                            MORTGAGE LOAN SCHEDULE

Loan	Asset   Property
Number	Nos     Name	                                      Property Address
------  -----   --------------------------------------------  -------------------------------------------
1	        MGM Plaza                                     2400 Colorado Avenue and 2400-2500 Broadway
2	    	135 East 57th Street                          135 East 57th Street
3	    	Paramount Hotel                               235 West 46th Street
4	    	Beverly Connection                            8480-90 Beverly Boulevard
5	    	The Gift Center & Jewelry Mart                888 Brannan Street
6	    	Embassy Suites Hotel - Washington, DC         1250 22nd Street, NW
7	    	Ramada Suites Hotel at Lincoln Harbor         500 Harbor Boulevard
8	    	Market-Post Tower                             55 South Market Street
9	    	78 Corporate Center                           180 Washington Valley Road
10	    	240 West 40th Street                          240 West 40th Street
11	    	Stone Mountain Square Shopping Center         5370 U.S. Highway 78
12	    	Buena Vista Plaza                             2411 West Olive Avenue
13	    	KMart Store #4983 - San Jose                  777 Story Road
14	    	Mesa Regal RV Resort                          4700 East Main Street
15	    	Johnson City Crossing Shopping Center         Southeast Side of State of Franklin Road
16	    	KMart Store #4990 - Canton, MI                41660 Ford Road
17	    	131 State Street                              131 State Street
18	    	Dara Gardens Cooperative                      150-10/20/30/40 71st Avenue & 150-11/15/25/29 72nd
19	1   	Holiday Inn Totowa                            One Route 46 West
19	2   	One Route 46 West Retail                      One Route 46 West
20	    	Kendig Square Shopping Center                 2600 North Willow Street Pike
21	    	1515 Industrial Way                           1515 Industrial Way
22	    	KMart Store #4991 - Maple Heights, OH         5500 Warrenville Center Road
23	    	Arapahoe East                                 9600 E. Arapahoe Road
24	    	Cobb Theaters - Ocala, FL                     SW 19th & SW 27th Avenue
25	    	Court of Flags Apartments                     22804 91st Way South
26	    	Malibu Creek Plaza                            23357-23361 Pacific Coast Hwy. & 3822-3896 Cross C
27	    	Bannockburn Executive Plaza                   2275 Half Day Road
28	    	Holiday Inn-Harrisburg West                   5401 Carlisle Pike
29	    	Sherwood Forrest                              5300 W Irlo Bronson Memorial Highway
30	    	Polo Club Apartments                          3806 78th Ave. Ct. W
31	    	NorthTech Business Park                       20 & 22 Firstfield Rd., 1300 Quince Orchard Blvd.
32	1   	Fox Creek Apts.                               4303 County Road
32	2   	Spanish Trace/Spanish Trails                  1400 East 35th Street
32	3   	Fox Creek Camden                              1485 Country Cub Rd.
32	4   	Fox Creek Magnolia                            2121 Lacari Rd.
33	1   	Delavan Plaza                                 Wright Street
33	2   	Westdayl Plaza                                SEC of Rte 136
34	    	Logan Industrial Park                         440 William McClellan Highway
35	    	Waterfront Centre                             800 9th Street, S.W.
36	    	Garden Ridge                                  2512 South Stemmons Freeway
37	    	Brighton Beach Shopping Center                2851-2885 West 6th Street a/k/a 532 Neptune Avenue
38	    	Commerce Plaza III                            NWC Blackwood-Clemeton and Millbridge Roads
39	    	Timonium Holiday Inn Select                   2004 Greenspring Drive
40	    	Eagles Landing                                2201 104th Street South
41	    	Lorraine Apartments                           245 West Loraine Street
42	    	Best Western Grant Park Hotel                 1100 Michigan Avenue
43	    	The Evanston Holiday Inn & Conference Cen     1501 Sherman Avenue
44	    	Fox Jewelry Plaza and Los Angeles Theatre     610 South Hill / 615 Broadway
45	    	Wellington Centre                             18650 W. Corporate Drive
46	    	Boulder Cascade Mobile Home Park              1601 S. Sandhill Road
47	    	KMart Store #3718 - Dallas, Tx - Skillman     6000 Skillman Streer
48	    	Residence Inn by Marriott - New Haven, CT     3 Long Wharf Drive
49	    	KMart Store #3863 - Houston, Tx - Cypress     310 FM 1960 West
50	    	KMart Store #3809 - Houston, Tx - Willowb     17717 State Highway 249
51	    	Los Gatos Lodge                               50 Los Gatos Saratoga Road
52	    	Tarzana Medical Office Building               18370 Burbank Blvd
53	    	Lenox Plaza Shopping Center                   1750 Route 46 W. - Route 46 & McBride Avenue
54	1   	Kratsa Hotels - Comfort Inn                   10 Landings Drive
54	2   	Kratsa Hotels - Days Inn                      4 Beta Road
54	3   	Kratsa Hotels - Super 8                       8 Landings Drive
55	    	The Sedona Apartments                         3324 Castle Heights Avenue
56	1   	Kent Park-Executive House                     35, 37 and 39 Danbury Road
56	2   	The Kent Building - 43 Danbury Road           43 Danbury Road
56	3   	The Kent Building - 57 Danbury Road           57 Danbury Road
57	    	Newbrite Shopping Center                      60 East Main Street
58	    	Holiday Inn-Huntsville, AL                    5903 University Drive
59	1   	Donnybrook Shopping Center                    1461 Weaver Street
59	2   	Orangeburg Shopping Center                    Dutch Hill Road and Orangeburg Road
60	    	Washington Centre                             415 Egg Harbor Road
61	    	Dick's Clothing & Sporting Goods Store        6221 Columbia Crossing Circle
62	    	Hampshire Ambassador Hotel                    132 West 45th Street
63	1   	Stonehurst-Baltek Manufacturing Facility/     10 Fairway Court and 140 La Grand Ave.
63	2   	Zenith Laboratories                           140 LeGrand Ave.
64	    	Furr's - Mesa (946)                           6910 North Mesa Drive
65	    	Brandywine - Towne North Plaza                8371 Creedmoor Road
66	    	Saddleback Plaza                              3501 - 3533 East Chapman Avenue
67	    	Union Camp                                    9797 Sweet Valley Drive
68	    	RM-Research Triangle                          4900 Prospectus Drive
69	    	Plaza Arcade                                  27 West 47th Street
70	    	Autumn Run Apartments                         One Trafalgar Square
71	    	El Paseo North                                73-080 & 73-100 El Paseo
72	    	443 Third Avenue                              443-447 Third Avenue (A.K.A. 206 East 31st Street)
73	1   	Motel 6 - Shepherdsville, KY                  144 Paroquet Springs Drive
73	2   	Motel 6 - Georgetown, KY                      401 Delphlain Road
73	3   	Motel 6 - Corapolis, PA                       1170 Thorn Run Road
74	    	Amazon.com Building                           Centerpoint Business Complex
75	    	Southern Slope Apartments                     4334 E. 66th Street
76	1   	Select Inn of Janesville                      3520 Milton Avenue
76	2   	Select Inn of Madison                         4845 Hayes Road
76	3   	Select Inn of Waukesha                        2510 Plaza Court
76	4   	Econo-Lodge of Madison                        4726 East Washington Avenue
77	    	RM-Camelot East Apartments                    1239 West Lynne Way
78	    	Bradbury Apartments                           2222 Huntington Drive
79	1   	Victoria's Secret / The Limited Express       1721-1723 Chestnut Street
79	2   	The Limited Express                           1730-1732 Chestnut Street
80	    	Heartland Place                               212 South Central Avenue
81	    	Residence Inn by Marriott - Fishers, IN       9765 Cross Point Boulevard
82	    	Inland Business Center                        9004 Archibald Ave.
83	    	Parkway Plaza Office Building                 23945 Calabasas Road
84	    	BALLY'S-Miami, Florida                        3455 Northeast 207th Street
85	    	RM-St. Rita's Office Building                 2350 North Forest Road
86	    	BALLY'S-Davie, Florida                        2701 South University Drive
87	    	Howard Johnson Hotel                          16500 Northwest Second Avenue
88	    	BALLY'S-Virginia                              12255 Hornsbury Lane
89	    	Freehold Gardens Hotel                        50 Gibson Place
90	    	RM-The Fountains Apartments                   6615 Fountains Boulevard
91	    	Furr's - Eubank (875)                         5850 Eubank Boulevard, NE
92	    	Boott Mills South and Storage                 30 French Street/102-1 John Street
93	    	Furr's - Louisiana (876)                      4016 Louisiana Boulevard NE
94	    	Quakerbridge Shoppes Shopping Center          3800 Quakerbridge Road
95	    	Emerald Pointe Apartments                     1405 Clearbrook Dr. S.E.
96	    	CVS - Natick, MA                              137 Central Street
97	    	Northgate Plaza                               1401-15 North Belt Highway
98	    	Paramount Best Western                        27 Tanzman Road
99	    	Los Angeles Fine Arts & Wine Storage Comp     2290 S. Centinela Avenue
100	    	Furr's - Geo. Dieter (938)                    1590 George Dieter Drive
101	    	Heritage Paradise                             8777 Skyway
102	    	Furr's - Viscount (937)                       9480 Viscount Boulevard
103	    	Citrus Park Apartments                        320 South Citrus St
104	    	RM-Williamsburg North                         3838 Williamsburg Way
105	    	Spartan Business Center                       1249-1269, 1250-1268, 1271, 1275, 1279 & 1285 Alma
106	    	Furr's Americas (944)                         115 South Americas Avenue
107	    	Brandywine - Alexander Plaza II               1203 Murfreesboro Road
108	    	Gold River Racquet Club                       2201 Gold Rush Drive
109	    	1278-1284 First Avenue                        1278-1284 First Avenue
110	    	Bonita Center                                 860 East Carson Street
111	    	Interlaken Inn                                74 Interlaken Road
112	    	Le Reve Hotel                                 8822 Cynthia Street
113	    	RM-Wayne Estates                              6851 Wayne Estates Boulevard
114	    	Rite Aid - 86th, New York, NY                 225 East 86th Street
115	    	Eckerd's Drug Store - Plano, TX               2450 Jupiter Boulevard
116	    	Windsor Gardens                               220 East 24th Street
117	    	Brandywine - Clear Point Plaza                2525 U.S. Highway 90
118	    	Havana Park Center                            10600-10782 East Iliff Avenue
119	    	Brandywine - Windward Village                 6291 Windward Boulevard
120	    	Maumee Marketplace                            1504-1552 South Reynolds Drive
121	    	Colton-2302 Martin                            2302 Martin
122	    	CVS Pharmacy - Greenville, SC                 Marue St. & Henrydale Ave.
123	    	RM-Players Club                               26675 Players Circle
124	    	Lafayette Business Park                       1900-1940 Lafayette Street
125	    	Comfort Inn - Garland                         3536 West Kingsley Drive
126	    	7-Eleven - Anaheim, CA                        611 West Katella Avenue
127	    	CVS Pharmacy - Hyannis, MA                    North Street & High School Road Ext
128	    	RM-The Villa Apartments                       55 Villa Road
129	    	RM-Stonegate Townhomes                        6701 Dickens Ferry Road
130	    	Marina Lakes Plaza                            21st Street and 2021 North Amidon
131	    	8 Bow Street                                  8 Bow Street
132	    	Rite Aid - Kingston, NY                       345-361 Flatbush Avenue
133	    	CVS Pharmacy - Culpeper, Va                   West Street/South Main Street
134	    	Colton-18952 MacArthur Blvd.                  18952 MacArthur Blvd.
135	    	Hook-SupeRx, Inc. - Knoxville Street, Peo     Knoxville Street and Lindbergh
136	    	Colton-18872 MacArthur Blvd.                  18872 MacArthur Blvd.
137	    	CVS-Garfield, NJ                              Midland & Van Winkle
138	    	Arbor Place Apartments                        739 Heritage Avenue
139	    	RM-Inducon Columbia                           101 and 121 Trade Zone Drive
140	    	Westpark Shopping Center                      North side of Baltimore National Pike
141	    	CVS Pharmacy - Lilburn, Ga                    Beaver Ruin Road and Burns Road
142	    	Hook-SupeRx, Inc - Prospect Road, Peoria,     Prospect Road and Kelly Street
143	    	Tustin Plaza                                  13821-13891 Newport Avenue
144	    	Furr's - Montana (934)                        3518 Montana Avenue
145	    	CVS Pharmacy - Kernsville, NC                 817 South Main Street
146	    	Comfort Inn Hotel                             2115 Aerotech Drive
147	    	Eckerd's Drug Store - Acworth                 Mars Hill Road
148	    	Hook-SupeRx, Inc - Big Hollow Road, Peori     Big Hollow Road and U.S. 50
149	    	Revco Discount Drug Center - Elkin, NC        North Bridge Street & Oakland Street
150	    	RM-O'Hara Apartments                          200 Mitchell Road
151	    	Rite Aid - Augusta, ME                        83 Hospial Street
152	    	RM-Jackson Park                               1206 East Hilcrest Drive
153	    	Furr's - Ruidoso (905)                        205 Highway 70 West
154	    	Kendall Professional Building                 9150 SW 87th Avenue
155	    	CVS Pharmacy - North Conway, NH               Route 302/Route 16
156	    	CVS Pharmacy - Monroe, NC                     Highway 74
157	    	Seaman's Furniture                            32-27 Steinway Street
158	    	Revco Discount Drug Center - Washington C     1795 Columbus Avenue
159	    	South Towne Office Park                       6000-6400 Gisholt and 2000 Engel Drive
160	    	CVS Pharmacy - Anderson, SC                   Highway 81
161	    	CVS Pharmacy - Cumming, Ga                    Highway 20 & Haw Creek Circle
162	    	CVS Pharmacy - Philadelphia, PA               6344 Stenton Avenue
163	    	Rite Aid - Jonesboro, Battle Creek            NWC Battle Creek Rd. at 7267 Tara Blvd.
164	    	CVS Pharmacy - Burnsville, NC                 U.S. Highway 19 East
165	    	Airport Plaza                                 20 Passaic Avenue
166	    	Rite Aid - Gastonia, NC                       1525 S. York Road
167	    	Colton Plaza                                  2171 Campus Drive
168	    	CVS Pharmacy - Athens, WV                     101 South State Street
169	    	CVS Pharmacy - Oxford, Ma                     302 Main Street
170	    	Saufley Square Shopping Center                4500 Saufley Field Road
171	    	Rite Aid - Jonesboro, Flint                   Flint River Road
172	    	Colton-2222 Martin Street                     2222 Martin Street
173	    	2192 Martin                                   2192 Martin
174	    	A-Secured Self and Vehicle Storage Facili     550 North Power Road
175	    	Casa Del Lago Apartments                      132 Oyster Creek Drive
176	    	Peachtree Apartments                          58-128 Peachtree Memorial Drive
177	    	RM-Beaver Creek                               500 Center Grange Road
178	    	Rite Aid - Hinesville                         Route 196
179	    	Brandywine - Kash N'Karry, Pasadena           6851 Gulfport Boulevard
180	    	North Ranch Center                            6425 East Bell Road
181	    	Rite Aid - Claxton, GA                        N/W/C East Main Street & DuvalStreet
182	1   	The Caledonian                                185-191 High Street
182	2   	The Transcript Building                       164-180 High Street
183	    	Hollywood Video                               5921 University Avenue
184	    	AAA-Discount Storage                          6747 South Sixth Street
185	    	Colton-Chanteclair Restaurant                 18912 MacArthur Blvd


(Table continued)
                                                                            Cut-off
Loan	Prop                                Property	  Property          Principal
No.     City                  State  Zip    Type          Type              Balance
------  --------------------  -----  -----  ------------  ----------------  ------------------
1       Santa Monica            CA    90404  Office                                145,894,648
2	New York City       	NY    10010  Office                                 75,000,000
3	New York                NY    10026  Hospitality         Full Service       73,867,407
4       Los Angeles         	CA    90048  Retail              Anchored           63,000,000
5	San Francisco       	CA    94103  Retail              Unanchored         42,969,590
6	Washington          	DC    20037  Hospitality         Full Service       37,100,000
7	Weehawken           	NJ    07087  Hospitality         Full Service       33,462,179
8	San Jose            	CA    95113  Office                                 31,935,966
9	Bedminster Township 	NJ    07921  Office              Single Tenant      31,834,631
10      New York            	NY    10018  Office                                 25,000,000
11      Stone Mountain      	GA    30087  Retail              Anchored           23,981,901
12      Burbank                 CA    91506  Office                                 21,348,483
13      San Jose            	CA    95013  Net Lease                              20,026,222
14      Mesa                	AZ    85205  Mobile Home Park                       18,465,911
15      Johson City         	TN    37601  Retail              Anchored           18,236,237
16      Canton              	MI    48187  Net Lease                              17,541,461
17      Boston              	MA    02109  Multifamily                            16,433,341
18      Kew Garden Hills    	NY    11367  Multifamily         Coop               16,350,311
19      Totowa              	NJ    07512  Hospitality         Full Service        7,336,406
19      Totowa              	NJ    07512  Retail              Unanchored          8,134,926
20      West Lampeter Townsh	PA    17584  Retail              Anchored           15,238,431
21      Belmont             	CA    94002  Industrial                             14,000,000
22      Maple Heights       	OH    44137  Net Lease                              13,756,464
23      Greenwood Village   	CO    80112  Retail              Unanchored         12,985,696
24      Ocala               	FL    34475  Net Lease                              11,257,025
25      Kent                	WA    98031  Multifamily                            11,091,562
26      Malibu              	CA    90265  Retail              Unanchored         10,581,350
27      Bannockburn         	IL    60015  Office                                 10,492,393
28      Mechanicsburg       	PA    17055  Hospitality         Full Service       10,488,447
29      Kissimmee           	FL    34748  Mobile Home Park                       10,380,836
30      University Place    	WA    98466  Multifamily                            10,291,853
31      Gaithersburg        	MD    20878  Industrial                             10,228,345
32      Texarkana           	AR    71854  Multifamily                             3,785,180
32      Texarkana           	AR    75502  Multifamily                             2,866,687
32      Camden              	AR    71701  Multifamily                             2,170,502
32      Magnolia            	AR    71753  Multifamily                             1,166,643
33      Delavan             	WI    53115  Retail              Anchored            4,996,229
33	West Baraboo        	WI    53913  Retail              Anchored            4,596,531
34	Boston              	MA    02128  Industrial                              9,455,544
35	Washington          	DC    20024  Office              Single Tenant       9,436,244
36	Lewisville          	TX    75067  Net Lease                               9,314,279
37	Brooklyn            	NY    11224  Retail              Anchored            9,290,316
38	Gloucester          	NJ    08030  Retail              Anchored            9,093,968
39	Timonium            	MD    21093  Hospitality         Full Service        8,990,810
40	Tacoma              	WA    98444  Multifamily                             8,493,590
41	Glendale            	CA    91202  Multifamily                             8,400,000
42	Chicago             	IL    60603  Hospitality         Full Service        7,589,503
43	Evanston            	IL    60201  Hospitality         Full Service        7,589,503
44	Los Angeles         	CA    90014  Office                                  7,494,707
45	Brookfield          	WI    53045  Office                                  7,390,724
46	Las Vegas           	NV    89104  Mobile Home Park                        7,200,000
47	Dallas              	TX    75231  Net Lease                               7,136,812
48	New Haven           	CT    06511  Hospitality         Extended Stay       7,078,875
49	Houston             	TX    77090  Net Lease                               6,957,911
50	Houston             	TX    77064  Net Lease                               6,699,331
51	Los Gatos           	CA    95032  Hospitality         Full Service        6,693,508
52	Tarzana             	CA    91356  Office                                  6,595,351
53	Little Falls/West Pa	NJ    07424  Retail              Anchored            6,586,437
54	Harmar Township     	PA    15238  Hospitality         Limited Service     2,657,372
54	Harmer Township     	PA    15238  Hospitality         Limited Service     1,962,862
54	Harmar Township     	PA    15238  Hospitality         Limited Service     1,918,332
55	Los Angeles         	CA    90034  Multifamily                             6,500,000
56	Wilton              	CT    06897  Mixed Use                               3,796,214
56	Wilton              	CT    06897  Office                                  1,308,695
56	Wilton              	CT    06897  Mixed Use                               1,288,715
57	New Britain         	CT    06051  Retail              Anchored            6,393,433
58	Huntsville          	AL    35806  Hospitality         Full Service        6,354,129
59	New Rochelle        	NY    10583  Retail              Unanchored          2,198,393
59	Orangetown          	NY    10962  Retail              Anchored            3,997,079
60	Washington Township 	NJ    08080  Retail              Anchored            6,195,426
61	Columbia            	MA    21045  Retail              Single Tenant       6,114,199
62	New York            	NY    10036  Hospitality         Limited Service     5,957,845
63	Northvale           	NJ    07647  Industrial                              2,974,808
63	Northvale           	NJ    07647  Industrial                              2,974,808
64	El Paso             	TX    79912  Net Lease                               5,855,974
65	Raleigh             	NC    27613  Retail              Anchored            5,755,860
66	Orange              	CA    92669  Retail              Unanchored          5,638,000
67	Valley View         	OH    44125  Net Lease                               5,625,643
68	Durham              	NC    27713  Industrial                              5,558,723
69	New York            	NY    10036  Office                                  5,495,943
70	Louisville          	KY    40218  Multifamily                             5,495,902
71      Palm Desert         	CA    92260  Retail              Unanchored          5,486,070
72	New York            	NY    10016  Multifamily                             5,475,550
73	Shepherdsville      	KY    40165  Net Lease                               1,807,011
73	Georgetown          	KY    40324  Net Lease                               1,807,011
73	Corapolis           	PA    15108  Net Lease                               1,807,011
74	New Castle          	DE    92309  Industrial                              5,343,901
75	Tulsa               	OK    74136  Multifamily                             5,196,086
76	Janesville          	WI    53545  Hospitality         Limited Service       811,148
76	Madison             	WI    53704  Hospitality         Limited Service     1,559,361
76	Waucksha            	WI    53186  Hospitality         Limited Service     1,643,273
76	Madison             	WI    53704  Hospitality         Limited Service     1,030,917
77	Louisville          	KY    40222  Multifamily                             4,896,290
78	Duarte              	CA    91010  Multifamily                             4,600,000
79	Philadelphia            PA    19103  Net Lease                               2,641,342
79	Philadelphia        	PA    19103  Net Lease                               1,758,912
80	Clayton             	MO    63105  Office                                  4,395,178
81	Fishers             	IN    46256  Hospitality         Extended Stay       4,395,096
82	Rancho Cucamonga    	CA    91730  Mixed Use                               4,387,917
83	Calabasas           	CA    91302  Office                                  4,296,971
84	Aventura            	FL    33180  Net Lease                               4,291,414
85	Amherst             	NY    14068  Office                                  4,247,241
86	Davie               	FL    33025  Net Lease                               4,148,553
87	Miami          	        FL    33169  Hospitality         Full Service        4,094,449
88	Newport News        	VA    23602  Net Lease                               4,005,484
89	Freehold            	NJ    07728  Hospitality         Full Service        3,995,848
90	Union Township      	OH    45069  Multifamily                             3,889,671
91	Albequerque         	NM    87111  Net Lease                                3,887,373
92	Lowell              	MA    01852  Office                                   3,831,542
93	Albuquerque         	NM    87110  Net Lease                                3,831,286
94	Hamilton            	NJ    08648  Retail              Anchored             3,828,117
95	Lacey               	WA    98503  Multifamily                              3,796,394
96	Natick              	MA    01760  Net Lease                                3,671,358
97	Saint Joseph        	MO    64506  Retail              Anchored             3,659,149
98	Parksville          	NY    12768  Hospitality         Limited Service      3,596,961
99	Los Angeles         	CA    90064  Other               Self-Storage         3,596,291
100	El Paso             	TX    79936  Net Lease                                3,488,345
101	Paradise            	CA    95969  Assisted Living                          3,487,244
102	El Paso             	TX    79925  Net Lease                                3,484,438
103	West Covina         	CA    91791  Multifamily                              3,450,000
104	Columbus            	IN    47274  Multifamily                              3,448,916
105	San Jose            	CA    95112  Industrial                               3,392,230
106	El Paso             	TX    79907  Net Lease                                3,335,814
107	Franklin            	TN    39576  Retail              Anchored             3,297,628
108	River          	        CA    95626  Other               Racquet Club         3,294,684
109	New York            	NY    10021  Multifamily                              3,291,600
110	Carson              	CA    90745  Retail              Unanchored           3,197,787
111	Lakeville           	CT    06039  Hospitality         Limited Service      3,196,822
112	Hollywood      	        CA    90069  Hospitality         Limited Service      3,087,300
113	Huber Heights       	OH    45424  Multifamily                              3,086,520
114	York            	NY    10028  Retail              Single Tenant        3,068,610
115	Plano               	TX    75074  Net Lease                                3,015,326
116	National City       	CA    91950  Assisted Living                          2,997,302
117	Gautier             	MS    39553  Retail              Anchored             2,947,880
118	Aurora              	CO    80014  Retail              Unanchored           2,941,508
119	Spring Hill         	FL    34607  Mobile Home Park                         2,897,882
120	Maumee              	OH    43537  Retail              Anchored             2,824,901
121	Irvine              	CA    92612  Office                                   2,733,899
122	Greenville          	SC    29605  Net Lease                                2,723,636
123	Lutz                	FL    33549  Multifamily                              2,703,147
124	Santa Clara         	CA    95050  Industrial                               2,695,167
125	Garland             	TX    75041  Hospitality         Limited Service      2,693,936
126	Anaheim             	CA    92802  Net Lease                                2,668,289
127	Hyannis             	MA    02601  Net Lease                                2,659,530
128	Greenville          	SC    29615  Multifamily                              2,642,493
129	Mobile              	AL    36608  Multifamily                              2,638,649
130	Wichita             	KS    67203  Retail              Anchored             2,595,544
131	Freeport            	ME    04032  Retail              Anchored             2,471,008
132	Kingston            	NY    12401  Net Lease                                2,410,663
133	Culpeper            	VA    22701  Net Lease                                2,384,068
134	Irvine              	CA    92612  Office                                   2,310,515
135	Peoria              	IL    61602  Net Lease                                2,232,301
136	Irvine              	CA    92612  Office                                   2,223,256
137	Garfield            	NJ    07026  Net Lease                                2,210,521
138	Gretna              	LA    70056  Multifamily                              2,205,392
139	West Columbia       	SC    29172  Industrial                               2,195,741
140	Baltimore           	MD    21228  Retail              Unanchored           2,189,683
141	Lilburn             	GA    30247  Net Lease                                2,169,236
142	Peoria              	IL    61603  Net Lease                                2,167,717
143	Tustin              	CA    92680  Office                                   2,146,355
144	El Paso             	TX    79903  Net Lease                                2,120,742
145	Kernsville          	NC    27284  Net Lease                                2,107,872
146	Colorado Springs    	CO    80916  Hospitality         Limited Service      2,097,918
147	Acworth             	GA    30101  Net Lease                                2,069,291
148	Peoria              	IL    61615  Net Lease                                2,046,885
149	Elkin               	NC    28261  Net Lease                                2,024,659
150	Greenville          	SC    29615  Multifamily                              2,020,616
151	Augusta             	ME    04330  Net Lease                                2,012,829
152	Seymour             	IN    47274  Multifamily                              1,930,085
153	Ruidoso             	NM    88345  Net Lease                                1,923,027
154	Miami               	FL    33176  Office                                   1,898,530
155	North Conway        	NH    03860  Net Lease                                1,880,945
156	Monroe              	NC    28111  Net Lease                                1,879,337
157	Astoria             	NY    11354  Retail              Single Tenant        1,873,174
158	Washington Court Hou	OH    43160  Net Lease                                1,840,312
159	Monona              	WI    53713  Office                                   1,837,909
160	Anderson            	SC    29622  Net Lease                                1,763,832
161	Cumming             	GA    30130  Net Lease                                1,763,399
162	Philadelphia        	PA    19138  Net Lease                                1,761,774
163	Jonesboro           	GA    30260  Net Lease                                1,736,367
164	Burnsville          	NC    28714  Net Lease                                1,728,085
165	Fairfield           	NJ    07004  Industrial                               1,701,939
166	Gaston              	NC    28052  Net Lease                                1,677,618
167	Irvine              	CA    92612  Office                                   1,627,376
168	Athens              	WV    24712  Net Lease                                1,596,647
169	Oxford              	MA    01540  Net Lease                                1,575,943
170	Pensacola           	FL    32526  Retail              Anchored             1,549,406
171	Jonesboro           	GA    30236  Net Lease                                1,536,837
172	Irvine              	CA    92612  Office                                   1,531,351
173	Irvine              	CA    92612  Office                                   1,496,100
174	Mesa                	AZ    85205  Other               Self-Storage         1,470,942
175	Lake Jackson        	TX    77566  Multifamily                              1,449,077
176	Atlanta             	GA    30309  Multifamily                              1,394,043
177	Monaca (Center Towns)	PA    10561  Multifamily                              1,347,430
178	Hinesville          	GA    31313  Net Lease                                1,340,932
179	South Pasadena          FL    33707  Retail              Single Tenant        1,309,059
180	Scottsdale          	AZ    85254  Retail              Unanchored           1,277,941
181	Claxton             	GA    30417  Net Lease                                1,237,929
182	Holyoke             	MA    01040  Office                                     649,568
182	Holyoke             	MA    01040  Multifamily                                499,668
183	San Diego               CA    92115  Retail              Single Tenant        1,049,295
184	Klamath Falls       	OR    97603  Other               Self-Storage           996,899
185	Irvine              	CA    92612  Other       	 Restaurant             545,003

TOTAL                                                                             1,465,991,814


                                                                 Net         Applicable                 Orignial        Cut-Off
Loan    Property     	                             Mortgage 	 Mortgage    Primary 	 Int            Principal	Principal
Nos	Name	                                     Rage        Rate        Servicing 	 Calc           Balance	        Balance
---     -------------                                -------    --------     ---------   -------        ---------       ---------
1	MGM Plaza                                      7.6400 	 7.5900        .0500 	 Act/360	146,000,000    145,894,648
2	135 East 57th Street                           8.6600 	 8.6100        .0500 	 Act/360	 75,000,000	75,000,000
3	Paramount Hotel                                8.2600 	 8.2600        .0000     Act/360	 74,000,000	73,867,407
4	Beverly Connection                             8.1200 	 8.0700        .0500 	 Act/360	 63,000,000	63,000,000
5	The Gift Center & Jewelry Mart                 7.7400 	 7.6900        .0500 	 Act/360	 43,000,000	42,969,590
6	Embassy Suites Hotel - Washington, DC          7.5200 	 7.4700        .0500 	 Act/360	 37,100,000	37,100,000
7	Ramada Suites Hotel at Lincoln Harbor          7.5600 	 7.5100        .0500 	 Act/360	 33,500,000	33,462,179
8	Market-Post Tower                              9.0100 	 8.9500        .0600 	 Act/360	 32,000,000	31,935,966
9	78 Corporate Center                            7.4100 	 7.3600        .0500 	 Act/360	 32,000,000	31,834,631
10	240 West 40th Street                           7.5800 	 7.5300        .0500 	 Act/360	 25,000,000	25,000,000
11	Stone Mountain Square Shopping Center          7.4200 	 7.3700        .0500 	 Act/360	 24,000,000	23,981,901
12	Buena Vista Plaza                              8.4900 	 8.4400        .0500 	 Act/360	 21,400,000	21,348,483
13	KMart Store #4983 - San Jose                   8.2954 	 8.2454        .0500 	 30/360 	 20,046,310	20,026,222
14	Mesa Regal RV Resort                           8.9200 	 8.8700        .0500 	 Act/360	 18,500,000	18,465,911
15	Johnson City Crossing Shopping Center          7.4200 	 7.3700        .0500 	 Act/360	 18,250,000	18,236,237
16	KMart Store #4990 - Canton, MI                 8.2276 	 8.1776        .0500 	 30/360 	 17,559,252	17,541,461
17	131 State Street                               9.1100 	 9.0600        .0500 	 Act/360	 16,500,000	16,433,341
18	Dara Gardens Cooperative                       7.6900 	 7.2100        .4800 	 30/360 	 16,362,000	16,350,311
19	Holiday Inn/One RT 46-Summary                  8.1000 	 8.0500        .0500     Act/360	 15,500,000	15,471,333
20	Kendig Square Shopping Center                  7.3900 	 7.3400        .0500 	 Act/360	 15,250,000	15,238,431
21	1515 Industrial Way                            7.4600 	 7.4100        .0500 	 Act/360	 14,000,000	14,000,000
22	KMart Store #4991 - Maple Heights, OH          8.2276 	 8.1776        .0500 	 30/360 	 13,770,416	13,756,464
23	Arapahoe East                                  7.7200 	 7.6800        .0400 	 Act/360	 13,000,000	12,985,696
24	Cobb Theaters - Ocala, FL                      8.6104 	 8.5604        .0500 	 30/360 	 11,263,143	11,257,025
25	Court of Flags Apartments                      7.3800 	 7.3300        .0500 	 Act/360	 11,100,000	11,091,562
26	Malibu Creek Plaza                             8.1000 	 8.0500        .0500 	 Act/360	 10,600,000	10,581,350
27	Bannockburn Executive Plaza                    7.6200 	 7.5700        .0500 	 Act/360	 10,500,000	10,492,393
28	Holiday Inn-Harrisburg West                    7.7200 	 7.6700        .0500 	 Act/360	 10,500,000	10,488,447
29	Sherwood Forrest                               8.9200 	 8.8700        .0500 	 Act/360	 10,400,000	10,380,836
30	Polo Club Apartments                           7.1800 	 7.1300        .0500 	 Act/360	 10,300,000	10,291,853
31	NorthTech Business Park                        8.2500 	 8.2000        .0500 	 Act/360	 10,250,000	10,228,345
32	Fox Creek-Summary                              8.0800 	 8.0300        .0500 	 Act/360	 10,000,000	 9,989,012
33	Delevan/Westday1-Summary                       7.4200 	 7.3700        .0500 	 Act/360	  9,600,000	 9,592,761
34	Logan Industrial Park                          9.0100 	 8.9600        .0500 	 Act/360	  9,500,000	 9,455,544
35	Waterfront Centre                              8.5700 	 8.5700        .0000   	 Act/360	  9,468,342	 9,436,244
36	Garden Ridge                                   8.3453 	 8.2953        .0500 	 Act/360	  9,326,339	 9,314,279
37	Brighton Beach Shopping Center                 8.0600 	 8.0100        .0500 	 30/360 	  9,300,000	 9,290,316
38	Commerce Plaza III                             8.0600 	 8.0100        .0500 	 Act/360	  9,100,000	 9,093,968
39	Timonium Holiday Inn Select                    8.1800 	 8.1300        .0500 	 Act/360	  9,000,000	 8,990,810
40	Eagles Landing                                 7.4200 	 7.3700        .0500 	 Act/360	  8,500,000	 8,493,590
41	Lorraine Apartments                            7.7700 	 7.7700        .0000   	 Act/360	  8,400,000	 8,400,000
42	Best Western Grant Park Hotel                  8.6800 	 8.6800        .0000   	 Act/360	  7,600,000	 7,589,503
43	The Evanston Holiday Inn & Conference Cen      8.6800 	 8.6800        .0000   	 Act/360	  7,600,000	 7,589,503
44	Fox Jewelry Plaza and Los Angeles Theatre      7.7500 	 7.7100        .0400 	 Act/360	  7,500,000	 7,494,707
45	Wellington Centre                              7.5800 	 7.5300        .0500 	 Act/360	  7,400,000	 7,390,724
46	Boulder Cascade Mobile Home Park               8.7050 	 8.6550        .0500 	 Act/360	  7,200,000      7,200,000
47	KMart Store #3718 - Dallas, Tx - Skillman      8.2276 	 8.1776        .0500 	 30/360 	  7,144,050	 7,136,812
48	Residence Inn by Marriott - New Haven, CT      7.6700 	 7.6700        .0000   	 Act/360	  7,100,000	 7,078,875
49	KMart Store #3863 - Houston, Tx - Cypress      8.2276 	 8.1776        .0500 	 30/360 	  6,964,967	 6,957,911
50	KMart Store #3809 - Houston, Tx - Willowb      8.2276 	 8.1776        .0500 	 30/360 	  6,706,125	 6,699,331
51	Los Gatos Lodge                                8.5000 	 8.3750        .1250 	 Act/360	  6,700,000	 6,693,508
52	Tarzana Medical Office Building                7.7600 	 7.7200        .0400 	 Act/360	  6,600,000	 6,595,351
53	Lenox Plaza Shopping Center                    8.3500 	 8.3000        .0500 	 Act/360	  6,600,000	 6,586,437
54	Kratsa Hotels-Summary                          8.3900 	 8.3400        .0500 	 Act/360	  6,550,000	 6,538,566
55	The Sedona Apartments                          7.5000 	 7.4500        .0500 	 Act/360	  6,500,000	 6,500,000
56	Kent Park-Executive House-Summary              8.3300 	 8.2800        .0500 	 Act/360	  6,400,000	 6,393,623
57	Newbrite Shopping Center                       8.1500 	 8.1000        .0500 	 Act/360	  6,400,000	 6,393,433
58	Holiday Inn-Huntsville, AL                     8.7400 	 8.6900        .0500 	 Act/360	  6,375,000	 6,354,129
59	Donnybrook/Orangeburg Summary                  7.5800 	 7.5300        .0500 	 Act/360	  6,200,000	 6,195,472
60	Washington Centre                              7.5300 	 7.4800        .0500 	 Act/360	  6,200,000	 6,195,426
61	Dick's Clothing & Sporting Goods Store         8.6100 	 8.5600        .0500 	 Act/360	  6,120,000	 6,114,199
62	Hampshire Ambassador Hotel                     9.3800 	 9.3800        .0000   	 Act/360 	  6,000,000	 5,957,845
63	Stonehurst/Zenith-Summary                      8.8900 	 8.8400        .0500 	 Act/360	  5,959,000	 5,949,616
64	Furr's - Mesa (946)                            9.1100 	 9.0600        .0500 	 Act/360	  5,855,974	 5,855,974
65	Brandywine - Towne North Plaza                 7.6600 	 7.6100        .0500 	 Act/360	  5,760,000	 5,755,860
66	Saddleback Plaza                               7.8000 	 7.7500        .0500 	 Act/360	  5,638,000	 5,638,000
67	Union Camp                                     7.5781 	 7.5281        .0500 	 30/360 	  5,618,551	 5,625,643
68	RM-Research Triangle                           8.0600 	 8.0100        .0500 	 Act/360	  5,575,000	 5,558,723
69	Plaza Arcade                                   7.5300 	 7.4800        .0500 	 Act/360	  5,500,000	 5,495,943
70	Autumn Run Apartments                          7.4800 	 7.4300        .0500 	 Act/360	  5,500,000	 5,495,902
71	El Paseo North                                 8.2500 	 8.2000        .0500 	 Act/360	  5,500,000	 5,486,070
72	443 Third Avenue                               8.2200 	 8.1700        .0500 	 Act/360	  5,500,000	 5,475,550
73	Motel 6-Summary                                8.4910 	 8.4410        .0500 	 Act/360	  5,421,033	 5,421,033
74	Amazon.com Building                            7.5000 	 7.4500        .0500 	 Act/360	  5,350,000	 5,343,901
75	Southern Slope Apartments                      7.4300 	 7.3800        .0500 	 Act/360	  5,200,000	 5,196,086
76	Select Inn-Summary                             8.0100 	 7.9600        .0500 	 Act/360	  5,050,000	 5,044,699
77	RM-Camelot East Apartments                     7.4000 	 7.3500        .0500 	 Act/360	  4,900,000	 4,896,290
78	Bradbury Apartments                            7.7700 	 7.7700        .0000   	 Act/360	  4,600,000	 4,600,000
79	Victoria's Secret/Limited Express Summary      6.5280 	 6.4780        .0500 	 Act/360	  4,633,539	 4,400,254
80	Heartland Place                                8.0900 	 7.8400        .2500 	 Act/360	  4,400,000	 4,395,178
81	Residence Inn by Marriott - Fishers, IN        7.6400 	 7.5900        .0500 	 Act/360	  4,400,000	 4,395,096
82	Inland Business Center                         8.3900 	 8.3400        .0500 	 Act/360	  4,400,000	 4,387,917
83	Parkway Plaza Office Building                  7.7600 	 7.6800        .0800 	 Act/360	  4,300,000	 4,296,971
84	BALLY'S-Miami, Florida                         9.3551 	 9.3051        .0500 	 Act/360	  4,314,170	 4,291,414
85	RM-St. Rita's Office Building                  7.8200 	 7.7700        .0500 	 Act/360	  4,250,000	 4,247,241
86	BALLY'S-Davie, Florida                         9.3551 	 9.3051        .0500 	 Act/360	  4,170,552	 4,148,553
87	Howard Johnson Hotel                           9.5900 	 9.5400        .0500 	 Act/360	  4,100,000	 4,094,449
88	BALLY'S-Virginia                               9.3551 	 9.3051        .0500 	 Act/360	  4,026,724	 4,005,484
89	Freehold Gardens Hotel                         8.0800 	 8.0300        .0500 	 Act/360	  4,000,000	 3,995,848
90	RM-The Fountains Apartments                    8.5000 	 8.4500        .0500 	 Act/360	  3,900,000	 3,889,671
91	Furr's - Eubank (875)                          9.1100 	 9.0600        .0500 	 Act/360	  3,887,373	 3,887,373
92	Boott Mills South and Storage                  8.5500 	 8.5000        .0500 	 Act/360	  3,839,000	 3,831,542
93	Furr's - Louisiana (876)                       9.1100 	 9.0600        .0500 	 Act/360	  3,831,286	 3,831,286
94	Quakerbridge Shoppes Shopping Center           7.4800 	 7.4300        .0500 	 Act/360	  3,832,500	 3,828,117
95	Emerald Pointe Apartments                      7.0800 	 7.0300        .0500 	 Act/360	  3,800,000	 3,796,394
96	CVS - Natick, MA                               7.0438 	 6.9938        .0500 	 Act/360	  3,684,207	 3,671,358
97	Northgate Plaza                                8.5100 	 8.4600        .0500 	 Act/360	  3,669,000	 3,659,149
98	Paramount Best Western                         9.3300 	 9.2800        .0500 	 Act/360	  3,600,000	 3,596,961
99	Los Angeles Fine Arts & Wine Storage Comp      8.1250 	 7.9475        .1775 	 Act/360	  3,600,000	 3,596,291
100	Furr's - Geo. Dieter (938)                     9.1100 	 9.0600        .0500 	 Act/360	  3,488,346	 3,488,345
101	Heritage Paradise                              8.2100 	 8.1600        .0500 	 Act/360	  3,500,000	 3,487,244
102	Furr's - Viscount (937)                        9.1100 	 9.0600        .0500 	 Act/360	  3,484,438	 3,484,438
103	Citrus Park Apartments                         7.5000 	 7.5000        .0000   	 Act/360	  3,450,000	 3,450,000
104	RM-Williamsburg North                          7.9000 	 7.8500        .0500 	 Act/360	  3,455,000	 3,448,916
105	Spartan Business Center                        7.9200 	 7.8700        .0500 	 Act/360	  3,400,000	 3,392,230
106	Furr's Americas (944)                          9.1100 	 9.0600        .0500 	 Act/360	  3,335,814	 3,335,814
107	Brandywine - Alexander Plaza II                7.6600 	 7.6100        .0500 	 Act/360	  3,300,000	 3,297,628
108	Gold River Racquet Club                        8.4200 	 8.3700        .0500 	 Act/360	  3,300,000	 3,294,684
109	1278-1284 First Avenue                         8.7900 	 8.7400        .0500 	 Act/360	  3,300,000	 3,291,600
110	Bonita Center                                  7.8500 	 7.8000        .0500 	 Act/360	  3,200,000	 3,197,787
111	Interlaken Inn                                 8.3500 	 8.3000        .0500 	 Act/360	  3,200,000	 3,196,822
112	Le Reve Hotel                                  9.3000 	 9.2500        .0500 	 Act/360	  3,100,000	 3,087,300
113	RM-Wayne Estates                               8.4000 	 8.3500        .0500 	 Act/360	  3,095,000	 3,086,520
114	Rite Aid - 86th, New York, NY                  8.3100 	 8.2600        .0500 	 Act/360	  3,075,000	 3,068,610
115	Eckerd's Drug Store - Plano, TX                7.9360 	 7.8860        .0500 	 30/360 	  3,040,542	 3,015,326
116	Windsor Gardens                                8.9500 	 8.9500        .0000   	 Act/360	  3,000,000	 2,997,302
117	Brandywine - Clear Point Plaza                 7.6600 	 7.6100        .0500 	 Act/360	  2,950,000	 2,947,880
118	Havana Park Center                             7.3700 	 7.3200        .0500 	 Act/360	  2,943,750	 2,941,508
119	Brandywine - Windward Village                  7.5800 	 7.5300        .0500 	 Act/360	  2,900,000	 2,897,882
120	Maumee Marketplace                             9.3200 	 9.2700        .0500 	 Act/360	  2,830,000	 2,824,901
121	Colton-2302 Martin                             8.1600 	 8.1100        .0500 	 Act/360	  2,741,026	 2,733,899
122	CVS Pharmacy - Greenville, SC                  6.6572 	 6.6572        .0000   	 30/360 	  2,724,101	 2,723,636
123	RM-Players Club                                8.4800 	 8.4300        .0500 	 Act/360	  2,710,000	 2,703,147
124	Lafayette Business Park                        8.0300 	 7.9800        .0500 	 Act/360	  2,700,000	 2,695,167
125	Comfort Inn - Garland                          9.4300 	 9.3800        .0500 	 Act/360	  2,700,000	 2,693,936
126	7-Eleven - Anaheim, CA                         8.3825 	 8.3325        .0500 	 Act/360	  2,676,386	 2,668,289
127	CVS Pharmacy - Hyannis, MA                     6.5886 	 6.5886        .0000   	 30/360 	  2,659,530	 2,659,530
128	RM-The Villa Apartments                        8.3000 	 8.2500        .0500 	 Act/360	  2,650,000	 2,642,493
129	RM-Stonegate Townhomes                         8.4300 	 8.3800        .0500 	 Act/360	  2,645,000	 2,638,649
130	Marina Lakes Plaza                             8.4800 	 8.4300        .0500 	 Act/360	  2,600,000	 2,595,544
131	8 Bow Street                                   8.4100 	 8.3600        .0500 	 Act/360	  2,475,000	 2,471,008
132	Rite Aid - Kingston, NY                        6.9705 	 6.9205        .0500 	 Act/360	  2,420,599	 2,410,663
133	CVS Pharmacy - Culpeper, Va                    6.6553 	 6.6553        .0000   	 30/360 	  2,384,475	 2,384,068
134	Colton-18952 MacArthur Blvd.                   8.1600 	 8.1100        .0500 	 Act/360	  2,316,538	 2,310,515
135	Hook-SupeRx, Inc. - Knoxville Street, Peo      6.5710 	 6.5710        .0000   	 30/360 	  2,232,301	 2,232,301
136	Colton-18872 MacArthur Blvd.                   8.1600 	 8.1100        .0500 	 Act/360	  2,229,051	 2,223,256
137	CVS-Garfield, NJ                               6.8083 	 6.7583        .0500 	 Act/360	  2,210,521	 2,210,521
138	Arbor Place Apartments                         7.4800 	 7.3800        .1000 	 Act/360	  2,210,000	 2,205,392
139	RM-Inducon Columbia                            7.8670 	 7.8170        .0500 	 Act/360	  2,200,000	 2,195,741
140	Westpark Shopping Center                       9.0000 	 8.9500        .0500 	 Act/360	  2,200,000	 2,189,683
141	CVS Pharmacy - Lilburn, Ga                     6.8062 	 6.8062        .0000   	 30/360 	  2,169,619	 2,169,236
142	Hook-SupeRx, Inc - Prospect Road, Peoria,      6.5710 	 6.5710        .0000  	 30/360 	  2,167,717	 2,167,717
143	Tustin Plaza                                   8.5000 	 8.4500        .0500 	 Act/360	  2,150,000	 2,146,355
144	Furr's - Montana (934)                         9.1100 	 9.0600        .0500 	 Act/360	  2,120,742	 2,120,742
145	CVS Pharmacy - Kernsville, NC                  6.5730 	 6.5730        .0000   	 30/360 	  2,107,872	 2,107,872
146	Comfort Inn Hotel                              8.3600 	 8.3100        .0500 	 Act/360	  2,100,000	 2,097,918
147	Eckerd's Drug Store - Acworth                  6.9832 	 6.9332        .0500 	 Act/360	  2,076,649	 2,069,291
148	Hook-SupeRx, Inc - Big Hollow Road, Peori      6.5710 	 6.5710        .0000   	 30/360 	  2,046,885	 2,046,885
149	Revco Discount Drug Center - Elkin, NC         6.5526 	 6.5526        .0000   	 30/360 	  2,024,659	 2,024,659
150	RM-O'Hara Apartments                           8.2900 	 8.2400        .0500 	 Act/360	  2,025,000	 2,020,616
151	Rite Aid - Augusta, ME                         7.0161 	 6.9661        .0500 	 30/360 	  2,016,439	 2,012,829
152	RM-Jackson Park                                8.3100 	 8.2600        .0500 	 Act/360	  1,935,000	 1,930,085
153	Furr's - Ruidoso (905)                         9.1100 	 9.0600        .0500 	 Act/360	  1,923,027	 1,923,027
154	Kendall Professional Building                  7.2900 	 7.2400        .0500 	 Act/360	  1,900,000	 1,898,530
155	CVS Pharmacy - North Conway, NH                7.0825 	 7.0825        .0000   	 30/360 	  1,881,852	 1,880,945
156	CVS Pharmacy - Monroe, NC                      6.8062 	 6.8062        .0000   	 30/360 	  1,879,670	 1,879,337
157	Seaman's Furniture                             8.4700 	 8.4200        .0500 	 Act/360	  1,875,000	 1,873,174
158	Revco Discount Drug Center - Washington C      6.8772 	 6.8272        .0500 	 30/360 	  1,840,621	 1,840,312
159	South Towne Office Park                        7.5200 	 7.4700        .0500 	 Act/360	  1,840,000	 1,837,909
160	CVS Pharmacy - Anderson, SC                    7.0573 	 7.0573        .0000   	 30/360 	  1,764,705	 1,763,832
161	CVS Pharmacy - Cumming, Ga                     6.9443 	 6.9443        .0000   	 30/360 	  1,764,586	 1,763,399
162	CVS Pharmacy - Philadelphia, PA                6.7665 	 6.7665        .0000  	 30/360 	  1,762,981	 1,761,774
163	Rite Aid - Jonesboro, Battle Creek             6.9461 	 6.8961        .0500 	 30/360 	  1,743,359	 1,736,367
164	CVS Pharmacy - Burnsville, NC                  6.6729 	 6.6729        .0000   	 30/360 	  1,728,379	 1,728,085
165	Airport Plaza                                  8.2500 	 8.2000        .0500 	 Act/360	  1,705,000	 1,701,939
166	Rite Aid - Gastonia, NC                        7.3030 	 7.2530        .0500 	 30/360 	  1,687,906	 1,677,618
167	Colton Plaza                                   8.1600 	 8.1100        .0500 	 Act/360	  1,631,619	 1,627,376
168	CVS Pharmacy - Athens, WV                      6.5886 	 6.5886        .0000  	 30/360 	  1,596,647	 1,596,647
169	CVS Pharmacy - Oxford, Ma                      6.7741 	 6.7741        .0000   	 30/360 	  1,576,752	 1,575,943
170	Saufley Square Shopping Center                 8.4400 	 8.3900        .0500 	 Act/360	  1,554,000	 1,549,406
171	Rite Aid - Jonesboro, Flint                    6.7417 	 6.6917        .0500 	 Act/360	  1,536,837	 1,536,837
172	Colton-2222 Martin Street                      8.1600 	 8.1100        .0500 	 Act/360	  1,535,343	 1,531,351
173	2192 Martin                                    8.1600 	 8.1100        .0500 	 Act/360	  1,500,000	 1,496,100
174	A-Secured Self and Vehicle Storage Facili      8.3800 	 8.2550        .1250 	 Act/360	  1,475,000	 1,470,942
175	Casa Del Lago Apartments                       8.2600 	 8.2100        .0500 	 Act/360	  1,450,000	 1,449,077
176	Peachtree Apartments                           8.4300 	 8.3800        .0500 	 Act/360	  1,400,000	 1,394,043
177	RM-Beaver Creek                                8.2300 	 8.1800        .0500 	 Act/360	  1,350,000	 1,347,430
178	Rite Aid - Hinesville                          8.1700 	 8.1200        .0500 	 30/360 	  1,350,000	 1,340,932
179	Brandywine - Kash N'Karry, Pasadena            7.6600 	 7.6100        .0500 	 Act/360	  1,310,000	 1,309,059
180	North Ranch Center                             8.4600 	 8.4100        .0500 	 Act/360	  1,280,000	 1,277,941
181	Rite Aid - Claxton, GA                         8.5700 	 8.5200        .0500 	 30/360 	  1,250,000	 1,237,929
182	Caldonian/Transcript-Summary                   8.0500 	 8.0000        .0500 	 Act/360	  1,150,000	 1,149,236
183	Hollywood Video                                8.0000 	 7.8700        .1300 	 Act/360	  1,050,000	 1,049,295
184	AAA-Discount Storage                           9.0000 	 8.9500        .0500 	 Act/360	  1,000,000	 9,968,899
185	Colton-Chanteclair Restaurant		       8.1600	 8.1100        .0500     Act/360	    546,424	   545,003

TOTAL                                                                                                                1,465,991,814


(table continued)

         Orig.       Rem
         Term        Term         Stated                      Orig        Rem
Loan     Stated	     Stated       Maturity     Antic          Amort       Amort      Monthly
Nos      Maturity    Maturity     Dated        Repay Date     Term	  Term       Payment
----     --------    --------    ---------     ----------     -------     -----      -------
 1         360 	       359        11/11/27      11/11/04        360	   359     1,034,885.82
 2         384	       381        09/11/29      09/11/07	360	   360	     585,210.96
 3         300	       298        10/11/22      10/11/07	300	   298	     583,947.68
 4         360	       357        09/11/27      09/11/07	336	   336	     475,639.12
 5         361	       360	  12/11/27      12/11/07	360	   359	     307,760.17
 6         300	       300	  12/11/22      12/11/07	300	   300	     274,648.55
 7         300	       299	  11/11/22      11/11/07	300	   299	     248,870.95
 8         360	       355	  07/11/27      07/11/07	360	   355	     257,709.52
 9         422	       421        01/11/33      05/11/14	422	   421	     283,333.33
10         360	       360	  12/11/27      11/11/12	360	   360	     176,175.17
11         360	       359	  11/11/27      11/11/07	360	   359	     166,498.72
12         360         356        08/11/07      08/11/07        339        335       166,679.12
13         300	       299	  11/01/22        /  /  	300	   299	     158,663.96
14         333	       318	  06/01/24      09/01/03	333	   330	     150,322.66
15         360	       359	  11/11/27      11/11/07	360	   359	     126,608.40
16         300	       299	  11/01/22       /  /  	        300	   299	     138,182.68
17         340	       332	  08/01/25      04/01/07	342	   334	     135,459.88
18         180	       179	  11/01/12       /  /  	        360	   359	     116,541.70
19         300	       298	  10/11/22      10/11/07	300	   298	     120,660.12
20         360	       359	  11/11/27      11/11/12	360	   359	     105,483.90
21         360	       360	  12/11/27      12/11/07	360	   360	      97,506.86
22         300	       299	  11/01/22       /  /  	        300	   299	     108,366.40
23         300	       299	  11/11/22      11/11/07	300	   299	      97,936.84
24         299	       298	  10/11/22       /  /  	        300	   299	      88,330.00
25         360	       359	  11/11/27      11/11/07	360	   359	      76,702.77
26         360	       357	  09/11/27      09/11/07	360	   357	      78,519.26
27         360	       359	  11/11/27      11/11/12	360	   359	      74,282.23
28         300	       299	  11/11/22      11/11/07	300	   299	      79,102.83
29         333	       318	  06/01/24      09/01/03	333	   330	      84,505.71
30         360	       359	  11/11/27      11/11/07	360	   359	      69,775.79
31         360	       356	  08/11/27      08/11/07	360	   356	      77,004.83
32         360	       358	  10/11/27      10/11/07	360	   358	      73,934.92
33         360         359	  11/11/27      11/11/07	360	   359	      66,599.49
34         300	       294	  06/11/22      06/11/07	300	   294	      79,788.72
35         301	       297	  09/11/22      09/11/07	300	   296	      76,688.81
36         275	       274	  10/11/20       /  /  	        267	   266	      76,919.44
37         300	       299	  11/11/22      11/11/07	300	   299	      72,148.96
38         360	       359	  11/01/27      11/11/07	360	   359	      67,153.59
39         300	       299	  11/11/22      11/11/07	300	   299	      70,540.03
40         360	       359	  11/11/27      11/11/07	360	   359	      58,968.30
41         360	       356	  08/11/27      08/11/07	336	   336	      61,411.77
42         300	       298	  10/11/22      10/11/07	300	   298	      61,121.88
43         300	       298	  10/11/22      10/11/07	300	   298	      61,121.88
44         360	       359	  11/11/27      11/11/12	360	   359	      53,730.92
45         360	       358	  10/11/27      10/11/12	360	   358	      52,147.85
46         360	       350	  02/01/27      02/01/04	360	   360	      56,411.18
47         300	       299	  11/01/22        /  /  	300	   299	      56,220.16
48         180	       179	  11/11/12      11/11/07	180	   179	      66,505.64
49         300	       299	  11/01/22       /  /   	300	   299	      54,810.87
50         300	       299	  11/01/22       /  /   	300	   299	      52,773.90
51         300	       299	  11/11/22      11/11/07	300	   299	      53,950.22
52         360	       359	  11/11/27      11/11/07	360	   359	      47,328.82
53         360	       356	  08/11/27      08/11/07	360	   356	      50,048.34
54         300	       298	  10/11/22      10/11/07	300	   298	      52,257.72
55         360	       359	  11/11/27      11/11/07	336	   336	      46,336.39
56         300	       299	  11/11/22      11/11/07	300	   299	      50,803.42
57         300	       299	  11/11/22      10/11/07	300	   299	      50,033.87
58         300	       296	  08/11/22      08/01/06	300	   296	      52,368.35
59         360	       359	  11/11/27      11/11/07	360	   359	      43,691.44
60         360	       359	  11/11/27      11/11/07	360	   359	      43,478.74
61         360	       358	  10/11/27      10/11/07	360	   358	      47,535.43
62         257	       251	  11/11/18      06/11/07	252	   246	      54,570.24
63         300	       298	  10/11/22      10/11/07	300	   298	      49,559.61
64         264	       264	  12/11/19      11/11/07	265	   265	      47,209.40
66         360	       359	  11/11/27      11/11/07	360	   359	      40,907.69
67         120	       120	  12/01/07        /  /  	300	   300	      42,770.68
68         299	       293	  05/01/22        /  /  	299	   293	      34,318.00
69         300	       297	  09/11/22      03/11/06	300	   297	      43,250.58
70         360	       359	  11/11/27      11/11/07	360	   359	      38,569.35
71         360	       359	  11/11/27      11/11/07	360	   359	      38,381.50
72         360	       356	  08/11/27      08/11/07	360	   356	      41,319.66
73         300	       295	  07/11/22      07/11/07	360	   355	      43,254.55
74         221	       221	  05/11/16        /  /  	222	   222	      40,760.62
75         300	       299	  11/11/22      11/11/07	300	   299	      39,536.03
76         360	       359	  11/11/27      11/11/07	360	   359	      36,110.23
77         300	       299	  11/11/22      12/11/07	300	   299	      39,010.18
78         360	       359	  11/11/27      05/11/06	360	   359	      33,926.61
79         360	       356	  08/11/27      08/11/07	336	   336	      33,630.25
80         80	        74	  02/11/04        /  /  	 80	    74	      69,018.40
81         360	       358	  10/11/27      10/11/07	360	   358	      32,562.13
82         300	       299	  11/11/22      11/11/07	300	   299	      32,917.35
83         300	       297	  09/11/22      09/11/07	300	   297	      35,104.42
84         359	       358	  10/11/27      10/11/07	360	   359	      30,835.45
85         245	       240	  12/11/17        /  /  	245	   240	      38,789.00
86         360	       359	  11/11/27      11/11/07	370	   369	      30,454.90
87         245	       240	  12/11/17        /  /  	245	   240	      37,497.75
88         300	       298	  10/11/22      10/11/07	300	   298	      36,078.40
89         245	       240	  12/11/17       /  /   	245	   240	      36,204.58
90         300	       299	  11/11/22      11/11/07	300	   299	      31,084.93
91         360	       354	  06/01/27      12/01/05	360	   354	      29,987.63
92         264	       264	  12/11/19      11/11/07	265	   265	      32,150.69
93         360	       356	  08/11/27      08/11/07	360	   356	      29,654.73
93         264	       264	  12/11/19      11/11/07	265	   265	      31,979.55
94         300	       299	  11/11/22      11/11/07	300	   299	      28,272.00
95         360	       359	  11/11/27      11/11/07	360	   359	      25,485.99
96         243	       241	  01/11/18        /  /  	243	   241	      28,031.14
97         300	       297	  09/11/22      09/11/07	300	   297	      29,568.51
98         300	       299	  11/11/22      11/11/07	300	   299	      31,028.71
99         300	       299	  11/11/22      11/11/07	300	   299	      28,084.00
100        264	       264	  12/11/19      11/11/07	265	   265	      29,113.57
101        300	       296	  08/11/22      08/11/07	300	   296	      27,502.27
102        264	       264	  12/11/19      11/11/07	265	   265	      29,113.75
103        360	       359	  11/11/27      11/11/07	336	   336	      24,593.93
104        360	       356	  08/11/27      01/11/06	360	   356	      25,136.44
105        360	       356	  08/11/27      08/11/07	360	   356	      24,758.64
106        264	       264	  12/11/19      11/11/07	265	   265	      27,717.53
107        360	       359	  11/11/27      11/11/07	360	   359	      23,436.70
108        241	       240	  12/11/17      12/11/07	240	   239	      28,471.30
109        300	       297	  09/11/22      09/11/04	300	   297	      27,220.48
110        360	       359	  11/11/27      11/11/07	360	   359	      23,146.72
111        300	       299	  11/11/22      11/11/07	300	   299	      25,444.61
112        240	       237	  09/11/17      09/11/07	240	   237	      28,492.41
113        360	       354	  06/01/27      12/01/05	360	   354	      23,578.88
114        360	       356	  08/11/27      08/11/07	360	   356	      23,231.28
115        235	       229	  01/11/17        /  /  	235	   229	      24,241.80
116        300	       299	  11/11/22      11/11/07	300	   299	      25,073.25
117        360	       359	  11/11/27      11/11/07	360	   359	      20,950.99
118        360	       359	  11/11/27      11/11/07	360	   359	      20,321.72
119        360	       359	  11/11/27      11/11/07	360	   359	      20,436.32
120        360	       355	  07/11/27      07/11/07	360	   355	      23,425.41
121        360	       355	  07/11/27      07/11/07	360	   355	      20,419.24
122        246	       245	  05/06/18        /  /  	246	   245	      15,577.47
123        360	       354	  06/11/27      12/11/05	360	   354	      20,823.92
124        360	       357	  09/11/27      09/11/07	360	   357	      19,868.14
125        300	       297	  09/11/22      09/11/07	300	   297	      23,458.56
126        195	       192	  12/11/13        /  /  	195	   192	      21,583.33
127        246	       246	  06/06/18        /  /  	246	   246	      15,059.28
128        360	       354	  06/01/27      12/01/05	360	   354	      20,001.79
129        360	       355	  07/11/27      12/11/05	360	   355	      20,206.69
130        300	       298	  10/11/22      10/11/07	300	   298	      20,900.87
131        240	       239	  11/11/17      11/11/07	240	   239	      21,337.85
132        230	       228	  12/11/16        /  /  	226	   224	      19,250.00
133        246	       245	  05/06/18        /  /  	246	   245	      13,631.61
134        360	       355	  07/11/27      07/11/07	360	   355	      17,257.02
135        246	       246	  06/06/18        /  /  	246	   246	      12,643.70
136        360	       355	  07/11/27      07/11/07	360	   355	      16,605.29
137        232	       232	  04/11/17        /  /  	233	   233	      16,618.75
138        300	       298	  10/11/22      10/11/07	300	   298	      16,302.97
139        300	       298	  10/11/22      04/11/06	300	   298	      16,786.58
140        300	       294	  06/11/22      06/11/07	300	   294	      18,462.32
141        246	       245	  05/06/18        /  /  	246	   245	      12,668.76
142        246	       246	  06/06/18        /  /  	246	   246	      12,277.90
143        360	       357	  09/11/27      08/11/07	360	   357	      16,531.64
144        264	       264	  12/11/19      11/11/07	265	   265	      17,721.42
145        246	       246	  06/06/18        /  /  	246	   246	      11,908.68
146        300	       299	  11/11/22      11/11/07	300	   299	      16,712.11
147        233	       231	  03/11/17        /  /  	233	   231	      15,954.68
148        246	       246	  06/06/18        /  /  	246	   246	      11,593.51
149        246	       246	  06/06/18        /  /  	246	   246	      11,402.90
150        360	       354	  06/07/27      12/01/05	360	   354	      15,296.13
151        238	       237	  09/11/17        /  /  	238	   237	      15,793.33
152        360	       354	  06/11/27      12/11/05	360	   354	      14,637.86
153        241	       240	  12/11/17      11/11/07	241	   240	      15,719.28
154        360	       359	  11/11/27      11/11/07	360	   359	      13,012.94
155        245	       242	  02/06/18        /  /  	245	   242	      11,407.36
156        246	       245	  05/06/18        /  /  	246	   245	      10,993.02
157        300	       299	  11/11/22      11/11/07	300	   299	      15,060.12
158        245	       244	  04/06/18        /  /  	245	   244	      10,858.19
159        300	       299	  11/11/22      11/11/07	300	   299	      13,621.38
160        246	       243	  03/06/18        /  /  	246	   243 	      10,667.84
161        245	       241	  01/06/18        /  /  	245	   241	      10,505.66
162        245	       241	  01/06/18        /  /  	245	   241	      10,240.21
163        240	       238	  10/11/17        /  /  	236	   234	      13,577.21
164        246	       245	  05/06/18        /  /  	246	   245	       9,905.69
165        300	       298	  10/11/22      10/11/07	300	   298	      13,443.07
166        233	       230	  02/11/17        /  /  	229	   226	      13,680.98
167        360	       355	  07/11/27      07/11/07	360	   355	      12,154.73
168        246	       246	  06/06/18        /  /  	246	   246         9,040.83
169        245	       242	  02/06/18        /  /  	245	   242	       9,168.84
170        300	       297	  09/11/22      09/11/07	300	   297	      12,450.46
171        240	       239	  11/11/17        /  /  	240	   239	      11,776.56
172        360	       355	  07/11/27      07/11/07	360	   355	      11,437.52
173        360	       355	  07/11/27      07/11/07	360	   355	      11,174.23
174        300	       297	  09/11/22      09/11/07	300	   297	      11,758.06
175        360	       359	  11/11/27      11/11/07	360	   359	      10,903.56
176        300	       295	  07/11/22      07/11/07	300	   295	      11,207.21
177        360	       355	  07/11/27      12/11/05	360	   355	      10,136.75
178        239	       235	  07/11/17        /  /  	240	   236	      11,435.20
179        360	       359	  11/11/27      11/11/07	360	   359         9,303.66
180        360	       357	  09/11/27      08/11/07	360	   357	       9,805.83
181        240	       234	  06/11/17        /  /  	233	   227	      11,035.36
182        360	       359	  11/11/27      11/11/07	360	   359	       8,478.41
183        360	       359	  11/27/27      11/11/07	360	   359	       7,704.53
184        300	       296	  08/11/22      08/11/07	300	   296	       8,391.96
185        360         355        07/11/27      07/11/07        360        355         4,070.58



			                                                                          Cut-Off  	  	       Cut-
Loan	Morgagor	                        Property 	                                  Principal 	 Orig 	       Off
Nos.    Name                                    Name                                               Balance       Value         LTV
----    --------                                --------                                          ---------      ---------     ---
 1   Colorado Place Partners, LLC            	MGM Plaza                                	145,894,648 	325,000,000 	45
 2   135 East 57th Street LLC                	135 East 57th Street                     	 75,000,000 	120,000,000 	63
 3   Century Paramount LLC                   	Paramount Hotel                          	 73,867,407 	103,000,000 	72
 4   The Beverly Connection LLC              	Beverly Connection                       	 63,000,000 	 84,000,000 	75
 5   Buchanan Street Associates, LP          	The Gift Center & Jewelry Mart           	 42,969,590 	 55,700,000 	77
 6   SES/D.C. Venture, a District of Columbia	Embassy Suites Hotel - Washington, DC    	 37,100,000 	 51,000,000 	73
 7   River-PW Hotel Limited Partnership      	Ramada Suites Hotel at Lincoln Harbor    	 33,462,179 	 38,200,000 	72
 8   Market-Post Tower, Inc.                 	Market-Post Tower                        	 31,935,966 	 49,200,000 	65
 9   EM Realty Associates, L.L.C.            	78 Corporate Center                      	 31,834,631 	 40,000,000 	80
10   240 West 40th LLC                       	240 West 40th Street                     	 25,000,000 	 35,000,000 	71
11   New Ronstone, LLC                       	Stone Mountain Square Shopping Center    	 23,981,901 	 27,300,000 	74
12   Ryanco Partners, Ltd. No. X             	Buena Vista Plaza                        	 21,348,483 	 31,000,000 	69
13   CRICKM San Jose Trust                   	KMart Store #4983 - San Jose             	 20,026,222 	          0	 0
14   ELL-CAP 84-Associates LP & ELL-CAP 84 Me	Mesa Regal RV Resort                     	 18,465,911 	 29,475,000 	63
15   New Johnson City Crossing, LLC          	Johnson City Crossing Shopping Center    	 18,236,237 	 24,400,000 	75
16   CRICKM Canton Township Trust            	KMart Store #4990 - Canton, MI           	 17,541,461 	     	  0	 0
17   State 131 Limited Partnership           	131 State Street                         	 16,433,341 	 25,300,000 	65
18   Dara Owners Corp.                       	Dara Gardens Cooperative                 	 16,350,311 	 28,500,000 	57
19   Holiday 46, LLC                         	Holiday Inn/One RT 46-Summary            	 15,471,333 	 23,000,000 	67
20   THF Kendig Development, LP              	Kendig Square Shopping Center            	 15,238,431 	 19,000,000 	80
21   TMT Associates, LLC                     	1515 Industrial Way                      	 14,000,000 	 21,600,000 	65
22   CRICKM Maple Heights Trust              	KMart Store #4991 - Maple Heights, OH    	 13,756,464 	    	  0	 0
23   Arapahoe East Venture and Arapahoe Busin	Arapahoe East                            	 12,985,696 	 18,850,000 	69
24   CobbOcala Realty, LLC                   	Cobb Theaters - Ocala, FL                	 11,257,025 	          0	 0
25   Graoch Associates #1 Limited Partnership	Court of Flags Apartments                	 11,091,562 	 14,300,000 	78
26   Malibu Creek Preservation Company, LLC  	Malibu Creek Plaza                       	 10,581,350 	 14,600,000 	72
27   Bannockburn Executive Plaza LLC         	Bannockburn Executive Plaza              	 10,492,393 	 16,600,000 	63
28   Mechanicsburg GF Investors, LP          	Holiday Inn-Harrisburg West              	 10,488,447 	 14,000,000 	75
29   Ell-Cap 107-Sherwood Forrest and Frank P	Sherwood Forrest                         	 10,380,836 	 16,000,000 	65
30   Graoch Associates #4 Limited Partnership	Polo Club Apartments                     	 10,291,853 	 12,530,000 	82
31   Richtree Corporation                    	NorthTech Business Park                  	 10,228,345 	 13,600,000 	75
32   Graoch Associates #55 LP                	Fox Creek-Summary                        	  9,989,012 	 13,560,000 	74
33   Northmonte Partners LLC                 	Delevan/Westdayl-Summary                 	  9,592,761 	 13,100,000 	73
34   Logan Chatauqua Limited Partnership     	Logan Industrial Park                    	  9,455,544 	 12,500,000 	76
35   NBL Associates Limited Partnership      	Waterfront Centre                        	  9,436,244 	 14,900,000 	63
36   Gartex Realty, LP                       	Garden Ridge                             	  9,314,279 	    	  0	 0
37   Brighton Norse Realty, LLC and Sixth Nors	Brighton Beach Shopping Center           	  9,290,316 	 12,600,000 	73
38   Group Four Properties, L.L.C.           	Commerce Plaza III                       	  9,093,968 	 11,450,000 	79
39   Timonium Management, Inc.               	Timonium Holiday Inn Select              	  8,990,810 	 15,500,000 	58
40   Graoch Associates #53 Limited Partnership	Eagles Landing                           	  8,493,590 	 10,750,000 	79
41   Loraine Limited Partnership             	Lorraine Apartments                      	  8,400,000 	 11,300,000 	74
42   Pacific Tai LLC                         	Best Western Grant Park Hotel            	  7,589,503 	  8,950,000 	75
43   Evanston Northshore Hotel Partners, LLC 	The Evanston Holiday Inn & Conference Centre	  7,589,503 	 11,225,000 	75
44   Fox Investment Company, LLC             	Fox Jewelry Plaza and Los Angeles Theatre	  7,494,707 	 10,500,000 	71
45   Wellington Centre Company, LLC          	Wellington Centre                        	  7,390,724 	  9,750,000 	76
46   Boulder Edwards L.P., a Nevada Limited P	Boulder Cascade Mobile Home Park         	  7,200,000 	  9,675,000 	74
47   CRICKM Skillman Trust                   	KMart Store #3718 - Dallas, Tx - Skillman	  7,136,812 	          0	 0
48   Wallfarm Associates, LP                 	Residence Inn by Marriott - New Haven, CT	  7,078,875 	  9,500,000 	75
49   CRICKM Cypress Point Trust              	KMart Store #3863 - Houston, Tx - Cypress	  6,957,911 	          0	 0
50   CRICKM Willowbrook Trust                	KMart Store #3809 - Houston, Tx - Willowb	  6,699,331 	    	  0	 0
51   Los Gatos Lodge, LLC                    	Los Gatos Lodge                          	  6,693,508 	 13,300,000 	50
52   Tarzana Medical Office Building Partners	Tarzana Medical Office Building          	  6,595,351 	  9,850,000     67
53   Realty Management of NJ, LLC and Colorado	Lenox Plaza Shopping Center              	  6,586,437 	  9,800,000 	67
54   Harmar Hotels I, II & III Inc.          	Kratsa Hotels-Summary                    	  6,538,566 	  8,360,000 	78
55   Windsor Real Estate Limited Partnership 	The Sedona Apartments                    	  6,500,000 	  8,200,000 	79
56   Wilson Properties I, LLC                	Kent Park-Executive House-Summary        	  6,393,623 	  9,975,000 	64
57   Newbrite Associates Limited Partnership 	Newbrite Shopping Center                 	  6,393,433 	  8,400,000 	76
58   Madison Square Hotel LLC                	Holiday Inn-Huntsville, AL               	  6,354,129 	  9,200,000 	69
59   JLJ Management Co. and 2J Management Co,	Donnybrook/Orangeburg Summary            	  6,195,472 	  8,420,000 	74
60   Washington Centre Shops, L.P.           	Washington Centre                        	  6,195,426 	  8,000,000 	77
61   CMD Columbia Trust and Imperial Associates	Dick's Clothing & Sporting Goods Store   	  6,114,199 	  8,000,000 	76
62   Kensington Hotel Associates LP          	Hampshire Ambassador Hotel               	  5,957,845 	  8,000,000 	74
63   Northvale 1997 Associates, L.L.C.       	Stonehurst/Zenith-Summary                	  5,949,616 	  9,000,000 	66
64   Furr's 5, LLC                           	Furr's - Mesa (946)                      	  5,855,974 	    	 0	 0
65   Northridge Partners                     	Brandywine - Towne North Plaza           	  5,755,860 	  7,200,000 	80
66   3501 E. Chapman LLC                     	Saddleback Plaza                         	  5,638,000 	  7,200,000 	78
67   1800 Sycamore Rd., LLC                  	Union Camp                               	  5,625,643 	    	 0	 0
68   Realmark-Research, LLC                  	RM-Research Triangle                     	  5,558,723 	  7,700,000 	72
69   Plaza Arcade Realty Co., LLC            	Plaza Arcade                             	  5,495,943 	  7,100,000 	77
70   Graoch Associates #33 Limited Partnership	Autumn Run Apartments                    	  5,495,902 	  7,800,000 	70
71   El Paseo Collection North               	El Paseo North                           	  5,486,070 	  7,000,000 	78
72   443 Third Avenue, LLC                   	443 Third Avenue                         	  5,475,550 	  8,800,000 	62
73   Motel Tara Leasing, Inc.                	Motel 6-Summary                          	  5,421,033 	  7,930,000 	 0
74   700 Frenchtown Development Corporation, 	Amazon.com Building                      	  5,343,901 	  7,150,000 	75
75   Graoch Associates #56 Limited Partnership	Southern Slope Apartments                	  5,196,086 	  6,400,000 	81
76   Select Inn of Janesville, Inc., et al.   	Select Inn-Summary                       	  5,044,699 	  6,895,000 	73
77   Realmark-Camelot, LLC                   	RM-Camelot East Apartments               	  4,896,290 	  6,500,000 	75
78   Regel Real Estate Limited Partnership   	Bradbury Apartments                      	  4,600,000 	  6,200,000 	74
79   1721 Chestnut Realty Associates/1730 Che	Victoria's Secret/Limited Express Summary	  4,400,254 	  5,500,000 	 0
80   Heartland Place LLC                     	Heartland Place                          	  4,395,178 	  6,500,000 	68
81   RI-FISH, L.L.C.                         	Residence Inn by Marriott - Fishers, IN  	  4,395,096 	  6,600,000 	67
82   Inland Corporation                      	Inland Business Center                   	  4,387,917 	  8,600,000 	51
83   23945 Calabasas Road Associates         	Parkway Plaza Office Building            	  4,296,971 	  5,900,000 	73
84   Bond-Bally III Delaware Business Trust  	BALLY'S-Miami, Florida                   	  4,291,414 	    	  0	 0
85   Realmark-St. Rita's, L.L.C.             	RM-St. Rita's Office Building            	  4,247,241 	  5,500,000 	77
86   Bond-Bally II Delaware Business Trust   	BALLY'S-Davie, Florida                   	  4,148,553 	    	  0	 0
87   Taj International, Inc.                 	Howard Johnson Hotel                     	  4,094,449 	  5,790,000 	71
88   Bond-Bally I Delaware Business Trust    	BALLY'S-Virginia                         	  4,005,484 	    	 0	 0
89   Freehold Hotel Associates, L.L.C.       	Freehold Gardens Hotel                   	  3,995,848 	  6,500,000 	61
90   RealMark-Fountains, L.L.C.              	RM-The Fountains Apartments              	  3,889,671 	  5,700,000 	68
91   Furr's 2, LLC                           	Furr's - Eubank (875)                    	  3,887,373 	    	  0	 0
92   Boott Mills I, LLC                      	Boott Mills South and Storage            	  3,831,542 	  5,525,000 	69
93   Furr's 1, LLC                           	Furr's - Louisiana (876)                 	  3,831,286 	    	  0	 0
94   Broadway Associates of Warren, LLC       	Quakerbridge Shoppes Shopping Center     	  3,828,117 	  5,650,000 	68
95   Graoch Associates #3 Limited Partnership	Emerald Pointe Apartments                	  3,796,394 	  4,830,000 	79
96   Central Speen Limited Partnership       	CVS - Natick, MA                         	  3,671,358 	    	  0	 0
97   Missouri Associates                     	Northgate Plaza                          	  3,659,149 	  4,600,000 	80
98   Paramount Hotel Corp.                   	Paramount Best Western                   	  3,596,961 	  5,200,000 	69
99   Los Angeles Fine Arts & Wine Storage Comp	Los Angeles Fine Arts & Wine Storage Comp	  3,596,291 	  5,150,000 	70
100  Furr's 9, LLC                           	Furr's - Geo. Dieter (938)               	  3,488,345 	    	  0	 0
101  8777 Corporation                        	Heritage Paradise                        	  3,487,244 	  5,225,000 	67
102  Furr's 8, LLC                           	Furr's - Viscount (937)                  	  3,484,438 	    	  0	 0
103  Bryant Real Estate Limited Partnership  	Citrus Park Apartments                   	  3,450,000 	  4,100,000 	84
104  Realmark-Williamsburg, LLC              	RM-Williamsburg North                    	  3,448,916 	  5,000,000 	69
105  Pelio Properties, LLC                   	Spartan Business Center                  	  3,392,230 	  6,000,000 	51
106  Furr's 7, LLC                           	Furr's Americas (944)                    	  3,335,814 	    	  0	 0
107  Williamson County Partners, L.P.        	Brandywine - Alexander Plaza II          	  3,297,628 	  4,150,000 	79
108  Gold River Racquet Club Venture         	Gold River Racquet Club                  	  3,294,684 	  5,700,000 	58
109  1278-1284 First Avenue Realty, LLC      	1278-1284 First Avenue                   	  3,291,600 	  4,450,000 	74
110  Carson Bonita Plaza, LLC.               	Bonita Center                            	  3,197,787 	  4,400,000 	73
111  Interlaken Inn Associates LTD           	Interlaken Inn                           	  3,196,822 	  6,800,000 	47
112  Le Reve Hotel, LLC                      	Le Reve Hotel                            	  3,087,300 	  8,200,000 	38
113  Realmark-Wayne, L.L.C.                  	RM-Wayne Estates                         	  3,086,520 	  4,100,000 	75
114  East 86th Street Partners, LLC          	Rite Aid - 86th, New York, NY            	  3,068,610 	  4,100,000 	75
115  RIC Plano Trust, A Delaware business trust	Eckerd's Drug Store - Plano, TX          	  3,015,326 	    	  0	 0
116  Windsor Care Center National City, Ltd. 	Windsor Gardens                          	  2,997,302 	  4,100,000 	73
117  Gautier Associates, a North Carolina Gen	Brandywine - Clear Point Plaza           	  2,947,880 	  4,200,000 	70
118  Havana and Iliff LLC                    	Havana Park Center                       	  2,941,508 	  4,000,000 	74
119  Windward Park Limited Partnership       	Brandywine - Windward Village            	  2,897,882 	  4,460,000 	65
120  Reynolds/Dussel Enterprises, LTD.       	Maumee Marketplace                       	  2,824,901 	  3,925,000 	72
121  TPF Partners, a California general partn	Colton-2302 Martin                       	  2,733,899 	  4,490,000 	61
122  Greenville SC Business Trust            	CVS Pharmacy - Greenville, SC            	  2,723,636 	    	  0	 0
123  Realmark-Players, L.L.C.                	RM-Players Club                          	  2,703,147 	  4,150,000 	65
124  Lafayette Business Park, LLC            	Lafayette Business Park                  	  2,695,167 	  6,000,000 	51
125  Desai Enterprises, Inc.                  	Comfort Inn - Garland                    	  2,693,936 	  4,600,000 	59
126  Harbor Katella Investment Company LLC   	7-Eleven - Anaheim, CA                   	  2,668,289 	    	  0	 0
127  Hyannis North Limited Partnership       	CVS Pharmacy - Hyannis, MA               	  2,659,530 	    	  0	 0
128  RealMark-Villa, L.L.C.                  	RM-The Villa Apartments                  	  2,642,493 	  5,100,000 	52
129  Realmark-Stonegate L.L.C.               	RM-Stonegate Townhomes                   	  2,638,649 	  3,540,000 	75
130  Wichita Shopping Center Associates, L.P.	Marina Lakes Plaza                       	  2,595,544 	  4,100,000 	63
131  Bow Street Realty, LLC                  	8 Bow Street                             	  2,471,008 	  3,450,000 	72
132  Univest-Kingston, LLC                   	Rite Aid - Kingston, NY                  	  2,410,663 	    	  0	 0
133  Wilton Partners Culpepper LLC           	CVS Pharmacy - Culpepper, Va              	  2,384,068 	    	  0	 0
134  TPF Partners, et al.                      	Colton-18952 MacArthur Blvd.             	  2,310,515 	  3,700,000 	61
135  GB Knoxville Developers, LLC            	Hook-SupeRx, Inc. - Knoxville Street, Peoria	  2,232,301 	    	  0	 0
136  TPF Partners, a California general partn	Colton-18872 MacArthur Blvd.             	  2,223,256 	  3,550,000 	61
137  Garfield-Midland LLC                    	CVS-Garfield, NJ                         	  2,210,521 	    	  0	 0
138  Heritage Place Investments #1, A Louisia	Arbor Place Apartments                   	  2,205,392 	  2,800,000 	79
139  Realmark-Inducon Columbia, LLC          	RM-Inducon Columbia                      	  2,195,741 	  4,100,000 	54
140  Westpark, LLC                           	Westpark Shopping Center                 	  2,189,683 	  3,150,000 	70
141  Lilburn GA Business Trust               	CVS Pharmacy - Lilburn, Ga               	  2,169,236 	    	  0	 0
142  GB Prospect Developers, LLC             	Hook-SupeRx, Inc - Prospect Road, Peoria,	  2,167,717 	    	  0	 0
143  Tustin Plaza Partners, a California gene	Tustin Plaza                             	  2,146,355 	  3,400,000 	63
144  Furr's 6, LLC                           	Furr's - Montana (934)                   	  2,120,742 	    	  0	 0
145  Kernersville NC Business Trust          	CVS Pharmacy - Kernsville, NC            	  2,107,872 	    	  0	 0
146  Poinco Airport, Inc.                    	Comfort Inn Hotel                        	  2,097,918 	  3,050,000 	69
147  Univest-Acworth, L.L.C.                 	Eckerd's Drug Store - Acworth            	  2,069,291 	    	  0	 0
148  GB Big Hollow Developers, LLC           	Hook-SupeRx, Inc - Big Hollow Road, Peori	  2,046,885 	    	  0	 0
149  Elkin NC Business Trust                 	Revco Discount Drug Center - Elkin, NC   	  2,024,659 	    	  0	 0
150  Realmark-O'Hara, LLC                    	RM-O'Hara Apartments                     	  2,020,616 	  2,700,000 	75
151  Outer Road LLC                          	Rite Aid - Augusta, ME                   	  2,012,829 	    	  0	 0
152  Realmark-Jackson, L.L.C.                	RM-Jackson Park                          	  1,930,085 	  2,800,000 	69
153  Furr's 4, LLC                           	Furr's - Ruidoso (905)                   	  1,923,027 	    	  0	 0
154  Kendall Professional Building, Inc.     	Kendall Professional Building            	  1,898,530 	  2,460,000 	77
155  Centercorp-North Conway LLC             	CVS Pharmacy - North Conway, NH          	  1,880,945 	    	  0	 0
156  Monroe NC Business Trust                	CVS Pharmacy - Monroe, NC                	  1,879,337 	    	  0	 0
157  Mehran Equities, Ltd.                   	Seaman's Furniture                       	  1,873,174 	  2,500,000 	75
158  Tatco Washington, Ltd                   	Revco Discount Drug Center - Washington C	  1,840,312 	    	  0 	 0
159  JDI Monona Limited Partnership          	South Towne Office Park                  	  1,837,909 	  2,400,000 	77
160  Anderson SC Business Trust              	CVS Pharmacy - Anderson, SC              	  1,763,832 	    	  0	 0
161  Cummings Georgia Business Trust         	CVS Pharmacy - Cummings, Ga               	  1,763,399 	    	  0	 0
162  Philadelphia PA Business Trust          	CVS Pharmacy - Philadelphia, PA          	  1,761,774 	    	  0	 0
163  William R. Winner, Jr., L.L.C.          	Rite Aid - Jonesboro, Battle Creek       	  1,736,367 	    	  0	 0
164  Burnsville NC Business Trust            	CVS Pharmacy - Burnsville, NC            	  1,728,085 	    	  0	 0
165  Passaic '85 Associates LP               	Airport Plaza                            	  1,701,939 	  2,100,000 	81
166  RA Gastonia WJC Business Trust          	Rite Aid - Gastonia, NC                  	  1,677,618 	    	  0	 0
167  TPF Partners, a California general partn	Colton Plaza                             	  1,627,376 	  2,720,000 	61
168  Athens Square Limited Liability Company 	CVS Pharmacy - Athens, WV                	  1,596,647 	    	  0	 0
169  302 Main Street LLC                     	CVS Pharmacy - Oxford, Ma                	  1,575,943 	    	  0 	 0
170  Pensacola 1997 Associates, L.L.C.       	Saufley Square Shopping Center           	  1,549,406 	  2,500,000 	62
171  Winner Properties, LLC & Winner Investme	Rite Aid - Jonesboro, Flint              	  1,536,837 	    	  0 	 0
172  TPF Partners, a California general partn	Colton-2222 Martin Street                	  1,531,351 	  2,510,000 	61
173  2192 Martin Street Partners             	2192 Martin                              	  1,496,100 	  2,560,000 	58
174  A-Secured Self & Vehicle Storage I, L.L.	A-Secured Self and Vehicle Storage Facility	  1,470,942 	  2,965,000 	50
175  Wentwood Del Lago I, L.P.               	Casa Del Lago Apartments                 	  1,449,077 	  1,750,000 	83
176  Moores Mill Investors II, LLC           	Peachtree Apartments                     	  1,394,043 	  2,050,000 	68
177  RealMark-Beaver, L.L.C.                 	RM-Beaver Creek                          	  1,347,430 	  1,800,000 	75
178  PFC Hinesville Associates, LLC          	Rite Aid - Hinesville                    	  1,340,932 	    	  0	 0
179  Pasadena Partners                       	Brandywine - Kash N'Karry, Pasadena      	  1,309,059 	  2,300,000 	57
180  Samuel A. Keesal, Jr.                   	North Ranch Center                       	  1,277,941 	  2,125,000 	60
181  Claxton Associates 1996, LLC            	Rite Aid - Claxton, GA                   	  1,237,929 	    	  0	 0
182  Transcript/Caledonian Corporation       	Caldonian/Transcript-Summary             	  1,149,236 	  1,560,000 	74
183  5921 University Square, LLC             	Hollywood Video                          	  1,049,295 	  1,465,000 	72
184  AAA Discount Storage, LLC               	AAA-Discount Storage                     	    996,899 	  1,500,000 	66
185  TPF Partners, a California general partn	Colton-Chanteclair Restaurant            	    545,003 	  1,075,000 	61

TOTAL                                                                                                         1,465,991,814



(table continued)
                                   Monthly                                                               Interest
                      First	   Payment 				                                 Of
Loan      UW 	      P&I	   (Interest	     Due        Loan	  Lockbox       Subject To	 Borrower
Nos.      DSCR        Date         Only Loans)       Date       Type      Type          Defeasance       Encumbered
----      --------    ------       -----------       -------    ------    ----------    ----------       -----------
1          1.89      12/11/97	          .00   	11	ARD        Hard            Yes	          Fee
2          1.30      10/11/99	   541,250.00           11	ARD        Hard            No 	          Leasehold
3          1.42      11/11/97             .00   	11	ARD        Hard            No             Fee
4          1.23      10/11/99      426,300.00 	        11	ARD        Hard            Yes            Fee
5          1.38      12/11/97	          .00     	11	ARD        Modified        Yes	          Fee
6          1.42      01/11/98             .00   	11	ARD        Springing       Yes	          Fee
7          1.57      12/11/97             .00   	11	ARD    	   Springing       Yes	          Both Fee/Lease
8          1.37      08/11/97	          .00   	11	ARD        Hard            Yes	          Fee
9          1.06      12/11/97             .00   	11	ARD    	   Hard            Yes	          Fee
10         1.34      01/11/98             .00   	11	ARD    	   Springing       Yes            Fee
11         1.21      12/11/97             .00   	11	ARD    	   Modified        Yes            Fee
12         1.24      09/11/97	          .00   	11	ARD    	   Hard            Yes	          Fee
13          .00      12/01/97             .00           01      Fully Am   Hard            Yes            Fee
14         1.39      10/01/97             .00   	01	ARD    	   Hard            No 	          Fee
15         1.43      12/11/97             .00   	11	ARD        Modified        Yes	          Fee
16          .00      12/01/97             .00           01      Fully Am   Hard            Yes            Fee
17         1.26      05/01/97             .00   	01	ARD        Hard            No 	          Fee
18         1.54      12/01/97             .00   	01	Balloon    No Lockbox      No	          Fee
19         1.51      11/11/97	          .00   	11	ARD        Modified        Yes	          Fee
20         1.19      12/11/97	          .00   	11	ARD        Modified        Yes	          Leasehold
21         1.48      01/11/98	          .00   	11	ARD        Springing       Yes	          Fee
22          .00      12/01/97             .00           01      Fully Am   Hard            Yes            Fee
23         1.32      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
24          .00      12/11/97	          .00   	11	Fully Am   Hard            Yes            Fee
25         1.27      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
26         1.42      10/11/97             .00   	11	ARD        Springing       Yes	          Fee
27         1.35      12/11/97             .00   	11	ARD        Springing       Yes	          Fee
28         1.66      12/11/97             .00   	11	ARD        Modified        Yes	          Fee
29         1.33      10/01/97             .00   	01	ARD        Hard            No 	          Fee
30         1.29      12/11/97             .00   	11	ARD        Hard            Yes	          Fee
31         1.45      09/11/97	          .00   	11	ARD        Hard            Yes	          Fee
32         1.10      11/11/97             .00   	11	ARD        Springing       Yes	          Fee
33         1.58      12/11/97	          .00   	11	ARD        Springing       Yes	          Fee
34         1.43      07/11/97	          .00   	11	ARD        Hard            Yes	          Fee
35         1.62      09/11/97             .00   	11	ARD        Hard            Yes	          Fee
36          .00      12/11/97             .00	        11	Fully Am   Hard            Yes	          Fee
37         1.27      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
38         1.23      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
39         1.51      12/11/97   	  .00   	11	ARD        Springing       Yes	          Leasehold
40         1.27      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
41         1.25      09/11/99	    54,390.00 	        11	ARD        Springing 	   Yes	          Fee
42         1.32      11/11/97	          .00   	11	ARD        Hard            Yes	          Fee
43         1.32      11/11/97	          .00   	11	ARD        Hard            Yes	          Fee
44         1.54      12/11/97	          .00   	11	ARD        Springing       Yes	          Fee
45         1.38      11/11/97	          .00   	11	ARD        Springing       Yes	          Fee
46         1.30      02/01/98       52,230.00 	        01	ARD        Hard            No      	  Fee
47          .00      12/01/97	          .00	        01	Fully Am   Hard            Yes	          Fee
48         1.34      12/11/97	          .00   	11	ARD        Hard            Yes	          Both Fee/Lease
49          .00	     12/01/97	          .00	        01	Fully Am   Hard            Yes	          Fee
50          .00	     12/01/97	          .00	        01	Fully Am   Hard            Yes	          Fee
51         1.32      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
52         1.49      12/11/97	          .00   	11	ARD        Modified        Yes	          Leasehold
53         1.48      09/11/97	          .00   	11	ARD        Springing       Yes	          Fee
54         1.35      11/11/97	          .00   	11	ARD        Modified        Yes	          Both Fee/Lease
55         1.27      11/11/99	    40,625.00 	        11	ARD        Modified        Yes	          Fee
56         1.30      12/11/97             .00   	11	ARD        Modified        Yes	          Fee
57         1.31      12/11/97             .00   	11	ARD        Springing       Yes	          Fee
58         1.11      09/11/97	          .00   	11	ARD        Springing       Yes	          Fee
59         1.40      12/11/97	          .00   	11	ARD        Springing       Yes	          Fee
60         1.45      12/11/97             .00   	11	ARD        Modified        Yes	          Fee
61         1.23      11/11/97	          .00   	11	ARD        Modified        Yes	          Fee
62         1.78      07/11/97	          .00   	11	ARD        Hard            Yes	          Leasehold
63         1.23      11/11/97	          .00   	11	ARD        Hard            Yes	          Fee
64          .00	     01/11/98	          .00   	11	ARD        Hard            Yes	          Fee
65         1.20      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
66         1.21      01/01/98             .00   	01	Balloon    Modified        Yes	          Fee
67          .00	     07/01/97             .00   	01	Fully Am   Hard            Yes	          Fee
68         1.44      10/11/97	          .00   	11	ARD        Springing       Yes	          Fee
69         1.39      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
70         1.37      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
71         1.48      09/11/97	          .00   	11	ARD        Springing       Yes	          Fee
72         1.53      08/11/97	          .00   	11	ARD        Modified        Yes	          Leasehold
73          .00      01/11/98	          .00   	11	Fully Am   Hard            Yes	          Both Fee/Lease
74         1.21      12/11/97	          .00   	11	ARD        Modified        Yes	          Leasehold
75         1.33      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
76         1.79      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
77         1.44      12/11/97	          .00   	11	ARD        Springing       Yes	          Fee
78         1.20      09/11/99	    29,785.00 	        11	ARD        Springing       Yes	          Fee
79          .00      07/11/97	          .00   	11	Fully Am   Hard            No 	          Fee
80         1.63      11/11/97	          .00   	11	ARD        Modified        Yes	          Leasehold
81         1.44      12/11/97	          .00   	11	ARD        Springing       Yes	          Fee
82         1.47      10/11/97	          .00   	11	ARD        Springing       Yes	          Fee
83         1.47      12/11/97	          .00   	11	ARD        Modified        Yes	          Fee
84          .00	     08/11/97	          .00   	11	Fully Am   Hard            Yes	          Fee
85         1.18      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
86          .00	     08/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
87         1.75      11/11/97	          .00   	11	ARD    	   Springing       Yes	          Fee
88          .00	     08/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
89         1.44      12/11/97	 	  .00   	11	ARD    	   Modified        Yes	          Fee
90         1.31      07/07/97	 	  .00   	07	ARD    	   Springing       Yes	          Fee
91          .00	     01/11/98	 	  .00   	11	ARD    	   Hard            Yes	          Fee
92         1.21      09/11/97	 	  .00   	11	ARD    	   Hard            Yes            Fee
93          .00	     01/11/98	 	  .00   	11	ARD    	   Hard            Yes	          Leasehold
94         1.34      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
95         1.33      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
96          .00	     11/11/97	          .00   	11	Fully Am   Hard      	   Yes		  Fee
97         1.13      10/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
98         1.50      12/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
99         1.51      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
100         .00	     01/11/98	 	  .00   	11	ARD        Hard            Yes	          Fee
101        1.88      09/11/97	          .00   	11	ARD        Springing       Yes	          Fee
102         .00	     01/11/98	 	  .00   	11	ARD        Hard            Yes	          Fee
103        1.26      11/11/99	    21,562.50     	11	ARD        Modified        Yes	          Fee
104        1.33      09/11/97	          .00   	11	ARD        Springing       Yes	          Fee
105        1.70      09/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
106         .00	     01/11/98	          .00   	11	ARD        Hard            Yes	          Fee
107        1.20      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
108        1.56      12/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
109        1.42      10/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
110        1.54      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
111        1.82      12/11/97	   	  .00   	11	ARD        Modified        Yes	          Fee
112        1.51      10/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
113        1.45      07/07/97	 	  .00   	07	ARD    	   Springing       Yes	          Fee
114        1.29      09/11/97	 	  .00   	11	ARD    	   Hard            Yes	          Fee
115         .00	     07/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
116        1.29      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
117        1.42      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
118        1.44      12/11/97	 	  .00   	11	ARD        Hard            Yes    	  Fee
119        1.16      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
120        1.41      08/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
121        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
122         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
123        1.26      07/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
124        1.70      10/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
125        1.78      10/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
126         .00	     10/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
127         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
128        1.25      07/07/97	 	  .00   	07	ARD    	   Springing       Yes	          Fee
129        1.39      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
130        1.16      11/11/97	 	  .00   	11	ARD        Hard            Yes	          Both Fee/Lease
131        1.42      12/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
132         .00	     11/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
133         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
134        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
135         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
136        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
137         .00	     01/11/98	 	  .00   	11	Fully Am   Hard            Yes	          Fee
138        1.37      11/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
139        1.26      11/11/97	 	  .00   	11	ARD        Springing       Yes	          Leasehold
140        1.48      07/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
141         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
142         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
143        1.25      10/11/97	 	  .00   	11	ARD    	   Modified        Yes            Fee
144         .00	     01/11/98	 	  .00   	11	ARD    	   Hard            Yes	          Fee
145         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
146        1.87      12/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
147         .00	     11/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
148         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
149         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
150        1.34      07/07/97	 	  .00   	07	ARD        Springing       Yes	          Fee
151         .00	     12/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
152        1.34      07/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
153         .00	     12/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
154        1.17      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
155         .00	     10/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
156         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
157        1.27      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
158         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
159        1.43      12/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
160         .00	     10/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
161         .00	     09/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
162         .00	     09/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
163         .00	     11/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
164         .00	     12/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
165        1.23      11/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
166         .00	     10/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
167        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
168         .00	     01/06/98	 	  .00   	06	Fully Am   Modified        Yes	          Fee
169         .00	     10/06/97	 	  .00   	06	Fully Am   Modified        Yes	          Fee
170        1.33      10/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
171         .00	     12/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
172        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
173        1.79      08/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
174        1.32      10/11/97	 	  .00   	11	ARD    	   Springing       Yes 	          Fee
175        1.24      12/11/97	 	  .00   	11	ARD    	   Modified        Yes	          Fee
176        1.48      08/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
177        1.36      08/11/97	 	  .00   	11	ARD    	   Springing       Yes	          Fee
178         .00	     09/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
179        1.08      12/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
180        1.40      10/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
181         .00	     07/11/97	 	  .00   	11	Fully Am   Hard            Yes	          Fee
182        1.45      12/11/97	 	  .00   	11	ARD        Modified        Yes	          Fee
183        1.27      12/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee
184        1.46      09/11/97	 	  .00   	11	ARD        Hard            Yes	          Fee
185        1.60      08/11/97	 	  .00   	11	ARD        Springing       Yes	          Fee




                                 EXHIBIT C

                  FORM OF INVESTMENT REPRESENTATION LETTER



Norwest Bank Minnesota, National Association,
  as Trustee
Sixth and Marquette
Minneapolis, MN 55479-0113
Attention: Corporate Trust Services (CMBS)

Credit Suisse First Boston Mortgage
 Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

  Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp
      Commercial Mortgage Pass-Through Certificates, Series 1997-C2
      -----------------------------------------------------------------

Ladies and Gentlemen:

   This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Certificates") in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the
"Certificate").   Capitalized terms used and not otherwise defined herein
shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

   In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to qualified institutional buyers' in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto.
This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7.   Check one of the following:[FN]

     / / The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     / / The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) or the Paying Agent with
          respect to distributions to be made on the Certificate.   The
          Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.
<F1>
_______________
1 Each Purchaser must include one of the two alternative certifications.
</F1>

For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or a partnership (including an entity treated as a corporation or a partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an application election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

     8. The Purchaser of the Certificate is not (a)(i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Code or (ii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

     9. If the Purchaser of the Certificate is a Person referred to in 8(a) or (b) above, the Purchaser has delivered to the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law (without regard to the identity or nature of the Holders of Certificates of any Class), will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriter, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.


                                    Very truly yours,


                                    _________________________________________
                                               (The Purchaser)


                                    By:  ____________________________________
                                          Name:
                                          Title:


Dated:



                                EXHIBIT D-1

                           FORM OF TRANSFER AFFIDAVIT

                                                    AFFIDAVIT  PURSUANT
                                                    TO SECTION 860E(E)(4)
                                                    OF THE INTERNAL
                                                    REVENUE CODE OF
                                                    1986, AS AMENDED

STATE OF     )
             ) SS:
COUNTY OF    )


   (NAME OF OFFICER), being first duly sworn, deposes and says:

   1. That (he) (she) is (Title of Officer) of (Name of Transferee) (the "Transferee"), a (description of type of entity) duly organized and existing under the laws of the (State of __________) (United States), on behalf of which he makes this affidavit.

   2.   That the Transferee's Taxpayer Identification Number is (    ).

   3.   That the Transferee of a Credit Suisse First Boston Mortgage
Securities Corp.   Commercial Mortgage Pass-Through  Certificate, Series
1997-C2, Class (R) (LR) Certificate (the "Class (R) (LR) Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited
Holder or a Non-U.S.  Person (as defined below).   For these purposes, a
"Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in
Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person.   The terms
"United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, "ERISA Prohibited Holder" means an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or any governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a person acting on behalf of or investing the
assets of such a Plan.   For these purposes, "Non-U.S.  Person" means any
person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

   4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class (R) (LR) Certificate as they become due.

   5. That the Transferee understands that it may incur tax liabilities with respect to the Class (R) (LR) Certificate in excess of any cash flow generated by the Class (R) (LR) Certificate.

   6. That the Transferee agrees not to transfer the Class (R) (LR) Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

   7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement dated as of December 11, 1997 among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, First Union National Bank, as Servicer, Lennar Partners, Inc., as Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee, (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class (R) (LR) Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

   8. That, if a "tax matters person" is required to be designated with respect to the (Upper-Tier REMIC) (Lower-Tier REMIC), the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the (Upper-Tier REMIC) (Lower-Tier REMIC) pursuant to
Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

   9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class (R)
(LR) Certificates.

   IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its (Title of Officer) this _____ day of __________, 19__.

                             (NAME OF TRANSFEREE)


                              By: _________________________________

                                      (Name of Officer)
                                      (Title of Officer)

   Personally appeared before me the above-named (Name of Officer), known or proved to me to be the same person who executed the foregoing instrument and to be the (Title of Officer) of the Transferee, and acknowledged to me that (he) (she) executed the same as (his) (her) free act and deed and the free act and deed of the Transferee.

   Subscribed and sworn before me this ___ day of __________, 19__.


___________________________________
NOTARY PUBLIC

COUNTY OF _________________

STATE OF __________________

My commission expires the ___ day of __________, 19__.




                            EXHIBIT D-2

                     FORM OF TRANSFEROR LETTER




                               (Date)



Norwest Bank Minnesota, National Association,
 as Trustee
Sixth and Marquette
Minneapolis, MN 55479-0113
Attention: Corporate Trust Services (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2
     -----------------------------------------------------------------

Ladies and Gentlemen:

   (Transferor) has reviewed the attached affidavit of (Transferee), and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                              Very truly yours,

                                              (Transferor)


                                              __________________________


                             EXHIBIT E

                             (RESERVED)




                             EXHIBIT F

                      FORM OF REQUEST FOR RELEASE




                                              (Date)


Norwest Bank Minnesota, National Association, as Trustee
3 New York Plaza, 15th Floor
New York, New York 10004
Attention: Corporate Trust Services (CMBS)

   Re:  Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1997-C2, REQUEST FOR RELEASE
        -----------------------------------------------------------------

Dear _______________________,

       In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of December 11, 1997 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as depositor, the undersigned, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer, First Union National Bank, as servicer, the undersigned, as special servicer (the "Special Servicer"), and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

 ______1.                  Loan paid in full.   The (Servicer) (Special
                           Servicer) hereby certifies that all amounts received in connection with the Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Service Agreement.

 ______2.                  The Loan is being foreclosed.

 ______3.                  Other.  (Describe)

   The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       (SERVICER) (SPECIAL SERVICER)


                                        By: ____________________________

                                               Name: ___________________
                                               Title: __________________






                                 EXHIBIT G

                                 (RESERVED)




                                 EXHIBIT H

                                 (RESERVED)



                                 EXHIBIT I-1

                 FORM OF COMPARATIVE FINANCIAL STATUS REPORTS




       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2



                       COMPARATIVE FINANCIAL STATUS REPORT
                            as of ______________________

                                                  ORIGINAL UNDERWRITING INFORMATION
                                                  ---------------------------------
                                                  BASIS YEAR
                                                  -------------------
                                                    LAST
                        CURRENT   PAID   ANNUAL   PROPERTY FINANCIAL
 LOAN                    SCHED    THRU    DEBT     IMPACT  INFO AS OF   %   TOTAL     $     (1)
NUMBER   CITY   STATE   BALANCE   DATE   SERVICE    DATE      DATE    OCC  REVENUE   NOI    DSC
------   ----   -----   -------   ----   -------  -------- ---------- ---  -------   ---    ---

List all loans currently in deal with or with out information largest to smallest loan






Total:                  $                $                            WA   $        $       WA


--------------------------------------------------------------------------------------------------
                                                             RECEIVED
FINANCIAL INFORMATION:                                  LOANS                   BALANCE
                                                      #         %             $          %
CURRENT FULL YEAR:
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
PRIOR FULL YEAR:
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
QUARTERLY FINANCIALS:


-----------------------------------------------------------------------------------------------------









   PRIOR FULL YEAR OPERATING INFORMATION                       CURRENT ANNUAL OPERATING INFORMATION
  -----------------------------------------                    -------------------------------------
          AS OF____________                   NORMALIZED                AS OF ____________             NORMALIZED
                                            --------------                                           -------------

   LAST                                                       LAST
 PROPERTY  FINANCIAL                                   (1)   PROPERTY  FINANCIAL
  IMPACT  INFO AS OF    %        TOTAL       $         DSC    IMPACT  INFO AS OF    %       TOTAL      $     (1)
   DATE      DATE      OCC      REVENUE     NOI         X      DATE      DATE      OCC     REVENUE    NOI    DSC
--------- ----------  ----      -------     ---        ---   --------  ----------  ---     --------   ----   ----






                       WA        $           $         WA                           WA      $         $       WA


--------------------------------------------------------------------------------------------------------------------
                 REQUIRED
     LOANS                            BALANCE
  #             %                    $         %






---------------------------------------------------------------












               "ACTUAL"                                    (2)
       YTD FINANCIAL INFORMATION                           NET CHANGE
--------------------------------                           --------------
                MONTH REQUIRED                             CURRENT & BASIS
                --------------                             ----------------



 FINANCIAL                                                            %
 INFO AS OF     %        TOTAL        $          %         $        TOTAL      (1)
    DATE       OCC      REVENUE      NOI        DSC       OCC         REV      DSC
------------  ----      -------      ---        ---       ---       -----      ---





                WA       $            $          WA        WA        $          WA


--------------------------------------------------------------------------------------














(1) DSC calculated using NOI / Debt Service
(2) Net change should compare the latest year to the underwriting year


                                  EXHIBIT I-2

                 FORM OF DELINQUENT LOAN STATUS REPORT



       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2



                         DELINQUENT LOAN STATUS REPORT
                          as of ______________________

                                             (A)              (B)                (C)             (D)
                          SQ FT OR                               TOTAL            TOTAL          OTHER      (E)=A+B+C+D
                  PROP-     UNITS/    PAID                  OUTSTANDING P&I     OUTSTANDING     ADVANCES       TOTAL     CURRENT
    LOAN #        ERTY      OCC %/     T0   SCHEDULED LOAN     ADVANCES TO      EXPENSES TO     (TAXES &      MONTHLY    MONTHLY
 CITY & STATE     TYPE      DATE      DATE     BALANCE            DATE             DATE         ESCROW)      EXPOSURE      P&I
-------------     ----     -------   ------  --------------   ---------------    ------------    --------    ---------   -------




























                                                                                                  DATE
                                                                                                   NOI
                                                     MOST    APPRAISAL  TRANSFER   (G)=(.92*F)-E  FILED/
CURRENT               LTM      LTM                 ACCURATE   BPO OR      DATE/      LOSS USING    FCL
INTEREST MATURITY     NOI      NOI/   VALUATION    PROPERTY  INTERNAL    CLOSING      92% APPR.   SALE
 RATE     DATE        DATE     DSCR     DATE        VALUE    VALUE**      DATE      OR BPO (F)    DATE    STATUS*    COMMENTS
------- --------     ------ --------- ---------   --------- ----------- ------     ------------- ------- --------   ----------
90 + DAYS DELINQUENT





60 DAYS DELINQUENT





30 DAYS DELINQUENT





CURRENT & AT SPECIAL SERVICER


FCL - Foreclosure
LTM - Latest 12 Months
* Status should contain a code indicating the current direction of each loan such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS
  - Note Sale, BK - Bankruptcy, PP - Payment Plan, Curr - Current, TBD - To Be Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction (i.e., FCL/Mod, BK/Mod, BK/FCL/DPO)


                                  EXHIBIT I-3

                 FORM OF HISTORICAL LOAN MODIFICATION REPORT



        Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2



                      HISTORICAL LOAN MODIFICATION REPORT
                         as of _____________________




                                                               BALANCE
                                                              WHEN SENT        BALANCE AT THE
                                   MOD /         EFFECT       TO SPECIAL      EFFECTIVE DATE OF                       # MTHS /
LOAN ID        CITY/STATE        EXTENTION        DATE         SERVICER         REHABILITATION         OLD RATE       NEW RATE
-------       -----------        ---------      --------     ------------     -----------------        --------       ---------
THIS REPORT IS HISTORICAL




---------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                                  # OF LOANS                  $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:






                                                                                               (2) EST.
                                                                                                FUTURE
                                                           TOTAL #                           INTEREST LOSS
                                                           MTHS FOR      (1) REALIZED         TO TRUST $
                             OLD            NEW           CHANGE OF         LOSS TO             (RATE
OLD P&I      NEW P&I       MATURITY       MATURITY           MOD            TRUST $           REDUCTION)           COMMENT
-------      -------       --------       --------        ---------      ------------       -------------     -----------------





--------------------------------------------------------------------------------------------------------------------------------
















(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.



                                  EXHIBIT I-4

                 FORM OF HISTORICAL LOSS ESTIMATE REPORT



       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2



          HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                          as of _________________________


                                                 (c)=b/a        (a)                      (b)          (d)          (c)        (f)
                                                              LATEST
                                                           APPRAISAL OR                            NET AMT
 SERVICER                                      % RECEIVED     BROKERS   EFFECT DATE              RECEIVED FROM  SCHEDULED  TOTAL P&I
 LOAN ID    PROPERTY NAME     CITY/STATE        FROM SALE     OPINION     OF SALE    SALES PRICE     SALE        BALANCE    ADVANCED
---------   -------------    -----------       ----------  ------------ ------------ ----------- -------------  ---------  ---------

THIS REPORT IS HISTORICAL


------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:





   (g)             (h)           (i)=d-(f+g+h)        (k)=i-e                       (m)                     (n)=k+m          (o)=n/e
                                                                                                MINOR
                                                                    DATE LOSS                    ADJ                       LOSS % OF
  TOTAL                                            ACTUAL LOSSES      PASSED     MINOR ADJ TO  PASSED    TOTAL LOSS WITH   SCHEDULED
EXPENSES      SERVICING FEES       NET PROCEEDS      PASSED THRU       THRU         TRUST       THRU        ADJUSTMENT      BALANCE
--------      --------------     ---------------  --------------   ------------  ------------- -------   ----------------  ---------

THIS REPORT IS HISTORICAL


-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:








                                  EXHIBIT I-5

                           FORM OF REO STATUS REPORT




       Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2



                                 REO STATUS REPORT
                               as of ________________

                                                                                          (C)
                                                          (A)           (B)              OTHER      (D)
               PROP-      SQ FT OR                      SCHEDULED     TOTAL P&I         ADVANCES     TOTAL    (E)=A+B+C+D CURRENT
  LOAN NUM     ERTY       UNITS/        PAID TO            LOAN        ADVANCES         (TAXES &    EXPENSES    TOTAL     MONTHLY
/CITY & STATE  TYPE        OCC %         DATE            BALANCE       TO DATE          ESCROW)     TO DATE   EXPOSURE      P&I
------------- ------     -------       --------         ----------    ----------        --------    -------- ----------   -------

















(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                  (YTD)                    (F)        (1)               (G)=(92*F)-E
                                  MOST                    MOST     APPRAISAL   TRANSFER LOSS USING
CURRENT                          RECENT                 ACCURATE      BPO       DATE/      92%         REO
INTEREST MATURITY     NOI AS      NOI/        APPRAISAL PROPERTY    INTERNAL   CLOSING   APPRAISAL  ACQUISITION PENDING
  RATE     DATE       OF DATE     DSCR          DATE      VALUE      VALUE      DATE     OR BPO (F)   DATE       OFFERS  COMMENTS
-------- --------     --------  ---------    ---------- ---------   --------   -------- ----------- ----------- -------- -----------
Real Estate Owned



















                                  EXHIBIT I-6

                          FORM OF SERVICER WATCH LIST




          Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2




                                SERVICER WATCH LIST
                              as of __________________





                                                  CURRENT        PAID                %
 LOAN                                              SCHED         THRU  MATURITY   CURRENT
NUMBER     PROPERTY TYPE      CITY    STATE       BALANCE        DATE    DATE       DSC          COMMENT/REASON ON WATCH LIST
------     -------------      ----    -----      ---------      -----  ---------  --------   ------------------------------------

List all loans on watch list and reason sorted in descending balance order.













Total:                                           $




                                  FORM I-7

                 FORM OF OPERATING STATEMENT ANALYSIS REPORT




         Credit Suisse First Boston Mortgage Securities Corp., Series 1997-C2




                      OPERATING STATEMENT ANALYSIS REPORT
                              as of ______________

PROPERTY OVERVIEW
                                ----------------
 CSFB Control Number            |              |
                                ------------------------------
 Current Balance/Paid to Date   |                            |
                                -------------------------------------------------------------------------------------------------
 Property Name                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Type                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Address, City, State  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1993    |     1994    |    1995    |      YTD      |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.

INCOME:

                                                                                          NO. OF MOS.
                                                                                         -------------
 Number of Mos. Annualized                                    PRIOR YEAR    CURRENT YR.  |           |
                                -------------------------------------------------------------------------------------------------
 Period Ended                   | UNDERWRITING |    1993     |   1994      |   1995     |  1996 YTD**   | 1995-BASE | 1995-1994 |
 Statement Classification       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /96  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME          |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                             Servicer

                                ** Servicer wil not be expected to "Normalize" these YTD numbers.

OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 NOI AFTER CAPITAL ITEMS        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (AFTER RESERVES/CAP EXP.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:      |                                                                                               |
                                -------------------------------------------------------------------------------------------------
                                (i.e. operating statements, financial statements, tax
                                return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid 3) Medicare

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS: COMMENT


                                  EXHIBIT J

                                  (RESERVED)


                                   EXHIBIT K

                 FORM OF LOST NOTE AFFIDAVIT

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

   ___________________________, ____________________, being duly sworn, deposes and says:
  1. that he is an authorized signatory of Credit Suisse First Boston Mortgage Capital LLC ("CSFB");
  2. that CSFB is the owner and holder of a mortgage loan in the original principal amount of $__________ secured by a mortgage (the "Mortgage") on the premises known as __________ __________ located in __________;
  3. (a) that CSFB, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original Note has been lost, misfiled, misplaced or destroyed due to a clerical error:
   a Note in the original sum of $__________ made by __________, to CS First Boston Mortgage Capital Corp., under date of __________
   (the "Note");
  4.  that the note is now owned and held by CSFB;
  5. that the Note has not been paid off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;
  6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except CSFB;
  7. upon assignment of the Note by CSFB to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and subsequent assignment by Depositor to the trustee for the Benefit of the Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-C2 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by CSFB to the Trustee) CSFB covenants and agrees (a) promptly to deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of CSFB's or the Depositor's failure to deliver said original Note to the Trustee.

                           CREDIT SUISSE FIRST BOSTON
                           MORTGAGE CAPITAL LLC

                           By:_______________________
                                 Authorized Signatory

Sworn to before me this
_____ day of ________.




                               EXHIBIT L

                    YIELD PROTECTION PAYMENT PERCENTAGES
                         FOR CLASS A-X CERTIFICATES





Distribution Date   Stone Mountain 	Totowa Holiday Inn   Market Post Tower

1/17/98             10.04%                                                26.32%
2/17/98              9.95%                                                26.07%
3/17/98              9.92%                    16.74%                      25.91%
4/17/98              9.83%                                                25.65%
5/17/98              9.76%
6/17/98                                       16.29%
7/17/98
8/17/98
9/17/98                                       15.84%


A blank entry for a given Loan and Distribution Date indicates that no Yield Protection Payment percentage is applicable for such Loan for such Distribution Date.



                                  EXHIBIT M

          FORM OF DRAW REQUEST FROM CVS INTERIM SERVICING AGREEMENT


                      [On file with the Depositor]




                                  EXHIBIT N

   FORM OF CONSTRUCTION LOAN ACCOUNTING REPORTS PURSUANT TO SECTION 3.25(U)


                      [On file with the Depositor]